UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

EQUITABLE HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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EQUITABLE
HOLDINGS

2026

Proxy Statement

and Notice of Annual Meeting of Stockholders

2026

Proxy Statement 2026 and Notice of Annual Meeting of Stockholders

LETTER FROM OUR INDEPENDENT CHAIR

Dear Fellow Stockholder:

On behalf of the Board of Directors, I thank you for your ongoing support of Equitable Holdings and your continued trust in us to oversee the Company on your behalf. I also extend my thanks to our management team and talented employees for their hard work and dedication, which have continued to drive growth and innovation across the Company.

Earlier this year, Equitable Holdings announced a transformational merger of equals with Corebridge Financial that, upon close, will create a new industry leader with unmatched scale, formidable distribution and a diversified portfolio of businesses.

The Board believes the strategic merits of this merger are compelling and appreciates the strong support you demonstrated through your overwhelming approval of the transaction at the July 30 Special Meeting. Together, Equitable Holdings and Corebridge will create one of the largest retirement-focused financial services companies in the U.S., with the capital strength, diversified earnings mix and complementary capabilities to invest for growth, serve clients at every stage of their financial journeys and accelerate long-term value creation for stockholders. Upon close, the combined company will serve more than 10 million customers, with leading positions across each of its core markets.

As the U.S. population ages and retirement needs grow more complex, the Board believes the combined company will be exceptionally positioned to lead the industry in helping more Americans achieve financial security and retire with confidence and dignity.

Looking back on our performance in 2025, I am proud of the team’s work to further strengthen the Company’s balance sheet and invest for the future.

Key accomplishments included the Company’s landmark individual life reinsurance transaction, which significantly reduced mortality exposure and unlocked $2 billion in capital, as well as the Company’s increased ownership stake in AllianceBernstein, enabling the Company to further capture the compelling economics across the Company’s integrated business model. We were also pleased to return an additional $500 million to our stockholders, above our 60-70% payout ratio target, through incremental buybacks.

We extend our gratitude to Bertram L. Scott, who has reached the Board’s mandatory retirement age and will therefore not stand for re-election this year. Bert has been a key contributor to Equitable Holdings’ success since he joined the Board in 2019, and we thank him for his dedicated service to the Company.

I invite you to review this year’s annual meeting proxy statement and vote your shares at our Annual Meeting of Stockholders on September 23, 2026. The proxy statement includes information about the meeting agenda as well as voting and virtual attendance instructions.

Thank you for your continued support and confidence in Equitable Holdings.

Sincerely, Joan Lamm-Tennant Chair of the Board Equitable Holdings, Inc.

August 10, 2026

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

On behalf of the Board of Directors (the “Board”), I cordially invite you to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Equitable Holdings, Inc. to be held via the internet through a virtual web conference at www.virtualshareholdermeeting.com/EQH2026, on September 23, 2026, at 12:00 p.m. Eastern Time.

DATE September 23, 2026 TIME 12:00 p.m., Eastern Time LOCATION www.virtualshareholdermeeting .com/EQH2026	AGENDA At the meeting, stockholders will consider and vote on the following matters: 1. Proposal 1: Election of nine directors for a one-year term ending at the 2027 Annual Meeting of Stockholders; 2. Proposal 2: Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2026; 3. Proposal 3: Advisory vote to approve the compensation paid to our named executive officers; and 4. Any such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

You will be able to attend the Annual Meeting online, vote your shares electronically and submit questions online during the meeting by logging in to www.virtualshareholdermeeting.com/EQH2026 using the 16-digit control number included in your Notice of Internet Availability of the proxy materials, on your proxy card or on any additional voting instructions accompanying these proxy materials. The process for submitting questions during the Annual Meeting is fully described in the accompanying Proxy Statement. We recommend that you log in a few minutes before the meeting to ensure you are logged in when the meeting starts.

We encourage you to vote your shares prior to the Annual Meeting.

Our Board recommends that you vote “FOR” the election of each of the nominees named in Proposal 1 of this Proxy Statement and “FOR” each of Proposals 2 and 3. Information about the matters to be acted upon at the Annual Meeting is contained in the accompanying Proxy Statement.

Voting Your Shares

Stockholders of record holding shares of common stock, par value $0.01 per share, of Equitable Holdings, Inc. (“Shares”) as of the close of business on August 7, 2026 (the “Record Date”), are entitled to vote at the Annual Meeting.

Beneficial owners whose Shares are held at a brokerage firm or by a bank or other nominee should follow the voting instructions that they received from the nominee.

This notice is being delivered to the holders of Shares as of the close of business on August 7, 2026, the record date fixed by the Board for the purposes of determining the stockholders entitled to receive notice of and to vote at the Annual Meeting and constitutes notice of the Annual Meeting under Delaware law. Proxy materials or a Notice of Internet Availability were first made available, sent or given to stockholders on or about August 10, 2026.

Internet

Prior to the Annual Meeting

Please log on to www.proxyvote.com and submit a proxy to vote your Shares by 11:59 p.m., Eastern Time, on September 22, 2026.

During the Annual Meeting

Please log on to www.virtualshareholdermeeting.com/EQH2026 and submit a proxy to vote your Shares during the Annual Meeting beginning at 12:00 p.m., Eastern Time, on September 23, 2026.

Telephone Please call the number on your proxy card until 11:59 p.m., Eastern Time, on September 22, 2026.

Mail

If you received printed copies of the proxy materials, please complete, sign, date and return your proxy card by mail to Vote Processing c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717 so that it is received prior to the Annual Meeting.

By Order of the Board of Directors,

Kurt W. Meyers

Chief Legal Officer and Secretary

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be Held on September 23, 2026.

The accompanying Proxy Statement, our 2025 Annual Report to Stockholders and instructions on how to attend our Annual Meeting are available at https://ir.equitableholdings.com. The Stockholder List will also be available for inspection by appointment during ordinary business hours at the Company’s principal executive offices located at 1345 Avenue of the Americas, New York, NY 10105, during the 10 days prior to the Annual Meeting. To make an appointment, please email corporatesecretary@equitable.com. Any updates or changes relating to the process for inspecting the Stockholder List will be posted on our Investor Relations site, https://ir.equitableholdings.com.

Certain Relationships and Related Person Transactions	99

Security Ownership of Certain Beneficial Owners and Management	101

Delinquent Section 16(a) Reports	104

The Annual Meeting, Voting and Other Information	105

Forward-Looking Statements	111

Appendix A: Non-GAAP Financial Measures	113

Notice of Annual Meeting of Stockholders and 2026 Proxy Statement

CERTAIN IMPORTANT TERMS

Corporate Entities

As used in this Proxy Statement, “we,” “us,” “our” and the “Company” mean Equitable Holdings, Inc. and its consolidated subsidiaries, unless the context refers only to Equitable Holdings, Inc. (which we refer to as “Holdings,” “Equitable Holdings” or “EQH”) as a corporate entity. We also use the following capitalized terms:

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“AB” or “AllianceBernstein” means AB Holding and ABLP. As of December 31, 2025, Holdings and its subsidiaries maintained an approximate 68.3% economic interest in AB.

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“AB Holding” means AllianceBernstein Holding L.P., a Delaware limited partnership.

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“ABLP” means AllianceBernstein L.P., a Delaware limited partnership and the operating partnership for the AB business.

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“Equitable Advisors” means Equitable Advisors, LLC, a Delaware limited liability company, our affiliated retail broker/dealer for our retirement and protection businesses and a wholly-owned indirect subsidiary of Holdings.

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“Equitable America” means Equitable Financial Life Insurance Company of America, an Arizona corporation and a wholly-owned indirect subsidiary of Holdings.

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“Equitable Financial” means Equitable Financial Life Insurance Company, a New York corporation and a wholly-owned indirect subsidiary of Holdings.

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“Equitable Financial Bermuda” means Equitable Financial Bermuda Re, Ltd., a Bermuda limited corporation and a wholly-owned indirect subsidiary of Holdings.

Other Items

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“AB Holding Units” means units representing assignments of beneficial ownership of limited partnership interests in AB Holding.

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“AB Units” means units of limited partnership interests in ABLP.

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“AUA” (or assets under administration) means advisory and brokerage investment assets included in the Company’s Wealth Management segment.

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“AUM” (or assets under management) means investment assets that are managed by one of our subsidiaries and includes: (i) assets managed by AB, (ii) the assets in our General Account investment portfolio and (iii) the separate account assets of our Retirement and Life businesses. Total AUM reflects exclusions between segments to avoid double counting.

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“AUM/A” means assets under management and administration.

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“Certificate of Incorporation” means the Third Amended and Restated Certificate of Incorporation of EQH.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended.

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“FASB” means the Financial Accounting Standards Board.

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“GAAP” means accounting principles generally accepted in the United States of America.

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“General Account” means the assets held in the general accounts of our insurance companies, as well as assets held in our separate accounts on which we bear the investment risk.

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“GMxB” is a general reference to all forms of variable annuity guaranteed benefits, including guaranteed minimum living benefits, or GMLBs (such as guaranteed minimum income benefits, guaranteed minimum withdrawal benefits, and guaranteed minimum accumulation benefits), and guaranteed minimum death benefits, or GMDBs (inclusive of return of premium death benefit guarantees).

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“Independent” means, with respect to a director, that the director is “independent” as determined by the Board in accordance with applicable NYSE and SEC listing standards, rules and regulations unless otherwise indicated.

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“IRR” means internal rate of return.

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“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

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“IPO” means the initial public offering of shares of common stock of Holdings that took place in 2018.

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“Merger Agreement” means the Agreement and Plan of Merger, dated March 26, 2026, by and among EQH, Corebridge Financial, Inc., a Delaware corporation (“Corebridge”), Mountain Holding, Inc., a newly formed Delaware corporation and wholly-owned subsidiary of Corebridge (“HoldCo”), Marcy Holding, Inc., a newly formed Delaware corporation and a wholly-owned subsidiary of HoldCo (“Equitable Merger Sub”), and Palisade Holding, Inc., a newly formed Delaware corporation and a wholly-owned subsidiary of HoldCo (“Corebridge Merger Sub”).

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“NAIC” means the National Association of Insurance Commissioners.

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“Non-GAAP EPS” and “Non-GAAP Operating EPS” mean Non-GAAP operating earnings per share, calculated as described in Appendix A.

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“NYSE” means the New York Stock Exchange.

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“PCAOB” means the Public Company Accounting Oversight Board.

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“RBC” means Risk-Based Capital.

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“RBC ratio” means the ratio of an insurance company’s capital to the minimum amount of capital required for the insurance company to support its operations taking into account its size and risk profile, determined in accordance with rules published by the NAIC.

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“SEC” means the United States Securities and Exchange Commission.

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“Securities Act” means the Securities Act of 1933, as amended.

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“VNB” means Value of New Business.

Notice of Annual Meeting of Stockholders and 2026 Proxy Statement	1

MERGER TRANSACTION AND ANNUAL MEETING DATE

On March 26, 2026, Equitable Holdings, Inc. entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among EQH, Corebridge Financial, Inc., a Delaware corporation, Mountain Holding, Inc., a newly formed Delaware corporation and wholly-owned subsidiary of Corebridge, Marcy Holding, Inc., a newly formed Delaware corporation and a wholly-owned subsidiary of HoldCo, and Palisade Holding, Inc., a newly formed Delaware corporation and a wholly-owned subsidiary of HoldCo.

EQH and Corebridge have agreed, on the terms and subject to the conditions of the Merger Agreement, to effect an all-stock merger transaction to combine their respective businesses by: (a) Corebridge Merger Sub merging with and into Corebridge, with Corebridge surviving such merger as a wholly-owned subsidiary of HoldCo (the “Corebridge Merger”), (b) immediately following the consummation of the Corebridge Merger, Equitable Merger Sub merging with and into EQH, with EQH surviving such merger as a wholly-owned subsidiary of HoldCo (the “Equitable Merger” and, together with the Corebridge Merger, the “Mergers”), and (c) as of the closing of the Mergers (the “Closing”), changing the name of HoldCo to “Equitable Holdings, Inc.”

The Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement (the “Proposed Transaction”) have been unanimously approved by the boards of directors of both companies. On July 30, 2026, stockholders of both Corebridge and EQH voted to approve all proposals required to be approved by stockholders in connection with the Proposed Transaction at their respective special stockholder meetings. The Board determined that the Annual Meeting would be held after the special stockholder meeting on July 30, 2026, and has established September 23, 2026 as the date of the Annual Meeting.

2	Notice of Annual Meeting of Stockholders and 2026 Proxy Statement

Proxy Summary

PROXY SUMMARY

This section summarizes important information contained in this Proxy Statement and in our 2025 Annual Report to Stockholders (the “Annual Report”) but does not contain all the information that you should consider when casting your vote. Please review the entire Proxy Statement and Annual Report carefully before voting.

Proposals for Your Vote

Proposal	Board Recommendation	Page(s)

1. Election of nine directors for a one-year term ending at the 2027 Annual Meeting of Stockholders	FOR each of the Board’s nominees	12

2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2026	FOR	17
3. Advisory vote to approve the compensation paid to our named executive officers (the “Say-on-Pay vote”)	FOR	20

Mission and Strategy

Our mission is to help our clients secure their financial well-being so they can pursue long and fulfilling lives. We have been steadfast in this purpose since our journey began as The Equitable Life Assurance Society over 165 years ago.

We aim to be a trusted partner to our clients by providing advice, products and services that help them navigate complex financial decisions. Our financial strength and the quality of our people, their ingenuity and the service they provide help us build relationships of trust with our clients.

We are one of America’s leading financial services companies and have helped clients prepare for their financial future with confidence since 1859. We have three primary business lines – retirement, asset management and wealth management – that we run through our complementary and well-established principal franchises: Equitable, AllianceBernstein and Equitable Advisors.

Our competitive product offerings, premier distribution platform and investment expertise position us as a leading provider of retirement, asset management, and wealth management solutions for individual and institutional clients.

On March 26, 2026, we announced that we entered into a definitive agreement with Corebridge Financial, Inc., to combine in an all-stock merger. We expect the transaction to create a leading retirement, life, wealth and asset management company with formidable distribution capabilities, enhanced scale and a diversified portfolio of businesses with well-established global brands.

Notice of Annual Meeting of Stockholders and 2026 Proxy Statement	3

Proxy Summary

2025 Business and Financial Performance Highlights

In 2025, we made significant progress on our journey to become a faster-growing and higher return on capital company by enhancing focus on our three core growth engines of Retirement, Asset Management and Wealth Management. The execution of our individual life reinsurance transaction with Reinsurance Group of America (“RGA”) freed $2 billion of capital and reduced our exposure to mortality by 75%. We used the proceeds to increase our ownership stake in AllianceBernstein, invest in growing our Asset and Wealth Management businesses, reduce debt and return additional capital to stockholders, actions which we believe will create a more valuable company. Our business model positions us well to be a long-term winner in each of our core markets. We continue to see strong organic growth momentum in Retirement, Asset Management and Wealth Management, ending the year with a record $1.1 trillion of AUM/A. This bodes well for future growth in earnings and cash flows.

We report financial results across three business segments: Retirement, Asset Management, and Wealth Management. 2025 financial highlights include:

•	Organic cash generation of $1.6 billion in 2025, expected to increase to c.$1.8 billion in 2026.[1]

•	Full year net loss of $1.4 billion and Non-GAAP Operating Earnings of $1.7 billion.[2]

•	Full year net inflows of $5.9 billion in Retirement and $8.4 billion in Wealth Management; net outflows of $11.3 billion in Asset Management.

•	Returned $1.8 billion to stockholders this year, including $1.5 billion of share repurchases and $0.3 billion of dividends.

•

Executed on strategic initiatives including reinsuring 75% of our inforce individual life block to RGA, completing our first Bermuda reinsurance transaction, scaling our fast-growing Wealth Management and AB Private Markets businesses, and delivering on plans to increase investment income and reduce expenses.

$1.8 Billion Returned to Stockholders

in 2025

[1]

Cash generation or cash flow is net annual dividends and distributions to Equitable Holdings from its subsidiaries less annual Holding Company expenses. Organic cash generation of $1.6 billion does not include $1.0 billion of cash generation attributable to proceeds from the individual life transaction with RGA. Financial guidance assumes normal market conditions including 6% equity return, 2% dividend yield and interest rates following the forward curve.

[2]	This is a Non-GAAP measure. More information on this measure and reconciliation to the most comparable U.S. GAAP measure can be found in Appendix A.

4	Notice of Annual Meeting of Stockholders and 2026 Proxy Statement

Proxy Summary

Board of Directors Composition

The fundamental duty of our Board is to oversee the strategy and management of our Company for the benefit of our stockholders. It is essential that the Board be composed of directors who are qualified to conduct this oversight. Accordingly, the Board seeks directors who possess a broad range of skills, expertise and perspectives. The composition of our current Board, as reflected in the tables and charts below, demonstrates our commitment to these principles.

Our nominees are listed below. The Board is nominating nine directors for election at the Annual Meeting for a term ending at the 2027 Annual Meeting of Stockholders (“2027 Annual Meeting”).

Due to Bertram L. Scott’s retirement, he is not standing for re-election at the Annual Meeting and accordingly, his term will expire at the Annual Meeting.

Board Composition Summary

Name	Age	Principal Professional Experience	Independent
Director Nominees			
Joan Lamm-Tennant (Chair)	73	Founder and former Chief Executive Officer of Blue Marble Microinsurance	Yes
Douglas Dachille	62	Chief Investment Officer, American International Group, Inc. (retired)	Yes
Francis Hondal	61	Executive Advisor and President, Loyalty and Engagement, Mastercard Inc, (retired)	Yes
Arlene Isaacs-Lowe	66	Special Advisor and Global Head of Social Responsibility at Moody's Corporation and President of the Moody's Foundation (retired)	Yes
Daniel G. Kaye	72	Partner at Ernst & Young (retired)	Yes
Craig MacKay	63	Senior Advisor at England & Company, LLC	Yes
Mark Pearson	67	President and Chief Executive Officer of Equitable Holdings	No
George Stansfield	66	Deputy Chief Executive Officer and Group General Secretary of AXA S.A.	Yes
Charles G.T. Stonehill	68	Founding Partner of Green & Blue Advisors, LLC	Yes
Non-Continuing Director			
Bertram L. Scott	75	Senior Vice President of Population Health of Novant Health, Inc. (retired)	Yes

The average age of our director nominees is approximately 67.3 years.

Name Age Principal Professional Experience Independent Director Nominees Joan Lamm-Tennant (Chair) 72 Founder and former Chief Executive Officer of Blue Marble Microinsurance Yes Douglas Dachille 60 Chief Investment Officer, American International Group, Inc. (retired) Yes Francis Hondal 60 Executive Advisor and President, Loyalty and Engagement, Mastercard Inc, (retired) Yes Arlene Isaacs-Lowe 65 Special Advisor and Global Head of Social Responsibility at Moodys Corporation and President of the Moodys Foundation (retired) Yes Daniel G. Kaye 70 Partner at Ernst & Young (retired) Yes Craig MacKay 62 Senior Advisor at England & Company, LLC Yes Mark Pearson 66 President and Chief Executive Officer of Equitable Holdings No Bertram L. Scott 74 Senior Vice President of population health of Novant Health, Inc. (retired) Yes George Stansfield 65 Deputy Chief Executive Officer and Group General Secretary of AXA S.A. Yes Charles G.T. Stonehill 67 Founding Partner of Green & Blue Advisors, LLC Yes Yes Non-Continuing Director Bertram L. Scott 75 Senior Vice President of Population Health of Novant Health, Inc. (retired) Yes

Notice of Annual Meeting of Stockholders and 2026 Proxy Statement	5

Proxy Summary

Board Refreshment

The Board seeks to carefully manage its composition to ensure that it remains at all times fit with the necessary skills and experience to oversee the Company’s strategy in an ever-changing competitive environment.

The Nominating and Corporate Governance Committee and Board oversee the annual director renomination process. The Nominating and Corporate Governance Committee has adopted the following processes to ensure the ongoing robustness of the Board’s composition, its refresh and the performance of the Board:

•

An annual assessment of the Board Skills and Experience matrix to ensure it continues to align with EQH strategy, the competitive landscape, the composition of the management team and the external financial, competitive, social, regulatory and technological environment.

•	An annual assessment of the composition of the full Board to ensure that it maintains a balanced tenure profile.

•	An annual assessment of the composition of the Board committees to ensure director skills are matched to committee mandates and that the workload of individual directors is well-balanced.

•	An annual assessment of the performance of the full Board and its committees to ensure that the Board is effectively carrying out its mandate.

•	An annual assessment of the performance of each individual Board member, with this review led by the Board Chair with periodic third-party assistance.

Board Tenure

The Board considers the tenure of our director nominees to help maintain an overall balance of experience, continuity and fresh perspective. The average tenure of an EQH director nominee is approximately 6.8 years and the average tenure of independent director nominees is approximately 5.75 years with five of our nine director nominees having been appointed since 2020.

The Board believes it is important to balance refreshment with the need to retain directors who have developed significant insight into the Company and its operations and who continue to make valuable contributions to the Company that benefit stockholders.

1 new director in January 2025 1 new director in 2023 2 new directors in 2022 9 current director nominees 5 new directors since 2020

6	Notice of Annual Meeting of Stockholders and 2026 Proxy Statement

Proxy Summary

Board Mandatory Retirement Age

Under our Corporate Governance Guidelines, directors are required to retire from the Board when they reach the age of 75; provided that directors elected to the Board prior to their 75th birthday may continue to serve until the annual stockholders meeting coincident with or following their 75th birthday. Directors will not be nominated for election or re-election to the Board after their 75th birthday, although the full Board may nominate candidates over 75 for election or re-election under what it considers special circumstances. The average age of our director nominees is approximately 67.3 years.

Board Size

The Board believes its current size and composition is well suited to ensure that the Board is fit for purpose and that each of the Board’s nominees continues to have the necessary skills and experience to effectively oversee our business.

Board Skills and Experience

The Board seeks directors who possess a broad range of skills, experience, expertise and perspectives that position the Board to effectively oversee the Company’s strategies and risks. Our directors were carefully selected for their mix of skills and expertise, which align with and facilitate effective oversight of the Company’s strategy and significant risks. Our directors possess substantive skills and experience in key areas which are relevant to the Board’s oversight of the Company, including the financial services and insurance industries; senior management; audit and accounting; public company board service; risk management; investments; capital markets; compensation and human resources. The tables below showcase the percentage of our current director nominees possessing each listed skill and provide an individualized breakdown of director qualifications and skills:

Financial Services Senior managers and board members at major financial services companies, including consumer financial services companies and investment banks	Senior Executive Experiences as CEOs, CFOs, COOs, founders, and major business segment leaders

Public Company/Corporate Governance

Experiences as public company board members both at U.S. and international companies, chairing governance committees, and as senior executives with responsibility for governance functions

Audit/Financial Expertise Expertise in understanding and overseeing financial reporting and controls

Risk Management Experiences as senior managers and board members overseeing risk management functions	Insurance Professional backgrounds in the insurance industry and knowledge of insurance products

Finance and Investment Backgrounds in M&A and investment banking, including experience as a senior manager or board member of an investment bank	Legal/Regulatory/Compliance Professional experiences overseeing legal and compliance functions

HR/Talent Experiences directly overseeing HR for major public companies and oversight of talent development and retention as a public company board member	FinTech/Consumer Experiences Backgrounds in emerging financial technologies, expanding access to financial and insurance products and enhancing the customer experience

Notice of Annual Meeting of Stockholders and 2026 Proxy Statement	7

Proxy Summary

  Summary of Director Nominee Qualifications, Skills and Self-Identified

  Gender, Racial and Ethnicity Information

8	Notice of Annual Meeting of Stockholders and 2026 Proxy Statement

Proxy Summary

Director Diversity

The Board believes that a diverse board is better able to effectively oversee our management and strategy and to position the Company to deliver long-term value for our stockholders. Our Board considers diversity, including gender, racial and ethnic diversity, as adding to the overall mix of perspectives of our Board as a whole. The following charts and table present the diversity profile of our director nominees based on self-reported demographics.

Gender Diversity	Racial or Ethnic Diversity	Overall Diversity: 67% of our director nominees are diverse.

Notice of Annual Meeting of Stockholders and 2026 Proxy Statement	9

Proxy Summary

Corporate Governance Highlights

We regularly review our governance strategy and profile to ensure that it reflects the evolving governance landscape and appropriately serves the best interests of the Company and our stockholders. In 2025, the stockholders approved an amendment to our Certificate of Incorporation and By-laws to establish a stockholder special meeting right at a 15% ownership threshold. In 2023, the Board amended the Corporate Governance Guidelines to reduce the number of permitted total public company board appointments for non-executive directors from five to four (for the avoidance of doubt, a public company for purposes of the Guidelines is a company with publicly traded equity and any controlled subsidiaries are not counted separately).

Our corporate governance profile includes:

Shareholder Rights Single class of voting shares Annual election of all directors by majority vote with director resignation requirement No supermajority voting thresholds No poison pill NEW Recommending that stockholders approve Certificate of Incorporation and By-law amendments establishing a shareholder Special meeting right at a 15% ownership threshold Board and Committee Practices Majority independent Board of Directors Independent Chair Independent Audit, Compensation and Talent, Nominating and Corporate Governance, and Finance and Risk committees Annual Board and committee performance evaluations Annual assessment of the performance of each individual director undertaken as part of the Companys annual director renomination and Board refreshment processes and intended to ensure the Board continues to meet the Companys evolving oversight needs Regular engagement with holders representing a significant number of shares outstanding Director mandatory retirement policy (age 75) Director over-boarding policy (no more than four public company boards for non-executive Directors) Environmental, Social and Governance (ESG) Our ESG Data Center includes ESG information aligned with the Sustainability Accounting Standards Board (SASB) standards and Taskforce on Climate-related Financial Disclosures (TCFD) recommendations

10	Notice of Annual Meeting of Stockholders and 2026 Proxy Statement

Proxy Summary

2025 Executive Compensation Highlights

The overriding goal of the EQH Compensation Program continues to be to attract, retain and motivate top-performing executives dedicated to our long-term financial and operational success.

Limited changes to overall program design. Our compensation program consists of a carefully chosen mix of fixed and at-risk components intended to reward long-term value creation, ensure alignment with our long-term financial success and facilitate the attraction, motivation and retention of top talent, as shown under “Program Components.” The program ties the financial interests of our executive management with that of our stockholders and received a high level of support from stockholders (94.3%) in 2025.

Continued focus on pay for performance. The total direct compensation for participants in the EQH Compensation Program continued to align with our pay-for-performance culture in 2025. A substantial majority of a participant’s compensation is contingent on Company performance as well as an assessment of the participant’s overall contribution to that success. Total direct compensation consisted of a mix of fixed (base salary) and variable (annual cash incentive and equity-based awards) components as shown in “2025 Total Direct Compensation.”

Modest adjustments to our Short-Term Incentive Compensation Program (“STIC Program”). Our STIC Program drives short-term (one-year) rewards for participants in the EQH Compensation Program. The current program was established in 2018 and is reviewed on an annual basis to ensure the program design is effective and in line with current public company market standards. There were no changes to the STIC Program metrics or weightings for 2025, with Non-GAAP Operating Earnings, Cash Flow, VNB and Strategic Initiatives each bearing a metric weighting of 25%. For the 2025 STIC Program, we widened the payout range for the VNB metric to +/- 30% of target to reflect market sensitivities and risks outside of management control. Conversely, we narrowed the payout range for the Cash Flow metric to -20%/+15% of target in acknowledgment of greater predictability for this metric.

Continued balance of equity vehicles, with expansion of the Total Stockholder Return (“TSR”) peer group. As in prior years, 2025 annual equity grants consisted of time-based Restricted Stock Units (“RSUs”) (40%) and Performance Shares (60%); with the Performance Share component weighted equally between relative TSR and Non-GAAP EPS performance metrics. For 2025 grants, we updated the TSR peer group to reflect the addition of one new peer company, Reinsurance Group of America (“RGA”), based on financial scope and strongly correlated stock price.

Continued focus on corporate governance. In 2025, we continued to follow good compensation governance practices for executive compensation matters, as shown in “Compensation Governance Practices.”

Important Information Regarding the Meeting Location

The Annual Meeting scheduled for September 23, 2026, at 12:00 pm Eastern Time will be held by means of remote communication. To attend and participate in the Virtual Annual Meeting, stockholders will need to access the live audio webcast of the meeting. To do so, stockholders of record will need to visit www.virtualshareholdermeeting.com/EQH2026 and use their 16-digit control number provided in the Notice to log in to this website, and beneficial owners of shares held in street name will need to follow the instructions provided by the broker, bank or other nominee that holds their shares. We encourage stockholders to log in to this website and access the webcast before the Virtual Annual Meeting’s start time. This website will also have further instructions on how to attend, participate in and vote at the Virtual Annual Meeting.

Notice of Annual Meeting of Stockholders and 2026 Proxy Statement	11

PROPOSAL 1: Election of Directors

PROPOSAL 1: ELECTION OF DIRECTORS

The Board proposes that the following nine nominees be elected at the Annual Meeting, each of whom will hold office until the 2027 Annual Meeting or until their successors are elected or have been qualified: Joan Lamm-Tennant (Chair), Douglas Dachille, Francis A. Hondal, Arlene Isaacs-Lowe, Daniel G. Kaye, Craig MacKay, Mark Pearson, George Stansfield and Charles G.T. Stonehill. However, if the Proposed Transaction is completed prior to the 2027 Annual Meeting, their term will expire at closing of the Proposed Transaction. Each of the nominees is currently a director of the Company, and each has consented to being named in this Proxy Statement and agreed to serve if elected. The Board believes that each of these nominees continues to have the necessary skills and experience to effectively oversee our business.

A biography of each director nominee and a description of each director’s skills and qualifications follow this proposal.

The Board recommends that you vote FOR the election of each of Joan Lamm-Tennant, Douglas Dachille, Francis A. Hondal, Arlene Isaacs-Lowe, Daniel G. Kaye, Craig MacKay, Mark Pearson, George Stansfield and Charles G.T. Stonehill.

Unless otherwise instructed, the proxyholders will vote proxies FOR the nominees of the Board. The Board has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. However, if any of the Board’s nominees should become unable for any reason or unwilling for good cause to serve as a director at any point before the Annual Meeting or any adjournment or postponement of the meeting, the Board may reduce the size of the Board or nominate another candidate for election as a director. If the Board nominates a new candidate, the proxyholders will use their discretion to vote for that candidate.

Nominees for Election as Directors for a Term Expiring in 2027

Joan Lamm-Tennant, Independent Chair of the Board of Directors

Director since: 2020 Age: 73 Committees Executive (Chair)

Professional Experience: Ms. Lamm-Tennant has been a director since January 2020 and Independent Chair of the Board since October 2021. Ms. Lamm-Tennant founded Blue Marble Microinsurance and served as its CEO from 2015 to 2020. She was also previously Adjunct Professor, International Business at The Wharton School of the University of Pennsylvania from 2006 to 2015, and a Professor of Finance at Villanova University from 1989 to 2000. Ms. Lamm-Tennant has served in a series of senior leadership positions in the insurance industry during her career, including as Head of Enterprise Risk Management and Advisor to the Chief Risk Officer at Marsh & McLennan Companies, Inc., Global Chief Economist and Risk Strategist at Guy Carpenter, and President of a Risk and Capital Advisory unit advising global clients of General Reinsurance.

Skills and Qualifications: Significant insurance industry, fintech, finance and management expertise, as well as academic experience, having held global business leadership roles and having had a distinguished career as a professor of finance and economics; expertise as an audit committee financial expert; experience as a director of other public companies.

Other Public Company Directorships: Octave Specialty Group, Inc. (NYSE: OSG), formerly Ambac Financial Group, Inc., and Element Fleet Management Corp (TSX: EFN)

Other Equitable Holdings

Franchise Directorships: Equitable Financial (2020-), Equitable America (2020-), AllianceBernstein Corporation (2021-)

12	Notice of Annual Meeting of Stockholders and 2026 Proxy Statement

PROPOSAL 1: Election of Directors

Douglas Dachille, Independent Director

Director since: 2025 Age: 62 Committees: Finance and Risk

Professional Experience: Mr. Dachille joined the Board in January 2025. Mr. Dachille has been the Managing Member at Non-Canonical Capital Management since June 2021 and the Chief Investment Officer at Legacy Liability Solutions, LLC since April 2023. Mr. Dachille most recently served as the Chief Investment Officer at American International Group Inc. (AIG) from 2015 until 2021, overseeing its (then) $350 billion portfolio and playing a crucial role in the company’s financial recovery. He co-founded First Principles Capital Management, an institutional fixed income asset manager, and served as its CEO prior to its acquisition by AIG. Prior to that, he was the President and COO of Zurich Capital Markets and held various leadership roles at J.P. Morgan Chase, including Global Head of Proprietary Trading and Co-Treasurer. Mr. Dachille brings to the Board extensive expertise in complex corporate transactions, corporate governance and capital management.

Skills and Qualifications: Expertise and distinguished track record of success in the financial services industry and over 30 years’ experience in capital markets; balance sheet management; risk management, senior executive experience; insurance experience; experience as a director of other public companies.

Other Public Company Directorships: BridgeBio Pharma, Inc. (NASDAQ: BBIO) and PNC Financial Services Group, Inc. (NYSE: PNC)

Other Equitable Holdings

Franchise Directorships: Equitable Financial (2025-), Equitable America (2025-)

Francis A. Hondal, Independent Director

Director since: 2020 Age: 61 Committees: Compensation and Talent Finance and Risk

Professional Experience: Ms. Hondal joined the Board in September 2020. Until December 31, 2022, she held the position of Executive Advisor and member of the management committee of Mastercard Inc., and previously served in a variety of senior leadership positions having first joined Mastercard in 2011, including as President, Loyalty and Engagement (2018 to 2022); Executive Vice President of Loyalty, Marketing and Digital Services (2017); Executive Vice President, Global Credit and Global Loyalty Solutions (2015 to 2017); and Group Executive, Global Products and Solutions, Latin America and Caribbean (2011 to 2015). Previously, she was the Founder of Increventi Corp., an international business development and marketing consultancy, and enjoyed a 17-year career at American Express where she held various senior level regional and global general management roles within Consumer Products, Insurance and Finance. She began her professional career at Barnett Bank of Florida, as a Corporate Banking Officer, specializing in business development across various industries.

Skills and Qualifications: Expertise in consumer financial products, customer experiences; finance, marketing, and international and general management; extensive senior leadership experience in the financial services industry.

Other Public Company Directorships: Bath & Body Works, Inc. (NYSE: BBWI) (f/k/a L Brands, Inc.)

Other Equitable Holdings

Franchise Directorships: Equitable Financial (2020-), Equitable America (2020-)

Notice of Annual Meeting of Stockholders and 2026 Proxy Statement	13

PROPOSAL 1: Election of Directors

Arlene Isaacs-Lowe, Independent Director

Director since: 2022 Age: 66 Committees: Audit Compensation and Talent Nominating and Corporate Governance

Professional Experience: Ms. Isaacs-Lowe has been a director since July 2022. She joined the Board after having spent almost four decades as a respected global leader in driving growth and profitability for major firms throughout the financial services sector. During her nearly 25-year career at Moody’s, Ms. Isaacs-Lowe most recently served as Special Advisor to the Executive Leadership Team (2021-2022), having previously served as Global Head of Corporate and Social Responsibility and as President of The Moody’s Foundation (2017-2021). She also led business development and client relationship management efforts for Moody’s Investors Service Commercial operations teams across Europe, the Middle East and Africa and for Moody’s Financial Institutions, Real Estate, Public, and Project and Infrastructure Finance franchises in the U.S. Prior to joining Moody’s, Ms. Isaacs-Lowe served as CFO of Equinox Realty Advisors, a boutique real estate investment advisory firm and was a portfolio manager for MetLife Realty Group.

Ms. Isaacs-Lowe brings to the Board her knowledge of investment management, capital markets and expertise in enterprise risk management, building multi-disciplinary teams and integrating environmental, social and governance strategies that drive long-term value.

Skills and Qualifications: Expertise as an audit committee financial expert. Extensive senior leadership experience in the financial services industry honed over a nearly 40-year career.

Other Public Company Directorships: Xenia Hotels & Resorts, Inc. (NYSE: XHR) and Compass Group PLC (LSE: CPG)

Other Equitable Holdings

Franchise Directorships: Equitable Financial (2022-), Equitable America (2022-)

Daniel G. Kaye, Independent Director

Director since: 2018 Age: 72 Committees: Audit (Chair) Nominating and Corporate Governance (Chair)

Professional Experience: Mr. Kaye has been a director since 2018. From 2013 to 2014, Mr. Kaye served as Interim Chief Financial Officer and Treasurer of HealthEast Care System (“HealthEast”). Prior to joining HealthEast, Mr. Kaye spent 35 years with Ernst & Young LLP (“Ernst & Young”) from which he retired in 2012. Throughout his time at Ernst & Young, where he was an audit partner for 25 years primarily serving the financial services industry, Mr. Kaye enjoyed a track record of increasing leadership and responsibilities, including serving as the New England Managing Partner and the Midwest Managing Partner of Assurance.

Skills and Qualifications: Certified Public Accountant and National Association of Corporate Directors (NACD) Board Leadership Fellow; expertise as an audit committee financial expert; extensive financial services and insurance industry experience; extensive knowledge and experience in accounting, auditing and financial matters developed through leadership roles at Ernst & Young and HealthEast and as a director of Holdings, and CME.

Other Public Company Directorships: CME Group, Inc. (NASDAQ: CME)

Other Equitable Holdings

Franchise Directorships: Equitable Financial (2015-), Equitable America (2015-), AllianceBernstein Corporation (2017-)

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PROPOSAL 1: Election of Directors

Craig MacKay, Independent Director

Director since: 2022 Age: 63 Committees: Audit Finance and Risk

Professional Experience: Mr. MacKay has been a director since June 2022. His extensive experience in private finance and governance spans over three decades, including dozens of acquisition financings, leveraged recapitalizations and refinancings across a broad spectrum of industries including financial services, business services, retail and technology. Mr. MacKay is currently a Senior Advisor at England & Company LLC, an independent investment bank where he previously served as a Partner from 2012 until his retirement in 2022. Mr. MacKay previously headed the Private Finance and High Yield Capital Markets Origination Groups at SunTrust Robinson Humphrey. He was also the founder and managing member of HNY Associates, LLC, an investment banking boutique. Mr. MacKay began his professional experience at Bankers Trust Company and holds degrees from The Wharton School at The University of Pennsylvania (BS, MBA).

Skills and Qualifications: Expertise as an audit committee financial expert; extensive finance, investment, and management expertise; fintech/consumer, risk management, senior executive, corporate governance and talent development experience as well as experience as a director of other public reporting companies.

Other Public Company Directorships: Carver Bancorp, Inc. (NASDAQ: CARV), where he previously served as Interim President & CEO (from October 1, 2023, until November 1, 2024); and currently serves as Independent Trustee of the Pioneer Funds, the U.S. funds managed by Amundi Asset Management US, Inc.

Other Equitable Holdings

Franchise Directorships: Equitable Financial (2022-), Equitable America (2022-)

Mark Pearson

Director since: 2011 Age: 67 Committees: Executive

Professional Experience: Mr. Pearson has been a director and served as our President and Chief Executive Officer since 2011. From 2008 to 2011, he was the President and CEO of AXA Japan Holding Co. Ltd. (“AXA Japan”). Mr. Pearson joined AXA in 1995 with the acquisition of National Mutual Holdings and was appointed Regional Chief Executive of AXA Asia Life in 2001. Before joining AXA, Mr. Pearson spent approximately 20 years in the insurance sector, assuming several senior manager positions at Hill Samuel, Schroders, National Mutual Holdings and Friends Provident. Mr. Pearson is a Fellow of the Chartered Association of Certified Accountants. Mr. Pearson also serves as CEO of each of Equitable Financial and Equitable America.

Skills and Qualifications: Diverse financial services experience developed through service as an executive, including as President and CEO of Holdings and CEO of AXA Japan and other AXA affiliates; extensive global insurance industry experience.

Other Equitable Holdings

Franchise Directorships: Equitable Financial (2011-), Equitable America (2011-), AllianceBernstein Corporation (2011-)

Notice of Annual Meeting of Stockholders and 2026 Proxy Statement	15

PROPOSAL 1: Election of Directors

George Stansfield, Independent Director
Director since: 2017 Age: 66 Committees: Compensation and Talent (Chair) Nominating and Corporate Governance Finance and Risk

Professional Experience: Mr. Stansfield has been a director since 2017. Mr. Stansfield has been Deputy Chief Executive Officer (Directeur Général Adjoint) of AXA since 2017, and since 2016, he has been Group General Secretary and a member of AXA’s Management Committee. Previously, he served as AXA’s Head of Group Human Resources and Group General Counsel.

Skills and Qualifications: Extensive experience and knowledge and key leadership skills developed through service as an executive, including experience as AXA’s Group General Secretary and Head of Group Human Resources and perspective as a member of AXA’s Management Committee.

Other Public Company Directorships: Various directorships within AXA, including as Chairman of AXA France, Chair of the Supervisory Board of GIE AXA (France), Chair of the Advisory Council of Atlantic Vantage Point Capital and director or Management Committee member of AXA ASIA (France), AXA Holdings Japan and AXA Foundation for Human Progress

Other Equitable Holdings

Franchise Directorships: Equitable Financial (2017-), Equitable America (2017-)

Charles G.T. Stonehill, Independent Director
Director since: 2018 Age: 68 Committees: Executive Finance and Risk (Chair)

Professional Experience: Mr. Stonehill has been a director since 2018. Mr. Stonehill is currently Founding Partner of Green & Blue Advisors LLC, a position he has held since 2011. During his extensive financial services career, Mr. Stonehill has held senior leadership positions with Lazard Frères & Co., LLC, Credit Suisse First Boston, Morgan Stanley & Co. and JPMorgan.

Skills and Qualifications: Expertise and distinguished track record of success in the financial services industry and over 40 years’ experience in energy markets, investment banking and capital markets; experience as a director of other public companies.

Other Public Company Directorships: Previously served as a director of Julius Baer Group Ltd. and Bank Julius Baer & Co. Ltd., and currently serves as a member of the Supervisory Board of Deutsche Börse AG (OTCMKTS: DBOEY)

Other Equitable Holdings

Franchise Directorships: Equitable Financial (2017-), Equitable America (2017-18, 2019-), AllianceBernstein Corporation (2019-)

16	Notice of Annual Meeting of Stockholders and 2026 Proxy Statement

PROPOSAL 2: Ratification of Appointment of Independent Registered Public Accounting Firm

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm (“independent auditor”) and annually evaluates the independent auditor’s qualifications, performance and independence.

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent auditor for the fiscal year ending December 31, 2026. PwC has served as the independent auditor for the Company since 1993. PwC’s background knowledge of the Company, combined with its industry expertise, has enabled it to carry out its audits of our financial statements and the effectiveness of our internal controls over financial reporting with effectiveness and efficiency. The members of the Audit Committee believe that the continued retention of PwC as our independent auditor is in the best interest of Holdings and its stockholders. In determining whether to reappoint PwC, the Audit Committee considered factors such as:

•	PwC’s independence and objectivity;

•	PwC’s and the lead engagement partner’s capability and expertise in handling the breadth and complexity of our operations;

•	PwC’s tenure as independent auditor for the Company and institutional knowledge of our business and operations, accounting policies and financial systems, and internal control framework;

•	historical and recent performance of PwC, including the extent and quality of communications with members of the Audit Committee;

•	the appropriateness of PwC’s fees for audit and non-audit services; and

•	the impact of a change in the independent auditor.

The Audit Committee is involved in the selection of PwC’s lead engagement partner and ensures that the lead partner’s engagement is limited to no more than five consecutive years of service (in accordance with SEC rules). The current lead engagement partner commencing with the start of the audit of the 2023 financial statements was selected in 2021 following a process which allowed for the consideration of multiple candidates. The lead engagement partner is eligible to serve in this capacity through the completion of the audit of the 2027 financial statements.

We request that our stockholders ratify the appointment of PwC as our independent auditor for fiscal year 2026. If the stockholders do not ratify such appointment, the Audit Committee will take note and may reconsider its retention of PwC. If such appointment is ratified, the Audit Committee will still have the discretion to replace PwC at any time during the year. Representatives of PwC are expected to be present at the Annual Meeting and will have the opportunity to make a statement. They will also be available to respond to questions from stockholders regarding their audit of our consolidated financial statements for fiscal year 2025.

The Board recommends that stockholders vote FOR the ratification of the appointment of PwC as our independent registered public accounting firm for fiscal year 2026.

Notice of Annual Meeting of Stockholders and 2026 Proxy Statement	17

PROPOSAL 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Fees Paid to PricewaterhouseCoopers LLP

The following table sets forth the fees paid by the Company to PwC for professional services rendered for the fiscal year ended December 31, 2025. Audit amounts are presented on an accrual basis and cover services performed for the year under audit, regardless of the calendar year in which they were performed. All other fees are presented on an as incurred basis.

Fees (in Millions)	2025	2024
Audit Fees(1)	$18.3	$18.7
Audit-Related Fees(2)	$3.5	$3.6
Tax Fees(3)	$2.4	$2.3
All Other Fees(4)	$0.2	$0.1
Total	$24.50	$24.72

(1)

Audit Fees. Fees and related expenses billed for annual financial statement audits, and quarterly review services that are customary for the independent auditor to render an opinion. The amounts also include audit fees of $6.4 million for 2025 and 2024, respectively, that were paid directly by AB to PwC.

(2)

Audit-Related Fees. Fees and related expenses billed for assurance and related services that are reasonably related to the audit or review of the Company’s financial statements and for other services that are traditionally performed by the independent auditor. These services include employee benefit plan audits, due diligence procedures, comfort letters and accounting advisory services. The amounts also include audit- related fees and related expenses of $2.3 million and $2.0 million for 2025 and 2024, respectively, that were paid directly by AB to PwC.

(3)

Tax Fees. Fees and related expenses billed for permitted tax services, including tax compliance, tax advice, and tax planning and preparation. The amounts also include tax fees of $1.8 million for 2025 and 2024, respectively, which were paid directly by AB to PwC.

(4)	All Other Fees. Fees and related expenses billed for other permitted non-audit services.

Audit Committee Pre-Approval Policy

The charter of the Audit Committee requires its pre-approval of all audit and permitted non-audit services provided to the Company by the independent auditor to ensure that the provision of such services does not impair the auditor’s independence. Accordingly, the Audit Committee has adopted the Equitable Holdings, Inc. Audit Committee Pre-Approval of Independent Auditors Services Policy (the “Pre-Approval Policy”) which sets forth pre-approval procedures. Pursuant to the Pre-Approval Policy, the committee will pre-approve the annual audit services and may also pre-approve audit-related, tax and permissible non-audit services that it believes would not impair the independence of the auditor.

The Pre-Approval Policy delegates authority to the Audit Committee of the Board of Directors of AllianceBernstein, which consists entirely of Independent directors and for which Director Stonehill serves as Chair, to pre-approve audit and non-audit services provided to AB. In addition, the Pre-Approval Policy delegates authority to the Audit Committee Chair to pre-approve audit and non-audit services provided to the Company where the amounts involved do not exceed $200,000. Each quarter, the specific details and related fees for the audit and non-audit service projects completed in the prior quarter and any pre-approval decisions made pursuant to delegated authority under the Pre-Approval Policy are reported to the Audit Committee.

Audit Committee Report

The Audit Committee operates under a written charter adopted by the Board. The Audit Committee currently consists of three directors, each of whom are Independent directors (Daniel G. Kaye, Arlene Isaacs-Lowe, and Craig MacKay).

The Board has determined that all three members of the Audit Committee have the requisite experience to be designated an audit committee financial expert as such term is defined under Item 407(d)(5) of Regulation S-K under the Securities Act and the applicable standards of the NYSE.

Management is responsible for the preparation and presentation of the Company’s financial statements and the reporting process, for its accounting policies and procedures, and for the establishment of effective internal controls and procedures.

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PROPOSAL 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The primary duties of the Audit Committee are to (i) assist the Board in overseeing (a) the quality and integrity of our financial statements, (b) our systems of internal control over financial reporting, (c) the qualifications, independence and performance of our independent auditor, (d) our accounting, financial and external reporting policies and practices, (e) the performance of our internal audit function and (f) our compliance with legal and regulatory requirements, including without limitation any requirements promulgated by PCAOB and FASB; (ii) prepare the report of the Audit Committee required to be included in our annual proxy statement; and (iii) exercise an oversight function, as contemplated by the Implementation Guide of the National Association of Insurance Commissioners for the Annual Financial Reporting Model Regulation, over the statutory financial reporting (or other accepted financial reporting practice permitted by the applicable regulator) of certain insurance and captive reinsurance company subsidiaries.

The independent auditor is responsible for performing an independent audit of our financial statements and, as required, our internal control over financial reporting, in each case, in accordance with standards established by the PCAOB, and the independent auditor issues a report with respect to the audit. This report includes critical audit matters, which are audit matters that were communicated or required to be communicated to the Audit Committee that (i) relate to accounts or disclosures that are material to our financial statements and that (ii) involve especially challenging, subjective, or complex auditor judgment. The independent auditor must also express an opinion as to the conformity of our financial statements with generally accepted accounting principles and the effectiveness of our internal control over financial reporting. The independent auditor regularly affirms to the Audit Committee that it remains independent from the Company. The Audit Committee regularly meets with the independent auditor, both in general session and in executive session, to discuss our financial reporting processes, internal control over financial reporting, disclosure controls and procedures, required communications to the Audit Committee, the critical audit matters arising from the current period audit of the financial statements, fraud risks and any other matters that the Committee or the independent auditor deem appropriate.

More information on the Audit Committee and its responsibilities is included in the Audit Committee Charter available on our website at https://ir.equitableholdings.com.

In the performance of its oversight function, the Audit Committee has reviewed and discussed our audited consolidated financial statements for fiscal year 2025 with each of management and the independent auditor. The Audit Committee and the independent auditor have also discussed the matters required to be discussed by them under the applicable rules of the PCAOB. Each year management and the Audit Committee undertake a formal evaluation of the independent auditor and meet with auditor to share ideas on improving the effectiveness and efficiency of the audit process. The Audit Committee also received from our independent auditor those written disclosures and letters required by the applicable rules of the PCAOB, as currently in effect, regarding the firm’s communications with the Audit Committee relating to independence, and it has discussed the independent auditor’s independence and qualifications with the independent auditor.

Based on the review and discussions described in this Audit Committee Report, the Audit Committee recommended to the Board that the audited financial statements for fiscal year 2025 be included in our Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.

Audit Committee

Daniel G. Kaye (Chair)

Arlene Isaacs-Lowe

Craig MacKay

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PROPOSAL 3: Advisory Vote on Executive Compensation

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are providing our stockholders with a non-binding advisory vote on the compensation paid to our named executive officers. This advisory vote is also referred to as the “say-on-pay” advisory vote. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Details on our compensation approach are described in the Compensation Discussion and Analysis and the accompanying compensation tables and narrative discussion.

The Compensation and Talent Committee has implemented an executive compensation program that is intended to align the interests of our executive officers with those of our stockholders. A substantial majority of our named executive officers’ compensation is in the form of variable, at-risk compensation that requires us to achieve performance objectives that are intended to create long-term stockholder value. Furthermore, we align our executives’ interests with those of our stockholders by utilizing metrics in our short- and long-term incentive programs that are tied to performance outcomes that will enhance stockholder value.

We are asking stockholders to approve the following resolution:

RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure, is hereby APPROVED.

We believe it is important to understand the views of our stockholders with respect to how we compensate our named executive officers. Although this vote is advisory, the Compensation and Talent Committee intends to consider the results of the vote, as well as other relevant factors, as part of its ongoing oversight of our executive compensation program.

The Board recommends that stockholders vote FOR the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement.

20	Notice of Annual Meeting of Stockholders and 2026 Proxy Statement

Executive Compensation

EXECUTIVE COMPENSATION

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Executive Compensation

2025 Performance Highlights

OUR BUSINESS

We are one of America’s leading financial services companies and our mission is to help our clients secure their financial well-being so they can pursue long and fulfilling lives. We have been steadfast in this purpose since our journey began as The Equitable Life Assurance Society over 165 years ago. In 2025, we reported financial results across three business segments: Retirement, Asset Management and Wealth Management.

2025 PERFORMANCE

In 2025, we delivered solid operating performance across our business segments and continued to consistently return capital to stockholders through a period of economic uncertainty and volatile markets. 2025 financial highlights include:

•	Organic cash generation of $1.6 billion in 2025, expected to increase to c.$1.8 billion in 2026.[3]

•	Full year net loss of $1.4 billion and Non-GAAP Operating Earnings of $1.7 billion.[4]

•	Full year net inflows of $5.9 billion in Retirement and $8.4 billion in Wealth Management; net outflows of $11.3 billion in Asset Management.

•	Returned $1.8 billion to stockholders this year, including $1.5 billion of share repurchases and $0.3 billion of dividends.

•

Executed on strategic initiatives including reinsuring 75% of our inforce individual life block to RGA, completing our first Bermuda reinsurance transaction, scaling our fast-growing Wealth Management and AB Private Markets businesses, and delivering on plans to increase investment income and reduce expenses.

[3]	Cash generation or cash flow is the net annual dividends and distributions to Equitable Holdings from its subsidiaries less annual Holding Company expenses.
[4]	This is a Non-GAAP measure. More information on this measure and reconciliation to the most comparable U.S. GAAP measures can be found in Appendix A.

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Executive Compensation

 Net Income (loss) of $1.4 billion and Non-GAAP Operating Earnings of $1.7 billion.

 Assets under management and administration (“AUM/A”) of $1.1 billion, up 10% year-over-year.

 Returned $1.8 billion to stockholders in the form of dividends and share repurchases for 2025.

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Executive Compensation

 Delivered positive net flows in our core businesses

•	Retirement reported full year net inflows of $5.9 billion and first year premiums of $22.4 billion were up 11% over the prior year.

•	Asset Management (AllianceBernstein) reported full year net outflows of $11.3 billion, which includes $4 billion of low-fee outflows related to the RGA transaction.

•	Wealth Management reported full year advisory net inflows of $8.4 billion, with total assets under administration reaching $122 billion.

Important Note: This Proxy Statement includes certain Non-GAAP financial measures which are used as performance measures in our incentive compensation programs, including Non-GAAP Operating Earnings. More information on these measures and a reconciliation of Non-GAAP Operating Earnings to the most comparable U.S. GAAP measure can be found in Appendix A.

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Executive Compensation

2025 Executive Compensation Highlights

The overriding goal of the EQH Compensation Program continues to be to attract, retain and motivate top-performing executives dedicated to our long-term financial and operational success.

Executive Summary

Limited changes to overall program design. Our compensation program consists of a carefully chosen mix of fixed and at-risk components intended to reward long-term value creation, ensure alignment with our long-term financial success and facilitate the attraction, motivation and retention of top talent, as shown under “Program Components.” The program ties the financial interests of our executive management with that of our stockholders and received a high level of support from stockholders (94.3%) in 2025.

Continued focus on pay for performance. The total direct compensation for participants in the EQH Compensation Program continued to align with our pay-for-performance culture in 2025. A substantial majority of a participant’s compensation is contingent on Company performance as well as an assessment of the participant’s overall contribution to that success. Total direct compensation consisted of a mix of fixed (base salary) and variable (annual cash incentive and equity-based awards) components as shown in “2025 Total Direct Compensation.”

Modest adjustments to our Short-Term Incentive Compensation Program (“STIC Program”). Our STIC Program drives short-term (one-year) rewards for participants in the EQH Compensation Program. The current program was established in 2018 and is reviewed on an annual basis to ensure the program design is effective and in line with current public company market standards. There were no changes to the STIC Program metrics or weightings for 2025, with Non-GAAP Operating Earnings, Cash Flow, VNB and Strategic Initiatives each bearing a metric weighting of 25%. For the 2025 STIC Program, we widened the payout range for the VNB metric to +/- 30% of target to reflect market sensitivities outside of management control. Conversely, we narrowed the payout range for the Cash Flow metric to -20%/+15% of target in acknowledgment of greater predictability for this metric.

Continued balance of equity vehicles, with expansion of the Total Stockholder Return (“TSR”) peer group. As in prior years, 2025 annual equity grants consisted of time-based Restricted Stock Units (“RSUs”) (40%) and Performance Shares (60%); with the Performance Share component weighted equally between relative TSR and Non-GAAP EPS performance metrics. For 2025 grants, we updated the TSR peer group to reflect the addition of one new peer company, Reinsurance Group of America (“RGA”), based on financial scope and strongly correlated stock price.

Continued focus on corporate governance. In 2025, we continued to follow good compensation governance practices for executive compensation matters, as shown in “Compensation Governance Practices.”

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Executive Compensation

2025 Total Direct Compensation

The following charts reflect the pay mix for our CEO and the average pay mix for the other participants in the 2025 EQH Compensation Program.

CEO Compensation

Fkxed 7% Salary 7% STIC 20% Long-Term Incentive 73% At Risk 93%

Other MC Compensation

Fkxed 16% Salary 16% Short-Term Incentive 32% Long-Term Incentive 52% At Risk 84%

26	Notice of Annual Meeting of Stockholders and 2026 Proxy Statement

Executive Compensation

Program Components

Component	Description	Purpose

Total Direct Compensation

Base Salary	Fixed compensation based on a variety of factors reflecting career experience, scope of responsibilities and individual performance	Fairly and competitively compensate executives for their positions and the scope of their responsibilities

Short-Term Incentive Compensation	Variable annual cash incentive award determined based on performance relative to corporate and individual goals	Focus executives on annual corporate and business unit goals that, when attained, drive our success

Equity-Based Awards	Variable awards consisting of equity grants subject to performance and time-based vesting requirements determined based on the importance of retention, market data and other factors	Reward stockholder value creation and ensure alignment with our long-term financial success

Other Compensation and Benefits

Retirement, Health and Welfare and other Plans and Programs	Retirement savings, financial protection and other compensation and benefits providing long-term financial support and security for employees	Attract and retain high caliber executives by offering programs to all employees that assist with long-term financial support and security

Termination Benefits

Severance Benefits	Temporary income payments and other benefits for certain terminations of employment	Provide competitive total compensation packages
Change-in-Control Benefits	Benefits in the event of a termination related to a change in control	Retain executives and incent efforts to maximize stockholder value during a change in control

Notice of Annual Meeting of Stockholders and 2026 Proxy Statement	27

Executive Compensation

Compensation Governance Practices

We are committed to reviewing our program each year to ensure that it reflects stockholder feedback and continues to comport with strong governance principles, incentivizes excellent performance and aligns executives’ financial interests with those of our stockholders.

What We Do	What We Don’t Do

✓ Link a substantial majority of executive pay to performance criteria

✓ Require executives and directors to meet stock ownership guidelines

✓ Require clawbacks for incentive awards, including for conduct that causes reputational harm

✓ Provide equity-based awards that are balanced between full value awards and performance-based awards

✓ Provide the majority of long-term incentive awards in Performance Shares

✓ Provide that all long-term incentive awards are granted and settled in equity

✓ Receive advice from an independent consultant

✓ Require a minimum vesting period of at least one year for annual equity-based awards to executives

✓ Use a balanced mix of performance metrics to mitigate risk

✗ Reprice underwater stock options without stockholder approval

✗ Allow executives and directors to hedge or pledge Company securities

✗ Provide dividends or dividend equivalents with respect to stock options

✗ Provide executives with excessive perquisites

✗ Provide multi-year guaranteed incentive awards

✗ Provide excise tax gross-ups upon change in control

✗ Provide “single trigger” vesting of change in control benefits

✗ Allow liberal share recycling under our active equity plan

28	Notice of Annual Meeting of Stockholders and 2026 Proxy Statement

Executive Compensation

Compensation Discussion and Analysis

Our 2025 Named Executive Officers are:

Mark Pearson President and Chief Executive Officer	Robin M. Raju Chief Financial Officer	Jeffrey J. Hurd Chief Operating Officer	Nick Lane President of Equitable Financial	Seth Bernstein Head of Asset Management

As President and Chief Executive Officer of Holdings, Mr. Pearson is responsible for the business strategy and operations of the Company. The other 2025 Named Executive Officers assist him in his oversight of the Company as members of the Holdings Management Committee (the “Management Committee”). In addition to their responsibilities as members of the Management Committee, Messrs. Raju, Hurd and Lane are responsible for day-to-day management of various functions for our retirement and protection businesses as executives of Equitable Financial and Equitable America while Mr. Bernstein is responsible for day-to-day management of our publicly traded asset management business as the Chief Executive Officer of AB.

Messrs. Pearson, Raju, Hurd and Lane participate in the EQH Compensation Program (collectively, the “EQH Program Participants”). AB maintains its own plans and programs as a publicly traded company; as such, Mr. Bernstein participates in AB’s executive compensation program rather than the EQH Compensation Program. Mr. Bernstein also received an equity grant under the EQH 2025 Equity Program in connection with his membership on the EQH Management Committee. AB Executive compensation is overseen by the AB Board and AB Compensation and Workplace Practices Committee as further described below.

EQH COMPENSATION PROGRAM

Compensation Philosophy

The overriding goal of the EQH Compensation Program is to attract, retain and motivate top-performing executives dedicated to our long-term financial and operational success. To achieve this goal, the program incorporates metrics to measure our success and fosters a pay-for-performance culture by:

•	providing total compensation opportunities competitive with the levels of total compensation available at the companies with which we most directly compete for talent;

•	making performance-based variable compensation the principal component of executive pay to ensure that the financial success of executives is based on corporate financial and operational success;

•

setting performance objectives and targets for variable compensation arrangements that provide individual executives with the opportunity to earn above-target compensation by achieving above-target results;

•

establishing equity-based arrangements that align executives’ financial interests with those of our stockholders by ensuring the executives have a material financial stake in Holdings’ common stock; and

•	structuring compensation packages and outcomes to foster internal equity.

Compensation Decision-Making Process

Roles and Responsibilities

The Compensation and Talent Committee is responsible for general oversight of our compensation programs and is further responsible for discharging the Board’s responsibilities relating to compensation of our executives including:

•	reviewing and approving corporate goals and objectives relevant to the compensation of the executives;

•	evaluating the executives’ performance in light of those goals and objectives and determining their compensation level based on this evaluation; and

•	reviewing and approving all compensation arrangements with executives.

Notice of Annual Meeting of Stockholders and 2026 Proxy Statement	29

Executive Compensation

The Compensation and Talent Committee is supported in its work by the Chief Executive Officer, our Human Resources Department and Meridian Compensation Partners (“Meridian”), the Compensation and Talent Committee’s independent compensation consultant for 2025. Other than the Chief Executive Officer, no Named Executive Officer plays a decision-making role in determining the compensation of any other Named Executive Officer. Mr. Hurd plays an administrative role as described in the table below.

Roles and Responsibilities
Chief Executive Officer

As Chief Executive Officer of Holdings, Mr. Pearson assists the Compensation and Talent Committee in its review of executive compensation other than his own. Mr. Pearson provides the Compensation and Talent Committee with his assessment of executive performance relative to the corporate and individual goals and other expectations set for the executives. Based on these assessments, he then provides his recommendations for the executives’ total compensation and the appropriate goals for each in the upcoming year. However, the Compensation and Talent Committee is not bound by his recommendations.

Human Resources

Human Resources performs many of the organizational and administrative tasks that underlie the Compensation and Talent Committee’s review and determination process and makes presentations on various topics. As Chief Operating Officer, Mr. Hurd oversees this work.

Meridian

Meridian attended Compensation and Talent Committee meetings and assisted and advised the Compensation and Talent Committee in connection with its review of executive compensation policies and practices. In connection with the selection of Meridian as the independent compensation consultant for 2025, the Compensation and Talent Committee considered and confirmed Meridian’s independence pursuant to the NYSE listing standards. Meridian does not perform any work for management.

Compensation Peer Group

We view a well-constructed peer group as a key part of a sound benchmarking process, but only a starting point since judgment is critical during both the benchmarking and compensation decision-making processes. Accordingly, the Compensation and Talent Committee used compensation data from the Compensation Peer Group listed below to help inform – but not determine – decisions related to the 2025 base salaries and short- and long-term incentive targets of the EQH Program Participants.

Compensation Peer Group
Ameriprise Financial, Inc. Brighthouse Financial, Inc. Corebridge Financial Jackson Financial Lincoln National Corporation Manulife Financial Corporation	Principal Financial Group, Inc. Prudential Financial, Inc. Sun Life Financial, Inc. Unum Group Voya Financial, Inc.

The Compensation Peer Group was originally established based on objective factors such as industry, geography and assets, management’s view of our competitors for talent and business and a review of the peer groups used by others in our sector. The Compensation and Talent Committee reviews the Compensation Peer Group in September of each year.

30	Notice of Annual Meeting of Stockholders and 2026 Proxy Statement

Executive Compensation

Competitive Compensation Analysis

In November 2025, our independent compensation consultant, Meridian, presented the Compensation and Talent Committee with a competitive compensation analysis for each of the EQH Program Participants (the “Independent Compensation Analysis”). The Independent Compensation Analysis was undertaken in accordance with our target pay philosophy:

Target Pay Philosophy

To provide competitive compensation opportunities by setting total target direct compensation for executive positions within a competitive range of the market median for total compensation with respect to the pay for comparable positions at our peer companies, taking into account certain individual factors such as the specific characteristics and responsibilities of a particular executive’s position as compared to similarly situated executives at our peer companies.

Our compensation program generally targets base salary, annual cash incentives and equity awards at the median of comparable positions within our peer group, unless individual circumstances warrant otherwise. An executive’s experience and tenure may result in target compensation that is initially below or above the median, as appropriate. Compensation levels and incentive targets are reviewed annually.

In assessing executive compensation, the Compensation and Talent Committee considered competitive market data, including peer group and survey reference points, as applicable. The Independent Compensation Analysis reviewed total direct compensation and its individual components, as well as the overall mix of fixed and variable pay, short- and long-term incentives, and cash and equity compensation.

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Executive Compensation

Compensation Components

The EQH Compensation Program includes the following key components:

Total Direct Compensation
Base Salary

What is it?

Fixed compensation for services.

What is the purpose of it?

For executives, base salary is intended to provide a fair level of fixed compensation based on the position held, competitive market data, the executive’s career experience, the scope of the position’s responsibilities and the executive’s own performance.

Short-Term Incentive Compensation

What is it?

Variable annual cash incentive awards determined based on performance relative to corporate and individual goals.

What is the purpose of it?

Short-term incentive compensation is intended to:

•

align cash incentive awards with corporate financial results and strategic objectives and reward executives based on corporate and individual performance;

•

enhance the performance assessment process with a focus on accountability;

•

differentiate compensation based on individual performance; and

•

provide competitive total annual compensation opportunities.

Equity-Based Awards

What is it?

Incentive awards consisting of equity vehicles subject to multi-year vesting requirements based on performance requirements and continued service.

What is the purpose of it?

Equity-based awards are intended to:

•

align long-term interests of award recipients with those of stockholders;

•

provide competitive total compensation opportunities; and

•

ensure focus on achievement of long-term strategic business objectives.

Other Compensation and Benefits
Retirement, Health and other Plans and Programs

What is it?

A comprehensive program offering retirement savings, financial protection and other compensation and benefits.

What is the purpose of it?

Our compensation and benefits program is intended to attract and retain high caliber executives and other employees by offering programs that assist with their long-term financial support and security.

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Executive Compensation

Termination Benefits
Severance Benefits

What is it?

Temporary income payments and other benefits provided for involuntary terminations of employment.

What is the purpose of it?

Severance benefits are intended to treat employees fairly at termination and provide competitive total compensation packages.

Change-in-Control Benefits

What is it?

Benefits in the event of a termination related to a change-in-control.

What is the purpose of it?

Change-in-control benefits are intended to retain executives and incent efforts to maximize stockholder value during a change in control. Severance benefits are intended to treat employees fairly at termination, provide competitive total compensation packages and secure certain Company protections in exchange for the severance provided.

Compensation Arrangements

Mr. Pearson is the only EQH Program Participant with an employment agreement. Under the terms of the agreement, Mr. Pearson’s employment will continue until terminated by Mr. Pearson or the Company on 30 days’ prior written notice.

Base Salary

None of the EQH Program Participants other than Mr. Pearson is entitled to a minimum rate of base salary. Under Mr. Pearson’s employment agreement, he is entitled to a minimum rate of base salary of $1,225,000 per year, except that his rate of base salary may be decreased in the case of across-the-board salary reductions similarly affecting all Equitable Financial officers who are members of the Management Committee.

The Compensation and Talent Committee reviewed the base salaries of the EQH Program Participants in February 2025, taking into consideration the Independent Compensation Analysis and input from management. Based on the foregoing, no adjustments were made to the base salaries of EQH Program Participants for 2025. The following table shows the annual rate of base salary of the EQH Program Participants:

EQH Program Participant	2025 Annual Rate of Base Salary
Mr. Pearson	$1,252,000
Mr. Raju	$850,000
Mr. Hurd	$900,000
Mr. Lane	$900,000

The base salaries earned by the EQH Program Participants in 2025, 2024 and 2023 are reported in the “Summary Compensation Table” included below.

Short-Term Incentive Compensation

Variable cash incentive awards are generally available for the EQH Program Participants under the Equitable Holdings, Inc. Short-Term Incentive Compensation Plan (the “STIC Plan”). The STIC Plan is an ongoing “umbrella” plan that allows the Compensation and Talent Committee or Board to establish annual programs setting forth performance goals and other terms and conditions applicable to cash incentive awards for employees (each, a “STIC Program”).

Notice of Annual Meeting of Stockholders and 2026 Proxy Statement	33

Executive Compensation

All EQH Program Participants were eligible for awards under the 2025 STIC Program. The amount of an EQH Program Participant’s individual award under the 2025 STIC Program was determined by multiplying their 2025 STIC Program award target (the “STIC Target”) by a funding percentage (the “Final Funding Percentage”) and by their “Individual Assessment Percentage” as further described below. The calculation is as follows, subject to a maximum award of 200% of an executive’s STIC Target:

This section describes each element of the award calculation.

STIC Targets

The Compensation and Talent Committee reviewed the STIC Targets of the EQH Program Participants in February 2025, taking into consideration the Independent Compensation Analysis and input from management, and made no adjustments to STIC targets for the EQH Program Participants. The following table shows the 2025 STIC Targets of the EQH Program Participants:

EQH Program Participant	STIC Target
Mr. Pearson	$3,148,000
Mr. Raju	$1,300,000
Mr. Hurd	$1,500,000
Mr. Lane	$1,400,000

We generally do not provide guaranteed annual incentive awards for any executives, except for certain limited guarantees for new hires. No EQH Program Participants were guaranteed a cash incentive award under the 2025 STIC Program.

Final Funding Percentage

Performance Objectives

A preliminary funding percentage (the “Initial Funding Percentage”) for each STIC Program is determined by measuring corporate performance with respect to certain financial and other performance objectives critical to the achievement of our annual and long-term goals. Several key performance objectives are chosen to incent performance across a range of activities and balance different types of metrics.

Based on its review of the 2024 STIC Program in February 2025, the Compensation and Talent Committee elected to retain the four performance objectives (i.e., Non-GAAP Operating Earnings, VNB, Cash Flow and Strategic Initiatives), as well as to retain the same overall relative weightings for the 2025 STIC Program. Recognizing that the performance objectives and their weightings for each STIC Program are determined based on our strategy and focus at the time of the program’s design, performance objectives and their weightings may vary in future years as different metrics become more relevant.

The 2025 STIC Program performance objectives and their relative weightings were as follows:

•	Non-GAAP Operating Earnings – 25%

•	VNB – 25%

•	Cash Flow – 25%

•	Strategic Initiatives – 25%

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Executive Compensation

Non-GAAP Operating Earnings
What is it?

Non-GAAP Operating Earnings is an after-tax financial measure used to evaluate our financial performance that is determined by making certain adjustments to our after-tax net income (loss) attributable to Holdings. Specifically, it excludes items that can be distortive or unpredictable from the results of operations and focuses on corporate performance with respect to ongoing operations. Accordingly, it is used as the basis for management’s decision-making.

Non-GAAP Operating Earnings is a financial measure that is not computed in accordance with U.S. GAAP. Please see Appendix A for a more complete description of the calculation of Non-GAAP Operating Earnings.

Why do we use it?	Non-GAAP Operating Earnings was chosen as a performance objective for the 2025 STIC Program due to our belief that it is the strongest indicator of corporate performance for a year.
Value of New Business
What is it?

The VNB performance objective:

•

represents the present value of economic profits from new business under the Company’s economic model;

•

is a key pricing metric established during the product approval process and monitors actual versus expected economic returns;

•

is a key component of franchise value (i.e., the value of future potential new business) and is part of the Company’s economic value and economic coverage ratio; and

•

is measured in terms of absolute value (i.e., dollars or present value economic profit) and relative value by measuring VNB margin (i.e., absolute value as a percentage of certain new business annual premium equivalent).

Management has the ability to manage VNB through active management of certain new business sales and pricing.

Why do we use it?

VNB was chosen as a performance objective for the 2025 STIC Program due to our belief that it is a strong indicator of growth through the economic value creation of certain new business sold over the course of a year.

Cash Flow
What is it?	Cash Flow is net annual dividends and distributions to Equitable Holdings from its subsidiaries less annual Holding Company expenses.
Why do we use it?

Cash Flow was chosen as a performance objective for the 2025 STIC Program to ensure management is held accountable for the metrics communicated to investors and the market as most important to the Company. It is linked to longer-term sustainable earnings growth.

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Executive Compensation

Strategic Initiatives
What is it?

The Strategic Initiatives performance objective measures corporate performance with respect to specific goals set for certain initiatives required to ensure Holdings’ continued success. Strategic Initiatives for 2025 include:

•

Deliver meaningful value for our stakeholders including our people, clients and communities;

•

Demonstrate meaningful improvements on building new commercial growth engines to grow franchise value;

•

Execute on efficiency moonshot to support business growth; and

•

Execute on our capital optimization initiative to support investor commitments.

Why do we use it?	The Strategic Initiatives were chosen as a performance objective for the 2025 STIC Program to ensure employees’ focus on the critical activities required to ensure our future success.

Calculation of Initial Funding Percentage

The Initial Funding Percentage was determined based on corporate performance with respect to targets approved by the Compensation and Talent Committee for each performance objective. For Non-GAAP Operating Earnings, VNB, and Cash Flow, the targets were numerical. For each Strategic Initiative, the qualitative target was set as the accomplishment of the 2025 goal for that initiative. Once set, the targets for each performance objective are not permitted to change during the course of the year except for exceptional circumstances as determined by the Compensation and Talent Committee.

Achievement at target for a performance objective results in a contribution to the Initial Funding Percentage equal to that performance objective’s weighting. Accordingly, achievement at target for all of the performance objectives would result in an Initial Funding Percentage of 100%. Achievement below target for a performance objective results in a decreased contribution to the Initial Funding Percentage down to a minimum of 0%. Achievement above target for a performance objective results in an increased contribution to the Initial Funding Percentage up to a maximum of twice the performance objective’s weighting. Accordingly, the Initial Funding Percentage could range from 0% to 200%.

The Non-GAAP Operating Earnings, VNB and Cash Flow performance objectives were also assigned threshold and maximum achievement levels that were approved by the Compensation and Talent Committee. Prior to 2025, the threshold and maximum goals for the Non-GAAP Operating Earnings, VNB and Cash Flow performance objectives were set at +/-25% of target. Beginning in 2025, the threshold and maximum goals for VNB were widened to +/-30% of target to reflect market sensitivities outside of management control. Conversely, the payout ranges for Cash Flow were narrowed to -20%/+15% of target in acknowledgment of greater predictability for this metric. Achievement at the maximum or higher for a performance objective results in that performance objective’s maximum contribution to the Initial Funding Percentage. Achievement below threshold results in no contribution to the Initial Funding Percentage by the performance objective.

The Strategic Initiatives’ performance objective was not assigned specific thresholds or maximums. Rather, its contribution to the Initial Funding Percentage (which could range from 0% to 50%, weighted, as described above) was determined by a qualitative assessment of performance, supported by indicators and considering a holistic assessment of business performance over the past year, subject to approval by the Compensation and Talent Committee.

The Initial Funding Percentage of the annual incentive was 109% of target (i.e., Non-GAAP Operating Earnings (9%) + VNB (21%) + Cash Flow (50%) + Strategic Initiatives (29%)). The following table presents the target and actual results for each of the performance objectives, along with their thresholds, maximums, relative weightings and ultimate contribution to the Initial Funding Percentage. All amounts listed for thresholds, maximums, target and actual results are in millions of U.S. dollars.

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Executive Compensation

Non-GAAP Operating Earnings for 2025 STIC Program purposes were $1,788 million, $47 million more than 2025 reported Non-GAAP Operating Earnings of $1,741 million. The STIC Program framework provides the ability to make adjustments, including to eliminate the impact of non-recurring events or actuarial assumption updates related to Legacy business lines. The upward adjustment of $47 million is related to Equitable’s reinsurance agreement with RGA. While the transaction with RGA did not close until July 31, 2025, per the agreed terms, RGA was responsible for covered claims beginning April 1, 2025. Accordingly, an adjustment was made to reflect the associated claims.

Performance Objective	Threshold ($m)	Target	Maximum	Weight	Actual Results	Contribution to Initial Funding Percentage
Non-GAAP Operating Earnings	1,605	2,140	2,675	25%	$1,788	9%
VNB	441	630	819	25%	$597	21%
Cash Flow	1,280	1,600	1,840	25%	$2,600	50%
Strategic Initiatives	N/A	Goals exceeded	N/A	25%	29%	29%

Total						109%

Note:

For results in between the threshold and target and target and maximum, the contribution to the Initial Funding Percentage is determined by linear interpolation. Actual VNB results used for 2025 STIC Program purposes excludes VNB from certain newer businesses. Beginning in 2025, VNB results used for STIC purposes also excludes Wealth Management, as sales activity from that business is reflected in part through Non-GAAP Operating Earnings.

The Compensation and Talent Committee determined that the Strategic Initiatives performance objective’s contribution to the Initial Funding Percentage would be 29%, with some goals being evaluated as above target. Key performance objective results included:

•

Our employee engagement and wellness scores continue to increase year-over-year, underscoring our commitment to embedding wellness into our operating model. Material ESG factors have been integrated into the investment process for most General Account assets, and we achieved our goal to commit an additional $1 billion in impact investments in 2025. Our Social Impact integration model was implemented through Equitable Advisors in two key markets to strengthen educator relationships and create a foundation for sustained growth. We continue to advocate for fair capital standards that protect consumers and position the insurance industry for future progress. We maintain strong ESG ratings across all four major rating agencies (MSCI, Sustainalytics, S&P and ISS), and our MSCI score of “AA,” positions us as a leader among our peers.

•

Our most impactful commercial growth engines, Wealth Management and AB Private Markets, outperformed in multiple areas. Wealth Management delivered record post-tax earnings of c.$222 million in 2025, ahead of plan and 2027 Investor Day targets and achieved a new milestone of c.$122 billion in AUA while generating c.$8.4 billion in advisory net flows. The acquisition of Stifel Independent Advisors will bring up to $9 billion in additional assets. With more than $19 billion of our $20 billion capital commitment to AB deployed in 2025, AB Private Markets AUM grew 18% to $82 billion.

•

The execution of various initiatives under our efficiency moonshot enabled us to realize $120 million in run-rate expense saves, positioning us to meet or exceed our Investor Day commitment of $150 million in net savings by year-end 2027.

•

2025 was a year of significant capital optimization achievements, led by the Individual Life reinsurance transaction with RGA, the largest ever life reinsurance transaction in the US, which freed over $2 billion of capital and reduced exposure to mortality by 75%. Transaction proceeds were used to invest in growing AB and Equitable Advisors as well as to accelerate capital return to stockholders. We also completed our first reinsurance transaction of approximately $30 billion of group annuity liabilities with Equitable Financial Bermuda, which will improve the visibility into and consistency of future cash generation.

Notice of Annual Meeting of Stockholders and 2026 Proxy Statement	37

Executive Compensation

Determination of Final Funding Percentage

Once the Initial Funding Percentage was calculated as described above, it was reviewed by the Compensation and Talent Committee which had responsibility for determining the Final Funding Percentage. In making its determination, the Compensation and Talent Committee had discretion to increase the Initial Funding Percentage by up to twenty percentage points and unlimited discretion to decrease the percentage based on any relevant circumstances determined by the Committee, provided that it could not increase the Initial Funding Percentage above the maximum of 200%.

Other than the adjustment to Non-GAAP Operating Earnings outlined above, the Compensation and Talent Committee did not exercise any discretion regarding the 2025 STIC Program results.

Individual Assessment Percentage and Approval of Awards

An EQH Program Participant’s Individual Assessment Percentage is based on his individual performance and demonstrated leadership behaviors and can range from 0% to 130%. The Compensation and Talent Committee reviewed the 2025 performance of each EQH Program Participant as well as Mr. Pearson’s recommendations for each EQH Program Participant’s Individual Assessment Percentage (other than for himself) and 2025 STIC Program award. Based on its assessment of each EQH Program Participant’s performance, the Compensation and Talent Committee approved the amount of the 2025 STIC Program awards for each EQH Program Participant.

In making its recommendations, the Compensation and Talent Committee took into account the factors that it deemed relevant, including the following accomplishments achieved in 2025 by the EQH Program Participants.

Mr. Pearson

Accomplishments

Delivered strong business performance, including:

•

Achieved $1.7 billion of Non-GAAP Operating Earnings, or $5.64 per share.

•

Reached record of $1.1 trillion of AUM/A, representing 10% year-over-year growth.

•

Drove strong organic growth with $5.9 billion of Retirement net inflows and a record $8.4 billion of advisory net inflows in Wealth Management.

Maintained balance sheet strength and consistent capital return, including:

•

Delivered Cash Flow to Holdings of $2.6 billion, which includes $1 billion from the life reinsurance transaction with RGA. Organic cash generation was $1.6 billion, up over 10% year-over-year, and is on track to achieve $2 billion target by 2027.

•

Returned $1.8 billion of capital to stockholders, which includes $500 million of additional share repurchases following the individual life reinsurance transaction. Excluding these incremental buybacks, the payout ratio was 68%, at the higher end of our 60-70% target.

•

Combined NAIC RBC ratio of c.475%, which is above our target of 400%+.

•

Executed key strategic initiatives, including the individual life reinsurance transaction with RGA that freed $2 billion of capital.

•

Continued to enhance our integrated flywheel business model and drive synergies across Equitable and AB; used a portion of the proceeds from the life reinsurance transaction to increase the level of ownership in AB; acquired Stifel Independent Advisors; and funded AB’s investment in FCA Re.

Enhanced company culture and performance, including:

•

Achieved year-over-year improvement in our corporate engagement index score, outperforming the finance and industry benchmark.

•

Improved Equitable’s wellness index scores reflecting the continued maturation of our operating model, and commitment to improving the wellness outcomes of our people.

2025 STIC Program Award	$3,431,320 (109% of target)

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Executive Compensation

Mr. Raju

Accomplishments

Provided leadership and direction for Finance-related activities, including:

•

Achieved $1.7 billion Non-GAAP Operating Earnings or $5.64 per share, $1.1 trillion of AUM/A, $580 million of capital invested in new business delivering 15% IRRs, and $0.6 billion of VNB. Retirement and Wealth Management had full year net inflows of $5.9 billion and $8.4 billion, respectively. AB Private Markets’ assets increased to $82 billion.

•

Delivered Cash Flow to Holdings of $2.6 billion, which includes $1 billion from the life reinsurance transaction. Organic cash generation was $1.6 billion, with over 50% coming from our asset and wealth management businesses. Holdings returned $1.8 billion of capital to stockholders, equating to a 95% total payout ratio, or a 68% payout ratio excluding $500 million of incremental buybacks related to the life transaction.

•

Maintained a strong combined NAIC RBC ratio of c.475%, well above our minimum target level of 400%, and we ended 2025 with $1.1 billion of cash and liquid assets at Holdings. Hedge effectiveness remained above 95%.

Executed strategies to enhance financial reporting framework, de-risk the balance sheet, unlock economic value, seed future growth, and generate additional income:

•

On track to achieve 2023 Investor Day targets to increase annual cash generation to $2 billion by 2027 and grow Non-GAAP Operating EPS at a 12-15% CAGR from 2023-2027.

•

Continued stockholder engagement via meetings with existing stockholders and prospective investors at arranged investor events and sell-side conferences.

•

Completed our first internal reinsurance transaction with Equitable Financial Bermuda, ceding $30 billion of liabilities. This enables us to maintain economic management of the block and have greater visibility of future cash flows.

•

Novated a portion of the Legacy VA policies reinsured to Venerable and a portion of the non-NY policies included in the 2023 internal reinsurance transaction.

•

Completed the life reinsurance transaction with RGA, freeing $2 billion of capital and reducing mortality exposure by 75%.

•

Used transaction proceeds to drive growth in Asset and Wealth Management and accelerate capital return. Committed c. $200 million for strategic growth investments in Stifel Independent Advisors and FCA Re.

•

Achieved $110 million incremental investment income target two years ahead of schedule.

•

Delivered $120 million of run-rate expense saves as of year-end 2025; on track to reach $150 million target by 2027.

•

Issued $5 billion of funding agreement backed notes, making Equitable a top five issuer in 2025.

Continued to build meaningful synergies with AB, including:

•

Advanced enterprise growth initiatives, deploying $19 billion of $20 billion commitment to AB’s Private Markets platform, which grew to $82 billion.

•

Invested $100 million in FCA Re sidecar.

Met the Impact Investment goal by committing $412 million across 2024 and 2025 towards impact investment, such as in renewable energy and energy efficiency projects.

2025 STIC Program Award	$1,700,400 (131% of target)

Mr. Raju’s 2025 STIC Program Award was 131% of target, representing a Final Funding Percentage of 109% and an Individual Assessment Percentage of 120%, based principally on capital optimization achievements, including the successful completion of the life reinsurance transactions with RGA and Equitable Financial Bermuda.

Notice of Annual Meeting of Stockholders and 2026 Proxy Statement	39

Executive Compensation

Mr. Hurd

Accomplishments

Delivered continued progress during year two of Equitable’s three-year strategic initiative to reset our expense base and reallocate savings towards higher return opportunities. Examples include implementing a new and sustainable efficiency budgeting process, increasing speed and transparency in investment decisions, improving investment rigor by leveraging digital tools and business cases, and enhancing our risk assessment. Through year-end 2025, achieved $120 million of run-rate expense reductions; on track to achieve $150 million target by 2027.

Made significant progress on our strategy to deliver meaningful value to our stakeholders, including:

•

Achieved strong employee engagement index culture score of 85.9, up year-over-year and above finance and insurance industry benchmark. Our company’s employee Net Promoter Score, or eNPS, a metric that measures how likely employees are to recommend us as an employer, also remains healthy, exceeding the industry benchmark.

•

Reimagined our learning and development curriculum to create a distinctly Equitable program that strengthens our talent pipeline and differentiates Equitable in a highly competitive talent marketplace.

•

Our 2025 Wellness Survey shows improvement across every wellness dimension for the third consecutive year, with total favorability rising from 69.4% in 2023 to 82.3% in 2025.

•

Held enterprise-wide health fairs and financial wellness educational seminars that were attended by more than 3,000 employees.

•

Matured our Energy & Resilience management programming to provide nearly 3,000 employees with actionable content designed to help increase capacity in everyday tasks and reduce stress.

•

Launched and scaled a differentiated Energy & Resilience curriculum linking learning to cultural transformation. Delivered 18 high-impact sessions to 2,500+ employees and advisors, providing practical strategies across stress and time management, focus and control, career progression, and daily routines to support a healthier, more resilient, and productive workplace.

Delivered value for stakeholders and supported our communities including:

•

Executed high-impact projects to reengineer Service Operations for improved performance, consistently delivering strong SLA adherence across new business, in force and contact center operations, alongside high customer satisfaction.

•

Delivered strategic initiatives that supported growth, enhanced security, modernized technology and improved efficiency, including the successful modernization of Equitable Advisors’ field compensation.

•

Matured Equitable’s Generative AI program, combining advanced tools and innovative internal forums to drive adoption. Achieved nearly 3x growth in weekly active users of GenAI productivity tools.

•

Reached more than 9,000 students through various higher education preparatory programs and awarded 100 renewable Equitable Excellence® scholarships to students from 64 high schools across 21 states.

•

Supported more than 9,000 educators nationwide through various Equitable professional development and wellbeing programs.

2025 STIC Program Award	$1,880,250 (125% of target)

Mr. Hurd’s 2025 STIC Program Award was 125% of target, representing a Final Funding Percentage of 109% and an Individual Assessment Percentage of 115%, based principally on his leadership on critical enterprise-wide initiatives, including continued progress toward our efficiency moonshot, significantly advancing stakeholder value, and advancing a holistic wellness strategy.

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Executive Compensation

Mr. Lane

Accomplishments

Generated record value and volume in the Retirement businesses, including:

•

Total Retirement sales of $22.4 billion (+7% vs. 2024), with record RILA sales.

•

Maintained leadership positions in the RILA and tax-exempt markets, with sales up 8% and 28% vs. 2024, respectively.

•

Generated $5.9 billion in total Retirement net flows, a 4% organic growth rate, and $0.6 billion in VNB.

Delivered strong results and growth in Wealth Management, including:

•

Record advisory net flows of $8.4 billion (+76% vs. 2024), and over $120 billion in assets under advisement (+20% vs. 2024).

•

Grew operating earnings 21% and improved operating margin from 13.5% in 2024 to 15.0% in 2025.

•

Increased Wealth Planners by 12% to 920 and improved total advisor productivity by 8% vs. 2024.

•

Recruited $1.4 billion in experienced advisor assets and announced the acquisition of Stifel Independent Advisors.

Achieved continued momentum in the emerging Institutional and Employee Benefits businesses, including:

•

Institutional: Successfully launched HSA offering in 1Q25. Grew total Institutional premiums by 33%, generating $625 million in net flows and $1.8 billion in AUM.

•

Employee Benefits: Delivered 8% gross premium growth with c.875k lives covered. Executing pricing strategy with renewal retention +9ppts vs. 2024.

Executed on enterprise strategy to optimize capital; drove commercial innovation to build on competitive differentiation and drive sustainable value, including:

•

Scaled advice model: Recognized for best-in-class learning and human capital programs, such as the Columbia University Coaching Credential program. Graduated 200 advisors from the Columbia program and trained 154 emerging Wealth Planners. Introduced AI-enabled advisor training that earned two prestigious industry awards. Secured strong external media placements with signature Wall Street Journal Great Wealth Transfer thought leadership piece.

•

Drove commercial innovation: Led development of AI strategy and enterprise execution. Launched new products and markets, including Multi-Year Guaranteed Annuities (“MYGAs”), SCS Premier, Pooled Employer Plan (“PEP”) in Group Retirement and the HSA market in Institutional.

•

Life repositioning: Narrowed Life products and channels, delivering improved IRRs and expense savings. Executed milestone reinsurance transaction with RGA to generate $2 billion of value for Equitable Holdings, reducing exposure to future mortality volatility.

Strengthened organizational talent, with new leadership in Marketing and the Life business. Continued to improve the teams’ leadership skills and drive strong culture scores above the industry average.

2025 STIC Program Award	$1,678,600 (120% of target)

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Executive Compensation

Mr. Lane’s 2025 STIC Program Award was 120% of target, representing a Final Funding Percentage of 109% and an Individual Assessment Percentage of 110%, based principally on his role in driving sales and growth in our Wealth Management and Retirement businesses in 2025.

The annual cash incentive awards and bonuses earned by the EQH Program Participants in 2025, 2024 and 2023 are reported in the “Summary Compensation Table” included below.

Equity-Based Awards

In 2025, the Compensation and Talent Committee granted equity-based awards to the EQH Program Participants under the Amended and Restated Equitable Holdings, Inc. 2019 Omnibus Incentive Plan (the “2019 Equity Plan”). The 2019 Equity Plan is an umbrella plan that allows the Compensation and Talent Committee to approve the grant of equity-based awards under annual programs with varying terms and conditions.

The Compensation and Talent Committee approves annual grants of equity-based awards at its regularly scheduled February meeting. Equity-based awards may also be granted from time to time as part of a sign-on package or retention vehicle. The Compensation and Talent Committee has not delegated any authority to management to grant equity-based awards.

This section describes:

•	annual equity-based awards that were granted to the EQH Program Participants in 2025 by the Compensation and Talent Committee; and

•	2023 equity-based award results.

2025 Annual Equity-Based Awards

Each year, the Compensation and Talent Committee approves an equity-based award program for the EQH Program Participants (an “Equity Program”). In February 2025, the Compensation and Talent Committee reviewed the equity vehicles granted under the 2019 Equity Program and their related terms and conditions and elected to keep them the same for the 2025 Equity Program other than the addition of RGA to the TSR peer group.

Equity Vehicles

The equity-based awards granted under the 2025 Equity Program consisted of a mix of “full value” restricted stock units and Performance Shares. All vehicles contain vesting requirements related to service and the Performance Shares also require the satisfaction of certain criteria related to corporate performance to obtain a payout. This mix of equity vehicles was chosen to ensure alignment with corporate performance while facilitating the ability to retain, motivate and reward the executives in the event of changes in the business environment or cycle.

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Executive Compensation

The dollar value of the awards to each EQH Program Participant was approved by the Compensation and Talent Committee. This dollar value was then allocated between the different equity vehicles. Performance Shares received the highest allocation in accordance with our pay-for-performance culture. All individual equity grants were approved by the Compensation and Talent Committee at its regularly scheduled meeting on February 12, 2025, with a grant date of February 13, 2025. The following table provides an overview of the different equity vehicles.

Vehicle	Description	Type	Payout Requirements	Allocation Percentage

EQH RSUs	Restricted stock units that will be settled in shares of Holdings’ common stock.	Full Value	Service	40%

EQH TSR Performance Shares	Performance Shares that will be settled in shares of Holdings’ common stock.	Full Value	Service and Satisfaction of Relative TSR Performance Criteria	30%
EQH Non-GAAP EPS Performance Shares	Performance Shares that will be settled in shares of Holdings’ common stock.	Full Value	Service and Satisfaction of Non-GAAP EPS Performance Criteria	30%

EQH RSUs. EQH RSUs have a vesting schedule of three years, with one-third of the grant vesting on each of February 28, 2026, February 28, 2027, and February 28, 2028. EQH RSUs receive dividend equivalents with the same vesting schedule as their related units. The value of EQH RSUs will increase or decrease depending on the price of Holdings’ common stock.

EQH Performance Shares. EQH Performance Shares cliff vest after three years on February 28, 2028. EQH Performance Shares receive dividend equivalents subject to the same vesting schedule and performance conditions as their related shares and were granted unearned. Two types of EQH Performance Shares were granted in 2025:

•	TSR Performance Shares. EQH Performance Shares that may be earned based on Holdings’ total stockholder return relative to its performance peer group (“Relative TSR”); and

•	Non-GAAP EPS Performance Shares. EQH Performance Shares that may be earned based on Holdings’ growth in Non-GAAP Operating EPS.

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Executive Compensation

Relative TSR and Non-GAAP EPS were chosen as the performance metrics for the EQH Performance Shares because they are important to our stockholders and represent the degree to which we create value for investors relative to peers, and reflect performance objectives beyond those that are the focus of our STIC Program. The use of relative TSR as a performance metric ensures that TSR outperformance versus peers is rewarded with above-target payouts, while TSR underperformance versus peers is reflected with potential below-target (or no) payouts. The use of Non-GAAP EPS as a performance metric ensures that management is focused on achieving the metrics communicated as most important to the market and, together with relative TSR, can be viewed as the input/output to value creation for stockholders.

Relative TSR

What is it?	Relative TSR compares the total amount a company returns to investors during a designated period, including both share price appreciation and dividends, to such amounts returned by the company’s peers.

Why do we use it?	Relative TSR was selected as a performance metric to ensure that payouts are aligned with the experience of Holdings’ stockholders and to create incentives to outperform peers.

Non-GAAP EPS

What is it?	Non-GAAP EPS will be measured using Non-GAAP Common Operating Earnings less preferred stock dividends divided by diluted common shares outstanding. The Compensation and Talent Committee views Non-GAAP EPS as an important financial measure of profitability.

Why do we use it?	Non-GAAP EPS growth of 12-15% has been communicated to the market as a key financial goal through 2027. It was selected as a performance metric to ensure management is focused on achieving the metrics communicated as most important to the market.

TSR Performance Shares. The number of TSR Performance Shares that are earned will be determined at the end of a performance period (January 1, 2025 – December 31, 2027) by multiplying the number of unearned TSR Performance Shares by the “TSR Performance Factor.” The TSR Performance Factor will be determined as follows:

If Relative TSR for the TSR Performance Period is	The TSR Performance Factor will equal
87.5th percentile or greater (maximum)	200%
50th percentile (target)	100%
30th percentile (threshold)	25%
Below 30th percentile	0%

Note:	For results in between the threshold and target and target and maximum amounts, the TSR Performance Factor will be determined by linear interpolation.

The Compensation and Talent Committee reviewed the peer group used for determining Relative TSR (the “TSR Peer Group”) under the 2025 TSR Performance Share grants with Meridian and determined to add one new company, Reinsurance Group of America, to the TSR Peer Group based on its close correlation to EQH in terms of stock price. The 2025 TSR Peer Group includes:

TSR Peer Group

Ameriprise Financial, Inc.

Brighthouse Financial, Inc.

CNO Financial Group, Inc.

Corebridge Financial, Inc.

Globe Life Inc.

Jackson Financial Inc.

Lincoln National Corporation

Manulife Financial Corporation

MetLife, Inc. Principal Financial Group, Inc. Prudential Financial, Inc. Reinsurance Group of America Sun Life Financial, Inc. Unum Group Voya Financial, Inc.

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Executive Compensation

Non-GAAP EPS Performance Shares. The number of Non-GAAP EPS Performance Shares that are earned will be determined at the end of a performance period (January 1, 2025 – December 31, 2027) by multiplying the number of unearned Non-GAAP EPS Performance Shares granted by the “Final Non-GAAP EPS Performance Factor.” The Final Non-GAAP EPS Performance Factor will be determined by averaging the “Non-GAAP EPS Performance Factor” for each of the three calendar years in the Non-GAAP EPS Performance Period. Specifically, the Company will be assigned target, maximum and threshold amounts for Non-GAAP EPS for each of 2025, 2026 and 2027 that will determine the Non-GAAP EPS Performance Factor for the applicable year as follows:

If Non-GAAP EPS for the Non-GAAP EPS Performance Period is	The Non-GAAP EPS Performance Factor will equal
Maximum amount (or greater)	200%
Target amount	100%
Threshold amount	25%
Below threshold	0%

Note:	For results in between the threshold and target and target and maximum amounts, the Non-GAAP EPS Performance Factor will be determined by linear interpolation.

Equity Targets

The Compensation and Talent Committee reviewed the Equity Targets of the EQH Program Participants in February 2025, taking into consideration the Independent Compensation Analysis and input from management. Based on the Independent Compensation Analysis and/or recommendations by the Compensation and Talent Committee, adjustments were made to the Equity Targets for each EQH Program Participant to better align with equity compensation levels of our peer companies. The following table shows the Equity Targets of the EQH Program Participants for 2025:

EQH Program Participant	2025 Equity Target
Mr. Pearson	$12,600,000
Mr. Raju	$3,000,000
Mr. Hurd	$2,500,000
Mr. Lane	$3,000,000

We do not provide guaranteed equity-based awards for any employees, except for certain limited guarantees for new hires. No EQH Program Participant was guaranteed an award under the 2025 Equity Program.

Award Amounts

Each EQH Program Participant received an award under the 2025 Equity Program. The Compensation and Talent Committee determined the U.S. dollar value of each award based on the EQH Program Participants’ Equity Targets, its review of each executive’s potential future contributions, its consideration of the importance of retaining the executive in their current position and its review of the Independent Compensation Analysis.

The amounts granted to the EQH Program Participants were as follows:

EQH Program Participant	Total U.S. Dollar Value of Award
Mr. Pearson	$12,600,000
Mr. Raju	$3,000,000
Mr. Hurd	$2,500,000
Mr. Lane	$3,000,000

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Executive Compensation

The amounts granted were determined as follows:

To determine the amount of:	Percentage of the total award value was divided by:

EQH RSUs	40% of the total award value was divided by the fair market value of Holdings’ common stock closing price averaged over the 20-day trading period ending on grant date

TSR Performance Shares	30% of the total award value was divided by a fair value of Holdings’ common stock closing price averaged over the 20-day trading period ending on grant date
Non-GAAP EPS Performance Shares	30% of the total award value was divided by the fair market value of Holdings’ common stock closing price averaged over the 20-day trading period ending on grant date

Note:

In prior years, RSUs and Non-GAAP EPS Performance Shares were valued at fair market value based on the closing stock price on the grant date, while TSR Performance Shares were valued using a Monte Carlo valuation. Based on our understanding that (i) fair market value is the prevailing practice for grant valuation methodologies and (ii) no peer companies currently use a Monte Carlo valuation to determine the number of performance shares in their LTIC programs, both RSUs and TSR and Non-GAAP EPS Performance Shares will be valued at fair market value based on an average closing stock price over the last 20 trading days through grant date for all 2025 grants. Use of an average fair market value rather than a single closing stock price on the grant date is intended to smooth out any short-term stock price fluctuations, among other things.

Termination of Employment and Restrictive Covenants

Generally, if an EQH Program Participant terminates employment, their equity-based awards will be forfeited with certain exceptions in the case of involuntary termination without cause on or after the first anniversary of the grant date and termination due to death or disability. Also, in the event that an EQH Program Participant who satisfies the Rule of 65 (i.e., (i) age plus years of service equals at least 65; (ii) is at least 55 years old; and (iii) has at least five years of service) terminates employment on or after the first anniversary of the grant date of an equity-based award, that particular equity-based award will continue to vest, subject to any applicable performance criteria.

In the event that an EQH Program Participant who retains all or a portion of their equity-based award following termination of employment violates certain non-competition and non-solicitation covenants contained in their award agreement, any remaining portion of their award at the time of violation will be immediately forfeited. Also, any portion of their award that vested after termination, and any shares or cash issued upon exercise or settlement of that vested portion, will be immediately forfeited or paid to the Company together with all gains earned or accrued. Lastly, a clawback provision in the 2025 equity-based awards provides for the clawback of any shares or cash issued upon exercise or settlement of an award that vested within a 12-month period prior to his termination date, if they were found to be in violation of the non-solicitation (i.e., of employees and customers) provision in their award agreement.

Detailed information on the 2025 Equity Program awards for each of the EQH Program Participants is reported in the “2025 Grants of Plan-Based Awards Table” included below.

2023 EQH Equity-Based Award Results

In February 2026, participants in the EQH Compensation Program received payouts with respect to TSR Performance Shares granted in February 2023 for the three-year performance period ended December 31, 2025.

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Executive Compensation

The performance factor for the TSR Performance Shares was 149.1%, calculated as follows:

Relative TSR	TSR Performance Factor	Actual Results for Peer Group
87.5th percentile or greater (maximum)	200%	+118.4%
50th percentile (target)	100%	+48.5%
30th percentile (threshold)	25%	+26.3%

The Company’s TSR for the performance period of 72.7% fell between the 50th and 87.5th percentile for the peer group and the corresponding performance factor was 149.1%.

Other Compensation and Benefit Programs

Benefit Plans

All Equitable Financial employees, including the EQH Program Participants, are offered a benefits program that includes health and disability coverage, life insurance and various deferred compensation and retirement benefits. In addition, certain benefit programs are offered for executives that are not available to non-executive employees. The overall program is periodically reviewed to ensure that the benefits it provides continue to serve business objectives and remain cost-effective and competitive with the programs offered by large diversified financial services companies.

Qualified Retirement Plans

Why do we offer them?	We believe that qualified retirement plans encourage long-term service and provide a meaningful vehicle to save for retirement.
What plans are offered?

The Equitable 401(k) Plan (the “401(k) Plan”)

The 401(k) Plan is a tax-qualified defined contribution plan offered for eligible employees who may contribute to the 401(k) Plan on a before-tax, after-tax or Roth 401(k) basis (or any combination of the foregoing) up to tax law and plan limits. The 401(k) Plan also provides for matching contributions of participant voluntary deferrals on a dollar-for-dollar basis of up to 5% of their annual eligible compensation.

All of the EQH Program Participants were eligible to participate in the 401(k) Plan in 2025.

The Equitable Retirement Plan (the “Retirement Plan”)

The Retirement Plan is a tax-qualified defined benefit plan that provides a pay credit equal to 4% of eligible compensation up to the qualified plan compensation limit and deemed interest credits under a cash balance formula.

All of the EQH Program Participants were eligible to participate in the Retirement Plan in 2025.

Financial Protection Plans

Why do we offer them?	We believe that health, life insurance, disability and other financial protection plans are basic benefits that should be provided to all employees.
What plans are offered?

The Equitable Executive Survivor Benefits Plan (the “ESB Plan”)

In addition to our generally available financial protection plans, certain grandfathered employees (including Messrs. Pearson, Hurd and Lane), participate in the ESB Plan which offers benefits to a participant’s family in the case of their death. Eligible employees may choose up to four levels of coverage and the form of benefit to be paid at each level. Each level provides a benefit equal to one times the participant’s eligible compensation and offers different coverage choices. Generally, the participant can choose between a life insurance death benefit and a deferred compensation benefit payable upon death at each level. The ESB Plan was closed to new participants on January 1, 2019.

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Executive Compensation

For additional information on 401(k) Plan benefits for the Named Executive Officers see the “Summary Compensation Table” included below. For additional information on Retirement Plan, Excess Plan and ESB Plan benefits for the EQH Program Participants, see the “Pension Benefits Table” included below.

Perquisites

EQH Program Participants receive only de minimis perquisites.

Pursuant to his employment agreement, Mr. Pearson is entitled to personal use of a car and driver, financial planning and excess liability insurance coverage.

The incremental costs of perquisites for the EQH Program Participants during 2025 are included in the column entitled “All Other Compensation” in the “Summary Compensation Table” included below.

Termination Benefits

Severance Benefits

We provide severance benefits to treat employees fairly at termination, provide competitive total compensation packages and secure certain Company protections in exchange for severance provided. Our severance benefits are summarized below.

Plan	Benefits

The Equitable Severance Benefit Plan (the “Severance Plan”)

The Severance Plan provides temporary income and other severance benefits to all eligible employees following certain involuntary terminations of employment.

Temporary income payments are generally based on length of service or base salary. Payments are capped at the lesser of 52 weeks of base salary and $300,000. To obtain benefits under the Severance Plan, participants must execute a general release and waiver of claims against the Company.

The Equitable Supplemental Severance Plan for Executives (the “Supplemental Severance Plan”)

The Supplemental Severance Plan provides additional severance benefits for the EQH Program Participants other than Mr. Pearson. The Supplemental Severance Plan requires a participant’s general release and waiver of claims to include provisions regarding non-competition and non-solicitation of employees and customers for twelve months following termination of employment.

Mr. Pearson’s Employment Agreement

Mr. Pearson waived the right to receive any benefits under the Severance Plan or the Supplemental Severance Plan. Rather, his employment agreement provides that, if his employment is involuntarily terminated other than for cause or death, or Mr. Pearson resigns for “good reason,” Mr. Pearson will be entitled to certain severance benefits, including cash severance pay equal to two times the sum of his salary and short-term incentive compensation (based on the greatest of: (i) his most recent STIC Program award, (ii) his STIC Target and (iii) the average of his three most recent STIC Program awards) and a pro-rated target STIC Program award for the year of termination. The severance benefits are contingent upon Mr. Pearson releasing all claims against the Company and his entitlement to severance pay will be discontinued if he provides services for a competitor.

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Executive Compensation

Change in Control Benefits

Change-in-control benefits are intended to retain executives and incent efforts to maximize stockholder value during a change in control. Our change-in-control benefits are summarized below.

Plan	Benefits

The Supplemental Severance Plan

In the event of a job elimination or voluntary termination for good reason within twelve months after a change in control of Holdings, the EQH Program Participants, other than Mr. Pearson, are eligible to receive two times the sum of their base salary and short-term incentive compensation.

2019 Equity Plan

Generally, in the event of a change in control of Holdings, equity awards granted under the 2019 Equity Plan that are not assumed or replaced with substitute awards having the same or better terms or conditions would fully vest and be cancelled for the same per share payment made to the stockholders in the change in control (less, in the case of options, the applicable exercise price).

For additional information on severance and change in control benefits for the EQH Program Participants as of December 31, 2025, see “Potential Payments Upon Termination or Change in Control” below.

MR. BERNSTEIN’S COMPENSATION

Compensation Philosophy

AB structures its executive compensation practices to help the firm realize its long-term growth strategy (the “Growth Strategy”), which includes firm-wide initiatives to:

•	deliver superior investment solutions to AB’s clients;

•	develop high-quality differentiated services; and

•	maintain strong incremental margins.

AB is also focused on ensuring that its compensation practices are competitive with those of industry peers and within the geographies AB operates, and provide sufficient potential for wealth creation for its executives and employees generally, which it believes will enable it to meet the following key compensation goals:

•	motivate and retain highly-qualified executive talent;

•	reward current year performance;

•	incentivize future contribution;

•	recognize distinct outstanding individual performance that foster AB’s primary objective of helping its clients reach their financial goals; and

•	align its executives’ long-term interests with those of its Unitholders and clients.

AB continued to use performance scorecards for senior leaders and executives in 2025, including Mr. Bernstein, which fosters the development and maintenance of a broad leadership mindset with priorities that are aligned with AB’s firm-wide goal of long-term value creation for all stakeholders. The scorecard for each executive reflects the Growth Strategy and includes actual results relative to target metrics across the following measures:

•	financial performance, including peer results, adjusted operating margin[6], adjusted net revenue growth and operating efficiency targets;

•	investment performance, by delivering competitive returns across services and time periods;

[6]

AB’s adjusted operating margin is a Non-GAAP financial measure used by AB’s management in evaluating AB’s financial performance on a standalone basis and to compare its performance, as reported by AB in its public filings. It is not comparable to any other Non-GAAP financial measure used by the Company.

Notice of Annual Meeting of Stockholders and 2026 Proxy Statement	49

Executive Compensation

•

strategic, aligned with AB’s strategy of delivering core investment solutions, while developing high-quality differentiated services, in faster-growing geographies, responsibly, in partnership with the Company;

•	organizational, including organizational effectiveness and efficiency, leadership impact, succession planning, developing talent, innovating and automating, and real estate utilization; and

•	cultural, including purpose, employee engagement, retention and safety.

The performance scorecards support management and the AB Compensation and Workplace Practices Committee in assessing Mr. Bernstein’s performance relative to business, operational and cultural goals established at the beginning of the year and reviewed in the context of AB’s current year financial performance.

Compensation Decision-Making Process

In 2025, AB management contracted with Johnson Associates, Inc. (“Johnson Associates”), an independent compensation consulting firm that specializes in the financial services sector. Johnson Associates consulted on market data and trend forecasting provided by McLagan Partners for Mr. Bernstein and other senior executives of AB (“2025 Benchmarking Data”).

The 2025 Benchmarking Data summarized 2024 compensation levels and 2025 salaries at selected asset management companies comparable to AB in terms of size and business mix (“Comparable Companies”) that were chosen by AB management with input from McLagan. The 2025 Benchmarking Data provided ranges of compensation levels at Comparable Companies for positions similar to Mr. Bernstein’s, including base salary and total compensation.

Comparable Companies
Barings Columbia Threadneedle Franklin Templeton Investments Goldman Sachs Asset Management Invesco Janus Henderson Investors Loomis, Sayles & Company	MFS Investment Management Neuberger Berman Group Nuveen Investments Pacific Investment Management Company Prudential Global Investment Management Schroder Investment Management T. Rowe Price

The 2025 Benchmarking Data indicated that the total compensation paid to Mr. Bernstein in 2025 fell within the ranges of total compensation paid to those in similar positions at the Comparable Companies.

The AB Compensation and Workplace Practices Committee considered the 2025 Benchmarking Data in concluding that Mr. Bernstein’s 2025 compensation was appropriate and reasonable.

Compensation Components

Under his employment agreement with AB (the “Bernstein Employment Agreement”), Mr. Bernstein serves as the President and Chief Executive Officer of AB for an initial term that commenced on May 1, 2017, and ended on May 1, 2020, provided that the term automatically extended for one additional year on May 1, 2020, and will continue to automatically extend on each anniversary thereafter (beginning May 1, 2021), unless the Bernstein Employment Agreement is terminated in accordance with its terms.

Base Salary

Under the Bernstein Employment Agreement, Mr. Bernstein is entitled to a minimum base salary of $500,000 that is reviewed each year by the AB Compensation and Workplace Practices Committee. The AB Compensation and Workplace Practices Committee has not made any adjustments to Mr. Bernstein’s base salary, consistent with AB’s policy to keep executive base salaries low in relation to their total compensation.

Annual Short-Term Incentive Compensation Award (Cash Bonus)

A 2025 variable cash incentive award was available for Mr. Bernstein under AB’s 2025 Incentive Compensation Program (the “2025 AB STIC Program”). Mr. Bernstein’s annual award is not correlated with any specific targets for AB

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Executive Compensation

performance but primarily is a function of AB’s financial performance and progress in advancing its Growth Strategy during the year, as well as the AB Compensation and Workplace Practices Committee’s assessment of Mr. Bernstein’s individual performance.

Adjusted Compensation Ratio

The AB Compensation and Workplace Practices Committee approved the use of the “Adjusted Compensation Ratio” as the metric to consider in determining the total amount of incentive compensation paid to all of AB’s employees, including Mr. Bernstein.7 The Adjusted Compensation Ratio is the ratio of “adjusted employee compensation and benefits expense” to “adjusted net revenues.”

•

Adjusted employee compensation and benefits expense is AB’s total employee compensation and benefits expense minus other employment costs such as recruitment, training, temporary help and meals, and excludes the impact of mark-to-market vesting expense, as well as dividends and interest expense, associated with employee long-term incentive compensation-related investments. AB also adjusts for certain performance-based fees passed through to their investment professionals.

•	Adjusted net revenues is a financial measure that is not computed in accordance with U.S. GAAP and makes certain adjustments to net revenues.[8] Specifically, adjusted net revenues:

•	excludes investment gains and losses and dividends and interest on employee long-term incentive compensation-related investments;

•	offsets distribution-related payments to third parties as well as amortization of deferred sales commissions against distribution revenues;

•	excludes additional pass-through expenses incurred (primarily through AB’s transfer agent) that are reimbursed and recorded as fees in revenues;

•

eliminates the revenues of consolidated AB-sponsored investment funds but includes AB’s fees from such funds and AB’s investment gains and losses on its investments in such funds that were eliminated in consolidation; and

•	adjusts for certain acquisition-related pass-through performance-based fees and certain other performance-based fees passed through to AB’s investment professionals.

The AB Compensation and Workplace Practices Committee has approved a 50% limit for the Adjusted Compensation Ratio, except in unexpected or unusual circumstances. For 2025, the Adjusted Compensation Ratio was 48.3%.

Mr. Bernstein’s Award

Short-Term Incentive Compensation Award (Cash Bonus)

In accordance with the terms of the Bernstein Employment Agreement, Mr. Bernstein’s short-term incentive compensation target for 2025 was $3,000,000, subject to review and increase from time to time by the AB Compensation and Workplace Practices Committee in its sole discretion. Based on its subjective determination of Mr. Bernstein’s performance, the AB Compensation and Workplace Practices Committee approved an award of $6,925,000 for Mr. Bernstein under the 2025 AB STIC Program.

In making its determination, the AB Compensation and Workplace Practices Committee considered the progress AB made in advancing its Growth Strategy, Mr. Bernstein’s performance in light of the target metrics included in his performance scorecard and Mr. Bernstein’s individual achievements during 2025.

[7]

The total incentive compensation determined using AB’s Adjusted Compensation Ratio includes both short-term incentive compensation paid and long-term incentive compensation awarded under AB’s Incentive Compensation Award Program (or ICAP).

[8]

Adjusted net revenues is a Non-GAAP financial measure used by AB’s management in evaluating AB’s financial performance on a standalone basis and to compare its performance, as reported by AB in its public filings. It is not comparable to any other Non-GAAP financial measure used by the Company.

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Executive Compensation

Mr. Bernstein’s specific accomplishments during 2025 are summarized in the table below.

Mr. Bernstein
Accomplishments

Drove financial and investment performance, including:

•

Oversaw teams through challenging fundraising environment; despite persistent active equity outflows, sustained strong flows into private wealth channel (+$2 billion net inflows in 2025) and institutional alternatives (+$8 billion net inflows in 2025).

•

Earnings per unit (“EPU”) of $3.33 grew 2%, reflecting higher AUM and net revenues despite lower basis fees.

•

Maintained strong performance in Fixed Income, with 86% of assets outperforming benchmarks over a 3-year period.

Executed on multiple strategic initiatives, including:

•

Deepened market share for key strategies; oversaw the progression of AB’s SMA platform to $50 billion in AUM, as well as the expansion of the ETF platform to include 24 funds, the launch of Taiwan’s first active Fixed Income ETF, and the growth of overall ETF AUM to $14 billion.

•

Grew AB’s insurance brand adding new relationships, and growing AUM to $195 billion. Made development in the insurance sidecar market with investments in Ruby Re (+$1 billion in AUM) and FCA Re (+$1.5 billion in AUM).

•

Persisted in growing AB’s private alternatives platform, with AUM as of December 31, 2025, totaling $82 billion and progressing towards AB’s target range of $90-100 billion in private alternatives AUM by 2027.

Enhanced AB executive leadership team and organization, including:

•

Successfully managed through senior leadership changes, including a CFO transition, with minimal disruption to AB’s results, and named Onur Erzan President of AB.

•

Fostered a culture of meritocracy to retain and advance top talent into progressing roles of responsibility, established firm-wide target performance ratings to drive pay differentiation throughout firm, drove increased engagement across all levels of the firm, resulting in lower attrition levels of top talent.

•

Invested in growth of AB India, appointed a new CEO and realized compensation savings through role relocation.

[9]

AB’s Adjusted Earnings Per Unit is a Non-GAAP financial measure used by AB’s management in evaluating AB’s financial performance on a standalone basis and to compare its performance, as reported by AB in its public filings.

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Long-Term Incentive Compensation Award (Equity-Based Award)

Under the Bernstein Employment Agreement, Mr. Bernstein is eligible to receive annual equity-based awards in accordance with AB’s compensation practices and policies generally applicable to the firm’s executive officers as in effect from time to time. The target value for Mr. Bernstein’s annual equity-based awards is $3,500,000, subject to review and determination by the AB Compensation and Workplace Practices Committee in its sole discretion from time to time. The AB Compensation and Workplace Practices Committee approved an equity-based award to Mr. Bernstein with a grant date fair value equal to $6,575,000 and three-year pro-rata vesting during its regular meeting held in November 2025 (the “2025 SB Award”).

The 2025 SB Award is denominated in restricted AB Holding Units to align Mr. Bernstein’s long-term interests directly with the interests of AB Unitholders and indirectly with the interests of our stockholders and AB clients, as strong performance for AB clients generally contributes directly to increases in AB’s AUM and improvements in our financial performance.

The AB Holding Units underlying the 2025 SB Award are restricted and are not permitted to be transferred by Mr. Bernstein. Quarterly cash distributions on vested and unvested restricted AB Holding Units in respect of the 2025 SB Award will be delivered to Mr. Bernstein when cash distributions generally are paid to all Unitholders.

If Mr. Bernstein resigns or is terminated without cause prior to the vesting date, he will be eligible to continue to vest in the 2025 SB Award, subject to compliance with the restrictive covenants set forth in the applicable award agreement, including confidentiality, restrictions on competition and solicitation of employees and clients. The 2025 SB Award will immediately vest upon a termination due to death or disability. AB is permitted to clawback the unvested portion of an award if Mr. Bernstein fails to adhere to risk management policies.

Other Compensation and Benefits

Under the Bernstein Employment Agreement, Mr. Bernstein is eligible to participate in all benefit plans available to AB executive officers and, for his safety and accessibility, a company car and driver for business and personal use and cybersecurity protection services contracted through a third party.

Mr. Bernstein participates in the Profit Sharing Plan for Employees of AB (as amended and restated as of January 1, 2015, and as further amended as of January 1, 2017, again as of April 1, 2018, and again as of June 28, 2022, the “Profit Sharing Plan”), a tax-qualified defined contribution retirement plan. The AB Compensation and Workplace Practices Committee determines the amount of company contributions (both the level of annual matching by the firm of an employee’s pre-tax salary deferral contributions and any annual company profit sharing contribution).

With respect to 2025, the AB Compensation and Workplace Practices Committee determined that employee deferral contributions would be matched on a dollar-for-dollar basis up to 5% of eligible compensation and that there would be no profit-sharing contribution.

AB also pays the premiums associated with a life insurance policy purchased on behalf of Mr. Bernstein and a stipend to cover the cost of a mobile phone.

Termination Benefits

The Bernstein Employment Agreement provides for certain severance and change in control benefits as described below. In April 2017, the AB Board, AXA and Holdings determined that these provisions were reasonable and appropriate because they were necessary to recruit and retain Mr. Bernstein and provide Mr. Bernstein with effective incentives for future performance. They further concluded that the provisions fit within AB’s overall compensation objectives because they:

•	permitted AB to recruit and retain a highly-qualified Chief Executive Officer;

•	aligned Mr. Bernstein’s long-term interests with those of AB’s Unitholders, our stockholders and clients;

•	were consistent with AXA’s, Holdings’ and the AB Board’s expectations with respect to the manner in which AB and AB Holding would be operated during Mr. Bernstein’s tenure; and

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Executive Compensation

•

were consistent with the AB Board’s expectations that Mr. Bernstein would not be terminated without cause and that no steps would be taken that would provide him with the ability to terminate the agreement for good reason.

Severance Benefits

The Bernstein Employment Agreement provides that, if Mr. Bernstein’s employment is terminated without “cause” or he resigns for “good reason,” and he signs and does not revoke a waiver and release of claims, he will receive the following severance benefits:

•	if Mr. Bernstein resigns for “good reason,” a cash payment equal to the sum of (a) his current base salary and (b) his bonus opportunity amount;

•

if Mr. Bernstein’s employment is terminated by the company other than for “cause,” or due to his death or disability, a cash payment equal to 1.5 multiplied by the sum of (a) his current base salary and (b) his bonus opportunity amount;

•	a pro-rata bonus based on actual performance for the fiscal year in which the termination occurs;

•	monthly payments equal to the cost of COBRA coverage for the COBRA coverage period; and

•	following the COBRA coverage period, access to participation in AB’s medical plans as in effect from time to time at Mr. Bernstein’s (or his spouse’s) sole expense.

Change in Control Benefits

The Bernstein Employment Agreement provides that, if Mr. Bernstein’s employment is terminated without “cause” or he resigns for “good reason” during the 12 months following a “change in control” in AB, and he signs and does not revoke a waiver and release of claims, he will receive the same severance benefits as described above, except that his cash payment will be equal to two times the sum of (a) his current base salary and (b) his bonus opportunity amount.

In the event any payments made to Mr. Bernstein upon a change in control of AB constitute “golden parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, such payments will be reduced to the maximum amount that does not result in the imposition of such excise tax, but only if such reduction results in Mr. Bernstein receiving a higher net-after tax amount than he would receive absent such reduction.

For purposes of the Bernstein Employment Agreement, a change in control is defined as, among other things, Holdings and its majority-owned subsidiaries ceasing to control the election of a majority of the AB Board. The consummation of the Proposed Transaction will not result in a change in control of AB.

For additional information on severance and change in control benefits for Mr. Bernstein as of December 31, 2025, see “Potential Payments Upon Termination or Change in Control” below.

Restrictive Covenants

Under the Bernstein Employment Agreement, following his termination of employment for any reason, Mr. Bernstein is subject to covenants with respect to non-competition for six months and non-solicitation of customers and employees for twelve months following termination.

2025 Equity Program Award

In addition to his compensation under AB’s executive compensation program, Holdings granted to Mr. Bernstein, in connection with his membership on the EQH Management Committee, a total equity award of $1,000,000 under the 2025 Equity Program, which was comprised of the following:

•	an EQH RSU award with a grant date fair value of $400,006;

•	an EQH Non-GAAP EPS Performance Share award with a grant date fair value of $300,032, which can be earned subject to EQH’s growth in Non-GAAP EPS; and

•	an EQH TSR Performance Share award with a grant date fair value of $300,032, which can be earned subject to EQH’s TSR relative to its peer group.

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COMPENSATION-RELATED POLICIES
Clawback and Forfeiture Policy
We amended our Clawback and Forfeiture Policy effective October 2, 2023, to comply with the requirements under the final SEC clawback rules (issued on October 26, 2022) and the New York Stock Exchange listing standards. Our Clawback and Forfeiture Policy, as revised, provides that:

•
if we are required to prepare an accounting restatement of our financial results due to material noncompliance with any financial reporting requirements under the securities laws, without regard to whether any misconduct occurred or an executive officer’s responsibility for the erroneous financial statements, we will claw back any incentive compensation paid to any executive officer (current or former) during the three years before the accounting restatement that is in excess of what would have been paid based on the restated financial information;

•
if we are required to prepare an accounting restatement of our financial results due to material noncompliance with any financial reporting requirement under the securities laws caused by the fraud, misconduct or gross negligence of a current or former executive officer, we will use reasonable efforts to recover any incentive compensation paid to the executive officer that would not have been paid if the financial results had been properly reported; and

•
if a current or former executive officer commits fraudulent or other wrongful conduct that causes us business, financial or reputational harm, we may seek recovery of performance-based compensation with respect to the period of misconduct.

For this purpose, an “executive officer” includes any officer of Holdings for purposes of Section 16 of the Exchange Act. Currently, this includes certain members of the Management Committee and the Chief Accounting Officer.
Stock Ownership Guidelines and Retention Requirements
The following stock ownership guidelines apply to members of the Management Committee, including the NEOs:

Executive	Requirement
Chief Executive Officer	6 x base salary
Other Management Committee Members	3 x base salary
For purposes of determining whether the guidelines are met, the following are taken into account:

•	Holdings common stock;

•	Unvested restricted Holdings stock units; and

•	For MC members employed by AB, AB Holding Units and unvested restricted AB Holding Units.
The executives are required to retain 75% of any such equity (after the payment of withholding taxes) received as compensation unless the applicable requirement is met.
Hedging and Pledging
Holdings believes that, when an individual who owns Company securities engages in certain forms of hedging or monetization transactions, he or she may no longer have the same objectives as other holders of the Company securities. Accordingly, all Company employees and directors are prohibited from engaging in hedging or similar transactions with respect to Company securities that would allow them to continue to own the securities without the full risks and rewards of ownership.

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Company employees and directors are further prohibited from pledging Company securities as collateral for a loan (whether in a margin account or otherwise).
Rule
10b5-1
Trading Plan Policy
Holdings’ insider trading policy provides that our insiders may trade in Company securities during periods in which they would otherwise be restricted from doing so under the policy due to the possession of material non-public
information or otherwise if they enter into a
pre-established
written trading plan in accordance with Rule
10b5-1
enacted by the SEC, as may be amended from time to time.
Policies Related to the Grant of Certain Equity Awards
Holdings does not currently grant new awards of stock options, stock appreciation rights, or similar option-like equity awards. Accordingly, Holdings has no specific policy or practice on the timing of grants of such awards in relation to the disclosure of material non-public
information by Holdings, which would require disclosure under Item 402(x) of Regulation
S-K.
In the event Holdings determines to grant new awards of stock options or similar equity awards in the future, the Compensation and Talent Committee will evaluate the appropriate steps to take in relation to the foregoing. Holdings has not timed the release of material non-public
information for purposes of affecting the value of executive compensation.
ACCOUNTING AND TAX CONSIDERATIONS
Internal Revenue Code Section 162(m) (“Section 162(m)”) limits tax deductions relating to executive compensation of certain executives of publicly held companies. Holdings is deemed to constitute a publicly held company for purposes of Section 162(m). Accordingly, the Compensation and Talent Committee may consider the deductibility of executive compensation under Section 162(m) when making compensation decisions. However, the Compensation and Talent Committee will authorize compensation payments that are not deductible for federal income tax purposes when the committee believes that such payments are appropriate to attract, retain and incent executive talent.
Internal Revenue Code Section 409A (“Section 409A”) imposes stringent requirements that covered non-qualified
deferred compensation arrangements must meet to avoid the imposition of additional taxes, including a 20% additional income tax, on the amounts deferred under the arrangements. The Company’s non-qualified
deferred compensation arrangements that are subject to Section 409A are designed to comply with the requirements of Section 409A to avoid additional income taxes.
Accounting and other tax impacts not discussed above are also considered in the design of short-term incentive compensation and equity-based award programs.
CONSIDERATION OF MOST RECENT
‘SAY-ON-PAY’
VOTE
Holdings held its seventh
“Say-on-Pay”
vote in 2025. Our stockholders indicated their strong satisfaction with our executive compensation program through their overwhelming approval of the 2025
Say-on-Pay
vote (94.3% of votes in favor) and during our regular investor outreach meetings. The Compensation and Talent Committee considered this feedback in reviewing our 2025 executive compensation program and, based on the high level of support for our existing program, did not make many substantial changes for 2025. For a summary of the compensation changes made for 2025, see the “2025 Executive Compensation Highlights”
section herein.

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Compensation and Talent Committee Report

The Compensation and Talent Committee reviewed the preceding Compensation Discussion and Analysis and discussed it with management. Based on the Compensation and Talent Committee’s review and discussion with management, the Compensation and Talent Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation and Talent Committee

Bertram L. Scott (Chair, through February 11, 2026)

Francis A. Hondal

Arlene Isaacs-Lowe

George Stansfield (Chair, effective February 12, 2026)

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Compensation and Talent Committee Interlocks and Insider Participation

The following directors served as Compensation and Talent Committee members during 2025: Mr. Scott, Ms. Hondal, Ms. Isaacs-Lowe, and Mr. Stansfield. During 2025 and through to the date of the filing of this proxy, none of our executive officers served as: (a) a member of the Compensation and Talent Committee of any entity for which a member of our Board served as an executive officer or (b) a director of another entity, an executive officer of which serves as member of the Board.

Consideration of Risk Matters in Determining Compensation

Holdings has considered whether its compensation practices are reasonably likely to have a material adverse effect on Holdings and determined that they are not.

Holdings engaged a compensation consultant to conduct a risk assessment of our short-term incentive, long-term incentive and sales incentive plans for the employees in our retirement and protection businesses (the “Risk Assessment”) in 2024. The Risk Assessment confirmed that the programs have a number of features that contribute to prudent decision-making and avoid an incentive to take excessive risk. The Risk Assessment also noted good governance practices, well-defined oversight processes and well-honed day-to-day processes, roles and responsibilities with cross-functional representation.

Holdings also considered that AB generally denominates its equity-based awards in AB Holding Units and defers their delivery so the ultimate value that the employee derives from an award depends on the long-term performance of the firm. These features sensitize employees to risk outcomes and discourage them from taking excessive risks, whether relating to investments, operations, regulatory compliance and/or cybersecurity, which could lead to a decrease in the value of the AB Holding Units and/or an adverse effect on AB’s long-term prospects. Also, all outstanding AB equity-based awards generally include a provision permitting AB to “claw-back” the unvested portion of the award if the AB Compensation and Workplace Practices Committee determines that (i) the employee failed to adhere to existing risk management policies and (ii) as a result of the employee’s failure, there has been or reasonably could be expected to be a material adverse impact on AB or the employee’s business unit.

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Compensation Tables

2025 SUMMARY COMPENSATION TABLE

The following table presents the total compensation of the Named Executive Officers for services performed in the years ended December 31, 2025, December 31, 2024, and December 31, 2023.

The total compensation reported in the following table includes items such as salary and non-equity incentive compensation as well as the grant date fair value of equity-based compensation. The equity-based compensation may never become payable or may end up with a value that is substantially different from the value reported here. The amounts in the Total column do not represent “Total Direct Compensation” as described in the Compensation Discussion and Analysis.

Name and Principal Position	Fiscal Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Non-Equity Incentive Compensation ($) (4)	Change in Pension Value And Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total

Pearson, Mark Chief Executive Officer and President, Equitable Holdings	2025	1,249,862	0	12,600,049	3,431,320	602,959	116,923	18,001,113
	2024	1,249,862	0	11,600,060	4,470,160	0	107,960	17,428,042
	2023	1,249,820	0	10,600,037	3,494,280	368,485	120,480	15,833,102

Raju, Robin Chief Financial Officer, Equitable Holdings	2025	847,718	0	3,000,103	1,700,400	19,119	17,500	5,584,840
	2024	847,718	0	2,650,047	2,215,200	0	31,050	5,744,015
	2023	847,718	0	2,550,036	1,465,200	6,201	29,700	4,898,854

Hurd, Jeffrey Chief Operating Officer, Equitable Holdings	2025	898,808	0	2,500,121	1,880,250	631,093	17,500	5,927,772
	2024	898,808	0	2,500,045	2,556,000	0	31,050	5,985,903
	2023	898,765	0	2,350,068	1,831,500	608,463	29,700	5,718,497

Lane, Nick President, Equitable	2025	897,583	0	3,000,103	1,678,600	420,863	25,561	6,022,710
	2024	897,583	0	2,700,060	2,186,800	0	57,867	5,842,310
	2023	897,583	0	2,600,037	1,595,625	278,632	50,657	5,422,534

Bernstein, Seth President and CEO, AllianceBernstein Corporation	2025	500,000	6,925,000	7,575,070	—	—	133,130	15,133,200
	2024	500,000	5,425,000	6,075,046	—	—	127,148	12,127,194
	2023	500,000	4,515,000	4,995,054	—	—	114,201	10,124,255

(1)	For the EQH Program Participants, the amounts in this column reflect actual salary paid in each year. Mr. Bernstein’s annual base salary is $500,000.

(2)	No bonuses were paid to the EQH Program Participants in 2025, 2024 or 2023. For Mr. Bernstein, this column includes his annual cash incentive awards paid for performance in each year.

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(3)

For each Named Executive Officer, the amount reported in this column for 2025 includes the aggregate grant date fair value of EQH RSUs and EQH Performance Shares granted under the 2025 Equity Program, in accordance with FASB ASC Topic 718. For Mr. Bernstein, the amount reported in this column for 2025 also includes the grant date fair value of the 2025 SB Award. The assumptions made in calculating these amounts can be found in note 15 of the notes to Holdings’ consolidated financial statements for the year ended December 31, 2025. The EQH Performance Shares were valued at target, which represents the probable outcome at grant date. A maximum payout for the EQH Performance Shares, valued at the grant date fair value, would result in values of:

Named Executive Officer	Maximum Payout

Pearson, Mark	$15,120,059

Raju, Robin	$3,600,166

Hurd, Jeffrey	$3,000,210

Lane, Nick	$3,600,166

Bernstein, Seth	$1,200,128

The EQH RSUs, EQH Performance Shares and 2025 SB Award are described in more detail below in “Supplemental Information for Summary Compensation and Grants of Plan-Based Awards Tables.”

(4)	The amounts reported in this column represent the annual cash incentive awards paid for performance in 2025, 2024 and 2023, respectively.

(5)

The amounts reported in this column represent the increase in the actuarial present value of accumulated pension benefits for the Named Executive Officer. The Named Executive Officers did not have any above-market earnings on non-qualified deferred compensation in 2025, 2024 or 2023. For more information regarding the pension benefits for each Named Executive Officer, see the “Pension Benefits as of December 31, 2025 Table” below.

(6)	The following table provides additional details for the 2025 amounts in the All Other Compensation column:

Name		Auto ($) (a)	Excess Liability Insurance ($) (b)	Financial Advice ($) (c)	Profit Sharing/401k Plan Contributions ($) (d)	Other Perquisites/ Benefits ($) (e) (1)	TOTAL

Pearson, Mark	2025	21,213	28,950	49,260	17,500	—	116,923

Raju, Robin	2025	—	—	—	17,500	—	17,500

Hurd, Jeffrey	2025	—	—	—	17,500	—	17,500

Lane, Nick	2025	—	—	1,930	17,500	6,131	25,561

Bernstein, Seth	2025	107,948	—	—	17,500	7,682	133,130

(a)

Pursuant to their employment agreements, both Mr. Pearson and Mr. Bernstein are entitled to the business and personal use of a dedicated car and driver. Personal use was valued by multiplying the related annual costs (parking, gas, insurance, lease payments, driver compensation, etc.) by a fraction, the numerator of which was the miles used for personal purposes and the denominator of which was the total miles used.

(b)

Equitable Financial pays the premiums for excess liability insurance coverage for Mr. Pearson pursuant to his employment agreement. The amount in this column reflects the actual amount of premiums paid.

(c)

Equitable Financial paid for financial planning services and expatriate tax services for Mr. Pearson in 2025 pursuant to his employment agreement. Mr. Lane also received assistance with expatriate tax services related to his time as CEO of AXA Japan.

(d)	This column includes the amount of company contributions received by each EQH Program Participant under the 401(k) Plan and by Mr. Bernstein under the Profit Sharing Plan.

(e)

For Mr. Lane, this column includes $6,131 related to business spousal travel. For Mr. Bernstein this column includes $3,564 in life insurance premiums and $4,118 in phone stipend and cybersecurity services.

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2025 GRANTS OF PLAN-BASED AWARDS

The following table provides additional information about plan-based compensation disclosed in the “Summary Compensation Table.” This table includes both equity and non-equity awards granted during 2025.

Name	Grant Date	Approval Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Pearson, Mark			—	3,148,000	6,296,000
	02/13/25	02/12/25							94,524	5,040,020
	02/13/25	02/12/25				17,723	70,893	141,786		3,780,015
	02/13/25	02/12/25				17,723	70,893	141,786		3,780,015

Raju, Robin			—	1,300,000	2,600,000
	02/13/25	02/12/25							22,506	1,200,020
	02/13/25	02/12/25				4,220	16,880	33,760		900,042
	02/13/25	02/12/25				4,220	16,880	33,760		900,042

Hurd, Jeffrey			—	1,500,000	3,000,000
	02/13/25	02/12/25							18,755	1,000,017
	02/13/25	02/12/25				3,517	14,067	28,134		750,052
	02/13/25	02/12/25				3,517	14,067	28,134		750,052

Lane, Nick			—	1,400,000	2,800,000
	02/13/25	02/12/25							22,506	1,200,020
	02/13/25	02/12/25				4,220	16,880	33,760		900,042
	02/13/25	02/12/25				4,220	16,880	33,760		900,042

Bernstein, Seth	12/10/25	12/09/25							159,937	6,575,000
	02/13/25	02/12/25							7,502	400,007
	02/13/25	02/12/25				1,407	5,627	11,254		300,032
	02/13/25	02/12/25				1,407	5,627	11,254		300,032

(1)

On February 12, 2025, the Compensation and Talent Committee approved the grant of the EQH RSUs and EQH Performance Shares with a grant date of February 13, 2025. On December 9, 2025, the AB Compensation and Workplace Practices Committee approved the grant of the 2025 SB Award with a grant date of December 10, 2025.

(2)

For the EQH Program Participants, the target column shows the target award under the 2025 STIC Program assuming the plan was 100% funded. The actual awards paid to the EQH Program Participants are listed in the Non-Equity Incentive Compensation column of the “Summary Compensation Table.”

(3)

The second, third and fourth rows for each Named Executive Officer show the EQH RSUs, TSR Performance Shares and Non-GAAP EPS Performance Shares granted on February 13, 2025, respectively. For Mr. Bernstein, the first row shows the 2025 AB Award granted on December 10, 2025.

(4)

The amounts in this column represent the aggregate grant date fair value of all equity-based awards granted to the Named Executive Officers in 2025 in accordance with ASC Topic 718. The EQH Performance Shares were valued at target, which represents the probable outcome at grant date.

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SUPPLEMENTAL INFORMATION FOR SUMMARY COMPENSATION AND GRANTS OF PLAN-BASED AWARDS TABLES

2025 Annual Equity-Based Awards

EQH RSUs. EQH RSUs were granted on February 13, 2025, with a vesting schedule of three years, with one-third of the grant vesting on each of February 28, 2026, February 28, 2027, and February 28, 2028. EQH RSUs receive dividend equivalents with the same vesting schedule as their related units.

EQH TSR Performance Shares. EQH Performance Shares were granted on February 13, 2025, and will cliff vest after three years on February 28, 2028. EQH Performance Shares will receive dividend equivalents with the same vesting schedule as their related shares and were granted unearned. EQH Performance Shares granted in 2025 may be earned based on Holdings’ Relative TSR. The number of TSR Performance Shares that are earned will be determined at the end of a performance period (January 1, 2025 – December 31, 2027) by multiplying the number of unearned TSR Performance Shares by the “TSR Performance Factor.” The TSR Performance Factor will be determined as follows, subject to a cap of 100% if Holdings’ total stockholder return for the performance period is negative:

If Relative TSR for the TSR Performance Period is. . .	The TSR Performance Factor will equal. . .

87.5th percentile or greater (maximum)	200%

50th percentile (target)	100%

30th percentile (threshold)	25%
Below 30th percentile	0%

Note:	For results in between the threshold and target and target maximum amounts, the TSR Performance Factor will be determined by linear interpolation.

The TSR Peer Group for 2025 consisted of the following companies:

2025 TSR Peer Group
Ameriprise Financial, Inc. Brighthouse Financial, Inc. CNO Financial Group, Inc. Corebridge Financial Globe Life Jackson Financial, Inc. Lincoln National Corporation Manulife Financial Corp.	MetLife Principal Financial Group, Inc. Prudential Financial, Inc. Reinsurance Group of America Sun Life Financial, Inc. Unum Group Voya Financial, Inc.

EQH Non-GAAP EPS Performance Shares. EQH Non-GAAP EPS Performance Shares were granted on February 13, 2025, and will cliff vest after three years on February 28, 2028. EQH Non-GAAP EPS Performance Shares will receive dividend equivalents with the same vesting schedule as their related shares and were granted unearned. EQH Non-GAAP EPS Performance Shares granted in 2025 may be earned based on Holdings’ growth in Non-GAAP Operating Earnings Per Share. The number of Non-GAAP EPS Performance Shares that are earned will be determined at the end of a performance period (January 1, 2025 – December 31, 2027) by multiplying the number of unearned Non-GAAP EPS Performance Shares by the “Final Non-GAAP EPS Performance Factor.” The Final Non-GAAP EPS Performance Factor will be determined by averaging the “Non-GAAP EPS Performance Factor” for each of the three calendar years in the Non-GAAP EPS Performance Period. Specifically, the Company will be assigned target, maximum and threshold

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amounts for Non-GAAP EPS for each of 2025, 2026 and 2027 that will determine the Non-GAAP EPS Performance Factor for the applicable year as follows:

If Non-GAAP EPS for the Non-GAAP EPS Performance Period is	The Non-GAAP EPS Performance Factor will equal

Maximum amount (or greater)	200%

Target amount	100%

Threshold amount	25%
Below threshold	0%

Note:	For results in between the threshold and target and target and maximum amounts, the Non-GAAP EPS Performance Factor will be determined by linear interpolation.

2025 Equity-based awards to the EQH Program Participants were granted under the 2019 Equity Plan.

2025 SB Award

The 2025 SB Award is denominated in restricted AB Holding Units and has a three-year pro-rata vesting schedule. The AB Holding Units underlying the 2025 SB Award are restricted and are not permitted to be transferred by Mr. Bernstein. Mr. Bernstein has voluntarily elected to defer receipt of 50% of any vested portion of the 2025 SB Award until January 2030 to be received in ten annual installments and will receive the remaining 50% of the 2025 SB Award as it vests each December. Quarterly cash distributions on vested and unvested restricted AB Holding Units in respect of the 2025 SB Award will be delivered to Mr. Bernstein when cash distributions generally are paid to all Unitholders. If Mr. Bernstein resigns or is terminated without cause prior to the vesting date, he is eligible to continue to vest in the 2025 SB Award, subject to compliance with the restrictive covenants set forth in the applicable award agreement, including restrictions on competition and employee and client solicitation. The 2025 SB Award will immediately vest upon a termination due to death or disability. AB is permitted to claw-back an award if Mr. Bernstein fails to adhere to risk management policies.

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OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2025

The following table lists outstanding equity grants for each Named Executive Officer as of December 31, 2025. The table includes outstanding equity grants from past years as well as the current year.

OUTSTANDING EQUITY AWARDS AT 2025 YEAR-END

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Pearson, Mark	190,400	0		$23.18	02/26/30	499,716	23,811,480	697,104	33,217,006

Raju, Robin						118,819	5,661,739	162,050	7,721,683

Hurd, Jeffrey	56,149	0		$21.34	03/01/28	107,951	5,143,854	145,294	6,923,259

	39,267	0		$18.74	02/14/29

	114,417	0		$23.18	02/26/30

Lane, Nick	44,417	0		$23.18	02/26/30	120,681	5,750,473	163,807	7,805,404

Bernstein, Seth						338,844	13,405,419	58,123	2,769,561

(1)	For the EQH Program Participants, this column reflects the following:

	2023 EQH Performance Shares – Vesting on 2/28/26	2023 EQH RSUs – Vesting Ratably on 2/28/26	2024 EQH RSUs – Vesting Ratably on 2/28/26 and 2/28/27	2025 EQH RSUs – Vesting Ratably on 2/28/26, 2/28/27 and 2/28/28

Mr. Pearson	261,177	46,396	95,670	96,473

Mr. Raju	62,832	11,161	21,856	22,970

Mr. Hurd	57,904	10,286	20,619	19,142

Mr. Lane	64,064	11,379	22,268	22,970

Mr. Bernstein	20,452	3,633	8,248	7,657

For Mr. Bernstein, this column also reflects:

Amount	Grant

45,430	Restricted AB Holding Units Granted in 2023 Vesting Ratably on December 1, 2026.

93,488	Restricted AB Holding Units Granted in 2024 Vesting Ratably on December 1, 2026, and December 1, 2027.

159,937	Restricted AB Holding Units Granted in 2025 Vesting Ratably on December 1, 2026, December 1, 2027, and December 1, 2028.

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Executive Compensation

(2)	This column includes:

	2024 EQH TSR Performance Shares Vesting 2/28/27	2025 EQH Performance Shares Vesting 2/28/28
Mr. Pearson	TSR 192,424	TSR 144,710
	Non-GAAP EPS 215,260	Non-GAAP EPS 144,710
Mr. Raju	TSR 43,960	TSR 34,457
	Non-GAAP EPS 49,176	Non-GAAP EPS 34,457
Mr. Hurd	TSR 41,472	TSR 28,715
	Non-GAAP EPS 46,392	Non-GAAP EPS 28,715
Mr. Lane	TSR 44,789	TSR 34,457
	Non-GAAP EPS 50,104	Non-GAAP EPS 34,457
Mr. Bernstein	TSR 16,590	TSR 11,487
	Non-GAAP EPS 18,559	Non-GAAP EPS 11,487

2023 Performance Shares are reported based on actual performance; 2024 and 2025 Performance Shares are reported at maximum.

OPTION EXERCISES AND STOCK VESTED IN 2025

The following table summarizes the value received from stock option exercises and stock awards vested during 2025.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#) (1)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (3)

Pearson, Mark	276,000	7,600,274	407,343	22,412,036

Raju, Robin	25,888	836,612	72,166	3,970,564

Hurd, Jeffrey	0	0	79,617	4,380,549

Lane, Nick	108,206	2,587,089	96,359	5,301,662

Bernstein, Seth	0	0	168,758	7,498,822

(1)	The number of options exercised for Mr. Lane include 73,206 AXA stock options initially granted on June 27, 2018.

(2)

For Messrs. Pearson, Raju, Hurd and Lane, this column reflects the vesting of their 2022 EQH performance shares, the first tranche of their 2024 EQH RSUs, the second tranche of their 2023 RSUs, and the third tranche of their 2022 RSUs.

For Mr. Bernstein, this column reflects the vesting of:

•	his 2022 EQH performance shares, the first tranche of his 2024 EQH RSUs, the second tranche of his 2023 EQH RSUs and the third tranche of his 2022 EQH RSUs.

•	the third tranche of the restricted AB Holding Units granted to him in 2022, the delivery of which Mr. Bernstein elected to defer half until January 31, 2030.

•	the second tranche of the restricted AB Holding Units granted to him in 2023, the delivery of which Mr. Bernstein elected to defer half until January 31, 2028.

•	the first tranche of the restricted AB Holding Units granted to him in 2024, the delivery of which Mr. Bernstein elected to defer half until January 31, 2031.

Mr. Bernstein will receive quarterly cash distributions payable with respect to the vested but undelivered portion of his AB Holding Units on the same basis as cash distributions are paid to AB Holding Unitholders generally.

(3)

The value of the 2022 performance shares, 2022 EQH RSUs, 2023 EQH RSUs, and 2024 RSUs that vested in 2025 were determined using the closing price of a Share on the vesting date. The value of the restricted AB Holding Units that vested in 2025 were determined using the closing price of an AB Holding Unit on the vesting date.

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Executive Compensation

PENSION BENEFITS AS OF DECEMBER 31, 2025

The following table lists the pension program participation and actuarial present value of each Named Executive Officer’s defined benefit pension on December 31, 2025. Note that Mr. Hurd did not participate in the Excess Plan, and Mr. Raju did not participate in the Excess Plan or the Executive Survivor Benefit Plan, since they were not eligible to participate in the applicable plans prior to their freeze. Mr. Bernstein does not have any pension benefits.

PENSION BENEFITS
Name	Plan Name (1)	Number of Years Credited Service (#) (2)	Present Value of Accumulated Benefit ($)	Payments during the last fiscal year ($)
Pearson, Mark	Equitable Retirement Plan	6	108,035
	Equitable Excess Retirement Plan	5	905,316
	Equitable Executive Survivor Benefit Plan	31	5,240,108
Raju, Robin	Equitable Retirement Plan	9	79,835
	Equitable Excess Retirement Plan	0	—
	Equitable Executive Survivor Benefit Plan	0	—
Hurd, Jeffrey	Equitable Retirement Plan	1	14,377
	Equitable Excess Retirement Plan	0	—
	Equitable Executive Survivor Benefit Plan	7	2,216,872
Lane, Nick	Equitable Retirement Plan	9	244,874
	Equitable Excess Retirement Plan	8	443,688
	Equitable Executive Survivor Benefit Plan	20	1,640,795

(1)

The December 31, 2025 liabilities for the Retirement Plan, the Excess Plan, and the ESB Plan were calculated using the same participant data, plan provisions and actuarial methods and assumptions used for financial reporting purposes, except that a retirement age of 65 is assumed for all calculations. The assumptions used can be found in note 14 of the notes to Holdings’ consolidated financial statements for the year ended December 31, 2025.

(2)

Credited service for purposes of the Excess Plan does not include any service after the freeze of the plans on December 31, 2013. Pursuant to his employment agreement, Mr. Pearson’s credited service for purposes of the ESB Plan includes approximately 16 years of service with Equitable Financial affiliates. However, this additional credited service does not result in any benefit augmentation for Mr. Pearson since he has elected benefits that do not vary based on years of service.

The Retirement Plan

The Retirement Plan is a tax-qualified defined benefit plan for eligible employees that provides a pay credit equal to 4% of eligible compensation up to the qualified plan compensation limit and deemed interest credits under a cash balance formula. For 2025, pay credits accrued on or after January 2025 received a deemed interest crediting rate of 6%.

Participants become vested in their benefits under the Retirement Plan after three years of service. Participants are eligible to retire and begin receiving benefits under the Retirement Plan: (a) at age 65 (the “normal retirement date”) or (b) if they are at least age 55 with at least 5 full years of service (an “early retirement date”).

Participants elect the time and form of payment of their cash balance account after they separate from service. The normal form of payment depends on a participant’s marital status as of the payment commencement date. If the participant is unmarried, the normal form will be a single life annuity. If the participant is married, the normal form will be a 50% joint and survivor annuity. Subject to spousal consent requirements, participants may elect the following optional forms of payment for their cash balance account:

•	Single life annuity;

•	Optional joint and survivor annuity of any whole percentage between 1% and 100%; and

•	Lump sum.

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Executive Compensation

Mr. Pearson and Mr. Hurd are currently eligible for retirement under the plan.

Messrs. Pearson, Raju and Lane have notional cash balance accounts in the Retirement Plan based upon a pay credit formula that was frozen effective December 31, 2013. These notional accounts continue to be credited with deemed interest credits. For pay credits earned on or after April 1, 2012, up to December 31, 2013, the interest rate is determined annually based on the average discount rates for one-year Treasury Constant Maturities. For pay credits earned prior to April 1, 2012, the annual interest rate is the greater of 4% and a rate derived from the average discount rates for one-year Treasury Constant Maturities. For 2025, all pay credits earned prior to December 31, 2013, received an interest crediting rate of 4.75%.

For certain grandfathered participants, the Retirement Plan provides benefits under a traditional defined benefit formula based on final average pay, estimated Social Security benefits and years of service. None of the Named Executive Officers are grandfathered participants.

The Excess Plan

The purpose of the Excess Plan, which was frozen as of December 31, 2013, was to allow eligible employees to earn retirement benefits in excess of those permitted under the Retirement Plan. Specifically, the Retirement Plan is subject to rules under the Internal Revenue Code that cap both the amount of eligible earnings that may be taken into account for determining benefits under the Retirement Plan and the amount of benefits that the Retirement Plan may pay annually. Prior to the freeze of the Retirement Plan, the Excess Plan permitted participants to accrue and be paid benefits that they would have earned and been paid under the Retirement Plan but for these limits. The Excess Plan is an unfunded plan and no assets are actually set aside in participants’ names.

Mr. Pearson and Mr. Lane are entitled to a frozen benefit under the Excess Plan.

The Excess Plan was amended effective September 1, 2008, to comply with the provisions of Internal Revenue Code Section 409A. Pursuant to the amendment, a participant’s Excess Plan benefits vested after 2005 will generally be paid in a lump sum on the first day of the month following the month in which separation from service occurs provided that payment will be delayed six months for “specified employees” (generally, the fifty most highly-compensated officers of Equitable Financial and its affiliates), unless the participant made a special one-time election with respect to the time and form of payment of those benefits by November 14, 2008. Neither Mr. Pearson nor Mr. Lane made a special election. The time and form of payment of Excess Plan benefits that vested prior to 2005 are the same as the time and form of payment of the participant’s Retirement Plan benefits.

The ESB Plan

The ESB Plan offers financial protection to a participant’s family in the case of their death. Eligible employees may choose up to four levels of coverage and the form of benefit to be paid at each level. Each level provides a benefit equal to one time the participant’s eligible compensation (generally, base salary plus the higher of: (a) most recent short-term incentive compensation award and (b) the average of the three highest short-term incentive compensation awards), subject to an overall $25 million cap. Each level offers different coverage choices. Generally, the participant can choose between a life insurance death benefit and a deferred compensation benefit payable upon death at each level. Participants are not required to contribute to the cost of Level 1 or Level 2 coverage but are required to contribute annually to the cost of any options elected under Levels 3 and 4 until age 65.

Level 1 coverage continues after retirement until the participant attains age 65. Levels 2, 3 and 4 coverage continue after retirement until the participant’s death, provided that, for Levels 3 and 4 coverage, all required participant contributions are made.

The ESB Plan was closed to new participants on January 1, 2019. As a result, Mr. Raju is not eligible to participate in the ESB Plan.

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Executive Compensation

Level 1

A participant can choose between the following two options at Level 1:

Lump Sum Option. Under the Lump Sum Option, a life insurance policy is purchased on the participant’s life. At the death of the participant, the participant’s beneficiary receives a tax-free lump sum death benefit from the policy. The participant is taxed annually on the value of the life insurance coverage provided.

Survivor Income Option. Upon the participant’s death, the Survivor Income Option provides the participant’s beneficiary with 15 annual payments approximating the value of the Lump Sum Option or a payment equal to the amount of the lump sum. The payments will be taxable but the participant is not subject to annual taxation.

Level 2

At Level 2, a participant can choose among the Lump Sum Option and Survivor Income Option, described above, and the following option:

Surviving Spouse Benefit Option. The Surviving Spouse Benefit Option provides the participant’s spouse with monthly income equal to about 25% of the participant’s monthly compensation (with an offset for social security). The payments are taxable but there is no annual taxation to the participant. The duration of the monthly income depends on the participant’s years of service (with a minimum duration of 5 years).

Levels 3 and 4

At Levels 3 and 4, a participant can choose among the Lump Sum Option and Survivor Income Option, described above and the following option:

Surviving Spouse Income Addition Option. The Surviving Spouse Income Addition Option provides monthly income to the participant’s spouse for life equal to 10% of the participant’s monthly compensation. The payments are taxable but there is no annual taxation to the participant.

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Executive Compensation

NON-QUALIFIED DEFERRED COMPENSATION TABLE AS OF DECEMBER 31, 2025

The following table provides information on deferrals made by the EQH Program Participants under the Post-2004 Plan in 2025, as well as their aggregate balances in the Post-2004 Plan. It also reflects Mr. Bernstein’s deferral of certain equity awards and employer contributions received by Mr. Lane under the Lane Letter Agreement.

Name	Plan Name	Executive Contributions in Last FY ($) (1) (2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Pearson, Mark	The Post-2004 Variable Deferred Compensation Plan	—	458,800	—	3,245,630
Raju, Robin	The Post-2004 Variable Deferred Compensation Plan	175,298	207,527	—	1,468,348
Hurd, Jeffrey	The Post-2004 Variable Deferred Compensation Plan	127,800	221,085	—	3,656,060
Lane, Nick	The Post-2004 Variable Deferred Compensation Plan	—	292,813	—	2,112,555
	Lane Letter Agreement		19,706	—	139,407
Bernstein, Seth	2020 Equity Awards	—	166,064	414,562	4,597,221
	2021 Equity Awards	—	71,287	177,962	1,973,479
	2022 Equity Awards	813,346	(3,337)	136,245	2,266,298
	2023 Equity Awards	941,077	(35,435)	78,821	1,748,137
	2024 Equity Awards	968,303	(68,947)	—	899,355

(1)	Amounts reported in this column that are reported in the ‘‘Summary Compensation Table” (for 2025) are: Mr. Raju – $42,386 base salary and $132,912 bonus; and Mr. Hurd – $127,800 bonus.

(2)	For Mr. Bernstein, the executive contributions column reflects the value of:

•	for the 2022 Equity Award, 19,632 restricted AB Holding Units that vested on December 1, 2025, of which will be delivered in five (5) annual installments beginning January 31, 2030;

•	for the 2023 Equity Award, 22,715 restricted AB Holding Units that vested on December 1, 2025, of which will be delivered in ten (10) annual installments beginning January 31, 2028; and

•	for the 2024 Equity Award, 23,372 restricted AB Holding Units that vested on December 1, 2025, of which will be delivered in a single installment on January 31, 2031.

The Post-2004 Plan

The Post-2004 Plan allows eligible employees to defer the receipt of up to 50% of their base salary and short-term incentive compensation. Deferrals are credited to a bookkeeping account in the participant’s name on the first day of the month following the month in which the compensation otherwise would have been paid to him or her. The account is used solely for record keeping purposes and no assets are actually placed into any account in the participant’s name.

Account balances in the Post-2004 Plan are credited with gains and losses as if invested in the available earnings crediting options chosen by the participant. The Post-2004 Plan currently offers a variety of earnings crediting options.

Each year, participants in the Post-2004 Plan can elect to make deferrals into an account they have already established under the plan or they may open a new account, provided that they may not allocate any new deferrals into an account if they are scheduled to receive payments from the account in the next calendar year.

When participants establish an account, they must elect the form and timing of payments for that account. They may receive payments of their account balance in a lump sum or in any combination of lump sum and/or annual installments paid over consecutive years. They may elect to commence payments from an account in July or December of any year after the year following the deferral election provided that payments must commence by the first July or December following age 75.

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Executive Compensation

The Lane Letter Agreement

The Lane Letter Agreement provided that, for each calendar year during which Mr. Lane was employed by Equitable Financial and on international assignment to AXA Life Japan for any portion of the year, he would be entitled to an employer contribution to a deferred compensation account for that year. For 2016, this contribution was equal to 10% of his salary prior to departure, pro-rated based on the period of service under the assignment during 2016. For each year after 2016, his contribution was equal to the value of any additional employer contributions that he would have received in that year under the AXA Equitable 401(k) Plan and its related excess plan if eligible compensation for purposes of those plans equaled his worldwide income.

Contributions were credited to the deferred compensation account for a year in February of the following calendar year and Mr. Lane was immediately vested in all contributions. Each account is used solely for record keeping purposes and no assets are actually placed into any account in Mr. Lane’s name. Account balances are credited with gains and losses as if invested in the available earnings crediting options chosen by Mr. Lane. The Lane Letter Agreement currently offers a variety of earnings crediting options.

Payment of Mr. Lane’s account balances are made in July of the fourth year after the year for which the contributions were made. Mr. Lane has a limited ability to change the time and form of payment of the account balances.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

EQH Program Participants

The table below and the accompanying text present the hypothetical payments and benefits that would have been payable if the EQH Program Participants terminated employment, or a change in control (“CIC”) of Holdings occurred on December 31, 2025 (the “Trigger Date”). The payments and benefits described below are hypothetical only, as no such payments or benefits have been paid or made available. Hypothetical payments or benefits that would be due under arrangements that are generally available on the same terms to all salaried employees are not described or included in the table below.

The following definitions are used for purposes of the table below:

•	“2023 EQH Equity Awards” means the equity awards granted to the EQH Program Participants on February 15, 2023;

•	“2024 EQH Equity Awards” means the equity awards granted to the EQH Program Participants on February 14, 2024;

•	“2025 EQH Equity Awards” means the equity awards granted to the EQH Program Participants on February 13, 2025;

•	“EQH Equity Awards” means the 2023 EQH Equity Awards, the 2024 EQH Equity Awards and the 2025 EQH Equity Awards; and

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•	“Cause” is defined as follows:

For purposes of:	Cause generally means:

Mr. Pearson’s employment agreement

•

willful failure to substantially perform his duties after reasonable notice of his failure to do so;

•

willful misconduct that is materially injurious to the Company;

•

conviction of, or plea of nolo contendere to, a felony; or

•

willful breach of any written covenant or agreement with the Company to not disclose information pertaining to the Company or to not compete or interfere with the Company.

The Supplemental Severance Plan

•

violation of law during the course of employment;

•

material breach of any Company policy related to workplace conduct;

•

conduct resulting in damage to Company assets;

•

conduct that is materially injurious to the Company, monetarily or otherwise;

•

disclosure of confidential and/or proprietary information in violation of Company policies or standards; or

•

breach of duty of loyalty to the Company.

EQH Equity Awards

•

commission of a crime involving fraud, theft, false statements or other similar acts or commission of a felony;

•

willful or grossly negligent failure to perform material employment-related duties;

•

material violation of any Company policy;

•

engaging in any act or making any public statement that materially impairs, impugns, denigrates, disparages or negatively reflects upon the name, reputation or business interests of the Company; or

•

material breach of any employment agreement, or noncompetition, nondisclosure or non-solicitation agreement with the Company.

•	“CIC” of Holdings generally includes the following events:

•	any person becomes the beneficial owner of 30% or more of Holdings’ common stock;

•

the individuals who constituted the Board at March 25, 2019, cease for any reason to constitute at least a majority of the Board provided, however, that any individual becoming a director subsequent to this date whose appointment was approved by a vote of at least a majority of the directors then comprising the Board shall be considered as though said individual was a member of the March 25, 2019 Board; and

•

the consummation of a business combination (e.g., a merger, reorganization or similar transaction involving the Company) unless, following the business combination, substantially all of the persons that were the beneficial owners of Holdings immediately prior to the business combination beneficially own 50% or more of the resulting entity from the business combination in substantially the same proportions as their ownership of Holdings immediately prior to the business combination;

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Executive Compensation

•	“Good Reason” is defined as follows:

For purposes of:	Good Reason generally means:

Mr. Pearson’s employment agreement

•

an assignment of duties materially inconsistent with Mr. Pearson’s duties or authority or a material limitation of Mr. Pearson’s powers;

•

the removal of Mr. Pearson from his positions;

•

Mr. Pearson being required to be based at an office more than 75 miles from New York City;

•

a diminution of Mr. Pearson’s titles;

•

a material failure by the Company to comply with the agreement’s compensation provisions; and

•

a failure of the Company to secure a written assumption of the agreement by any successor company.

The Supplemental Severance Plan

•

material diminution of duties, authority or responsibilities;

•

material reduction in base compensation (other than in connection with, and substantially proportionate to, reductions by the Company of the compensation of other similarly situated senior executives); and

•

material change in the geographic location of an executive’s position.

Please note the following when reviewing the tables:

•	hypothetical payments and benefits related to equity-based awards are calculated using, as applicable the closing price of a Share on December 31, 2025;

•	it is assumed that any involuntary termination is not for “cause;” and

•

in all cases included in the table, the EQH Program Participants would have been entitled to the benefits described in the pension and non-qualified deferred compensation tables above with the exception of benefits under the ESB Plan unless otherwise indicated below.

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Executive Compensation

Name	Temporary Income Payments ($)	Lump Sum Payments ($)	EQH Equity Awards ($)

Mr. Pearson

Retirement	—	3,148,000	30,174,553

Good Reason Termination	11,444,320	3,148,000	30,174,553

Involuntary Termination	11,444,320	3,148,000	30,174,553

CIC w/o Termination	—	—	31,733,258

Death	—	—	36,321,640

Disability	—	—	41,666,896

Mr. Raju

Involuntary Termination – no CIC(1)	4,594,377	1,340,000	5,655,506

CIC w/o Termination			7,481,536

Death			8,536,547

Disability			9,807,337

Mr. Hurd

Retirement	—	1,500,000	6,593,849

Involuntary Termination – no CIC(2)	5,180,375	1,540,000	6,593,849

CIC w/o Termination	—	—	6,814,133

Death	—	—	7,696,821

Disability	—	—	8,874,178

Mr. Lane

Involuntary Termination – no CIC(3)	4,626,575	1,440,000	5,764,655

CIC w/o Termination	—	—	7,595,896

Death	—	—	8,647,833

Disability	—	—	9,943,336
(1)

If the involuntary termination was within twelve months after a CIC, or Mr. Raju resigned for “good reason” within twelve months after a CIC, the temporary income payments would have been $6,125,835. See “Involuntary Termination – no CIC” below for more information.

(2)

If the involuntary termination was within twelve months after a CIC, or Mr. Hurd resigned for “good reason” within twelve months after a CIC, the temporary income payments would have been $6,907,167. See “Involuntary Termination – no CIC” below for more information.

(3)

If the involuntary termination was within twelve months after a CIC, or Mr. Lane resigned for “good reason” within twelve months after a CIC, the temporary income payments would have been $6,168,767. See “Involuntary Termination – no CIC” below for more information.

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Executive Compensation

Retirement

Messrs. Pearson and Hurd are the only EQH Program Participants eligible to retire on the Trigger Date. For this purpose, “retirement” means termination of service on or after the normal retirement date or any early retirement date under the Retirement Plan. If Messrs. Pearson or Hurd had retired on the Trigger Date, they would have received the items described in the following table.

Item	Description

Lump Sum Payments	Messrs. Pearson and Hurd would each have received a 2025 STIC Program award equal to the lower of their respective 2024 STIC Program award and 2025 STIC Target.

EQH Equity Awards

The unvested portions of their 2025 EQH Equity Award would have been forfeited.

Their 2023 and 2024 EQH Equity Awards would continue to vest pursuant to their terms, including satisfaction of any applicable performance criteria. Any vested options held at the time of termination would remain exercisable until the earlier of five years from the date of termination and their expiration.

Other	Messrs. Pearson and Hurd would each have been entitled to access to retiree medical coverage without any company subsidy as well as continued participation in the ESB Plan (the “Medical/ESB Benefits”).

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Executive Compensation

Good Reason Termination

Mr. Pearson is the only EQH Program Participant who is entitled to temporary income payments and lump sum payments (collectively, “Severance Benefits”) in connection with a termination for good reason unrelated to a CIC. If Mr. Pearson had voluntarily terminated on the Trigger Date for “good reason,” he would have received the items described in the following table.

Item	Description

Severance Benefits

Mr. Pearson waived his right to receive any benefits under the Severance Plan or the Supplemental Severance Plan. Under his employment agreement, he would have received:

•

temporary income payments equal to the sum of two years of salary and two times the greatest of: (a) his most recent STIC Program award, (b) the average of his last three STIC Program awards and (c) his STIC Target; and

•

a lump sum payment equal to his STIC Target.

The temporary income payments would have been paid over a two-year period beginning on the first payroll date of the Company following the 60th day after the date of termination of employment (the “Severance Period”), provided that they would cease if Mr. Pearson provided services for a competitor.

The Severance Benefits are contingent upon Mr. Pearson executing a release of all claims against the company.

EQH Equity Awards	His equity awards would have been treated as described above under “Retirement.”

Other	He would have received the Medical/ESB Benefits.

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Executive Compensation

Involuntary Termination

If Mr. Pearson’s employment had been involuntarily terminated by the Company on the Trigger Date, he would have received the items described in the following table.

Item	Description

Severance Benefits	He would have been entitled to the same Severance Benefits under his employment agreement as those due upon a termination for good reason as described above, subject to the same conditions.

EQH Equity Awards

If he signed a release of all claims against the Company:

•

his 2023 and 2024 EQH Equity Awards would continue to vest pursuant to their terms, including satisfaction of any applicable performance criteria. Any vested options held at the time of termination would remain exercisable until the earlier of five years from the date of termination and their expiration.

•

his 2025 EQH Equity Award would have been forfeited.

Other	He would have received the Medical/ESB Benefits.

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Involuntary Termination – No CIC

If they had experienced an involuntary termination of employment on the Trigger Date, the EQH Program Participants other than Mr. Pearson would have received the items described in the following table.

Item	Description

Severance Benefits

They would have been eligible for Severance Benefits under the Severance Plan, as supplemented by the Supplemental Severance Plan. To receive those benefits, the executives would have been required to sign a separation agreement including a release of all claims against the Company.

The Severance Benefits would have included:

•

temporary income payments equal to 78 weeks of base salary (104 weeks in the case of a termination within twelve months after a CIC);

•

additional temporary income payments equal to 1.5 times (two times in the case of a termination within twelve months after a CIC) the greatest of:

•

the most recent annual STIC Program award paid to the executive;

•

the average of the three most recent STIC Program awards paid to the executive; and

•

the executive’s STIC Target; and

•

a lump sum payment equal to the sum of the executive’s STIC Target and $40,000.

If, instead of an involuntary termination, the executives had resigned for “good reason” within twelve months after a CIC, they would have been entitled to the same benefits as above, subject to the same conditions.

EQH Equity Awards

Provided they executed a release of claims:

•

The executives would have retained a pro rata portion of their unvested 2023 and 2024 EQH Performance Shares and RSUs, each of which would remain outstanding and vest subject to the attainment of the applicable performance or service criteria.

•

Any vested EQH stock options held at the time of termination would remain exercisable until the earlier of 30 days from the date of termination and their expiration.

They would have forfeited their 2025 EQH Equity Awards.

Notice of Annual Meeting of Stockholders and 2026 Proxy Statement	77

Executive Compensation

Change in Control w/o Termination

If there had been a CIC on the Trigger Date without any termination of employment, the EQH Program Participants would have received the items described in the following table.

Item	Description

EQH Equity Awards

Generally, in the event of a CIC, EQH Equity Awards without performance criteria that are not assumed or replaced with substitute awards having the same or better terms or conditions would fully vest and be cancelled for the same per share payment made to the stockholders in the CIC (less, in the case of stock options, the applicable exercise price).

EQH Equity Awards with performance criteria would be pro-rated at the time of the CIC based on either target or actual levels of performance, and then modified into time-vesting awards. The modified awards would then either be replaced, assumed or cashed out, as described above.

For purposes of the payments and benefits table above, we have assumed that the EQH Equity Awards are not assumed or replaced.

Death

If an EQH Program Participant had terminated employment due to death on the Trigger Date:

Item	Description

EQH Equity Awards	All EQH Equity Awards would have immediately vested. EQH stock options would have been exercisable until the earlier of one year from the date of death and their expiration. All other awards would have been immediately paid out, assuming target performance for EQH Performance Shares.

Disability

If an EQH Program Participant had terminated employment due to disability on the Trigger Date:

Item	Description

EQH Equity Awards

He would have been treated as if he continued in the employ of the Company with respect to his EQH Equity Awards. The estimated values of payouts related to awards with performance criteria at the Trigger Date assume target performance.

All EQH stock options would have been exercisable until the earlier of their expiration date and the five-year anniversary of the termination date.

Restrictive Covenants

Mr. Pearson’s Employment Agreement

Mr. Pearson is subject to a confidentiality provision, in addition to covenants with respect to non-competition during his employment and twelve months thereafter (six months if he voluntarily terminates employment without good reason) and non-solicitation of customers and employees for twelve months following his termination of employment or, if longer, during the Severance Period.

The Supplemental Severance Plan

To receive benefits under the Supplemental Severance Plan, executives are required to sign a separation agreement including a release of all claims against the Company. The agreement also must include provisions regarding non-competition and non-solicitation of customers and employees for twelve months following termination of employment.

78	Notice of Annual Meeting of Stockholders and 2026 Proxy Statement

Executive Compensation

EQH Equity Awards

The award agreements for the EQH Equity Awards include provisions regarding non-competition and non-solicitation of customers and employees for twelve months following termination of employment. In the event that an EQH Program Participant who retains all or a portion of his equity-based award following termination of employment violates the non-competition and non-solicitation contained in his award agreement, any remaining portion of his award at the time of violation will be immediately forfeited. Also, any portion of his award that vested after termination, and any shares or cash issued upon exercise or settlement of that vested portion, will be immediately forfeited or paid to the Company together with all gains earned or accrued.

MR. BERNSTEIN

The table below and the accompanying text present the hypothetical payments and benefits that would have been payable if Mr. Bernstein terminated employment, or a CIC of AB (or, in the case of Mr. Bernstein’s EQH Equity Awards, a CIC of Holdings as defined above) occurred on December 31, 2025 (the “Trigger Date”). The payments and benefits described below are hypothetical only, as no such payments or benefits have been paid or made available. Hypothetical payments or benefits that would be due under arrangements that are generally available on the same terms to all salaried employees are not described or included in the table below.

For purposes of these tables, hypothetical payments and benefits related to Mr. Bernstein’s equity awards are calculated using the closing price of a Share on December 31, 2025, or the closing price of an AB Holding Unit on December 31, 2025, as applicable.

EQH Equity Awards

Retirement	$2,057,083

Death	$2,969,234

Disability	$2,969,234

Involuntary Termination or termination by Mr. Bernstein for good reason – no CIC	$2,057,083

CIC of Holdings without Termination	$2,580,782

Death

If Mr. Bernstein had terminated employment due to death on the Trigger Date, he would have immediately vested in the unvested portion of his EQH Equity Awards.

Disability

If Mr. Bernstein had terminated employment due to disability on the Trigger Date, he would have been treated as if he continued in the employ of the Company for purposes of his EQH Equity Awards.

Retirement

If Mr. Bernstein had terminated his employment due to retirement on the Trigger Date, he would have forfeited his 2025 EQH Equity Program award; and his 2023 and 2024 EQH Performance Shares and RSUs would have continued to vest pursuant to their terms, including satisfaction of any applicable performance criteria.

Involuntary Termination – no CIC

If Mr. Bernstein’s employment had been involuntarily terminated by the Company on the Trigger Date without cause as defined above for EQH Equity Awards:

•	he would have forfeited his 2025 Equity Program award; and

•	he would have automatically vested in full in his 2024 and 2023 EQH Performance Shares and RSUs.

Notice of Annual Meeting of Stockholders and 2026 Proxy Statement	79

Executive Compensation

CIC

In the event of a CIC on the Trigger Date, the portions of his EQH Equity Awards without performance criteria that are not assumed or replaced with substitute awards having the same or better terms or conditions would fully vest and be cancelled for the same per share payment made to the stockholders in the CIC (less, in the case of stock options, the applicable exercise price).

The portions of Mr. Bernstein’s EQH Equity Awards with performance criteria would be pro-rated at the time of the CIC based on either target or actual levels of performance, and then modified into time-vesting awards. The modified awards would then either be replaced, assumed or cashed out, as described above.

For purposes of the table above, we have assumed that Mr. Bernstein’s awards are not assumed or replaced.

AB Holding Unit Awards

Reason for Employment Termination	Cash Payments ($)	AB Holding Unit Awards ($)	Other Benefits ($) (8)
CIC of AB	—	11,499,924	—
Termination by Mr. Bernstein for good reason (1)	3,500,000	11,499,924	22,359
Termination of Mr. Bernstein’s employment by AB without cause or due to Death or Disability (2) (4) (5) (6)	5,250,000	11,499,924	22,359
Termination by Mr. Bernstein for good reason or by AB without cause and within 12 months of CIC of AB (3)	7,000,000	11,499,924	22,359
Termination by Mr. Bernstein without good reason (complies with applicable agreements and restrictive covenants) under the AB Incentive Compensation Award Program (“ICAP”) (7)	—	11,499,924	—
Death or Disability (4) (5) (6)	—	11,499,924	22,359

(1)	Under the Bernstein Employment Agreement, if Mr. Bernstein resigns for “good reason” (as defined below) and he signs and does not revoke a waiver and release of claims, he will receive the following:

•	a cash payment equal to the sum of (a) his current base salary and (b) his bonus opportunity amount;

•	a pro rata bonus based on actual performance for the fiscal year in which the termination occurs;

•	monthly payments equal to the cost of COBRA coverage for the COBRA coverage period; and

•	following the COBRA coverage period, access to participation in AB’s medical plans as in effect from time to time at Mr. Bernstein’s (or his spouse’s) sole expense.

(2)

If Mr. Bernstein’s employment is terminated without “cause”, he will receive the amounts described in (1) above, except that the cash payment will equal 1.5 times the sum of (a) his current base salary and (b) his bonus opportunity amount.

(3)

If, during the 12 months following a CIC of AB, Mr. Bernstein is terminated without “cause” or resigns for “good reason”, he will receive the amounts described in (2) above, except that the cash payment will equal two times the sum of (a) his current base salary and (b) his bonus opportunity amount.

(4)

Under the Bernstein Employment Agreement, “disability” is defined as a good faith determination by AB that Mr. Bernstein is physically or mentally incapacitated and has been unable for a period of 180 days in the aggregate during any 12-month period to perform substantially all of the duties for which he is responsible immediately before the commencement of the incapacity.

(5)

Under the Bernstein Employment Agreement, upon termination of Mr. Bernstein’s employment due to death or disability, and after the COBRA period, AB will provide Mr. Bernstein and his spouse with access to participation in AB’s medical plans at Mr. Bernstein’s (or his spouse’s) sole expense based on a reasonably determined fair market value premium rate.

(6)

Under the applicable ICAP award agreements, “disability” is defined as the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to last for a continuous period of not less than 12 months, as determined by the carrier of the long-term disability insurance program maintained by AB or its affiliate that covers Mr. Bernstein.

(7)	Applicable agreements and restrictive covenants in the ICAP award agreement include confidentiality, restrictions on competition, and restrictions on employee and client solicitation.

(8)	Reflects the value of group medical coverage to which Mr. Bernstein would be entitled.

80	Notice of Annual Meeting of Stockholders and 2026 Proxy Statement

Executive Compensation

Bernstein Employment Agreement Definitions

Change in Control

A CIC of AB includes, among other events, the Company ceasing to control the election of a majority of the AB Board.

Cause

Cause generally includes Mr. Bernstein’s conviction in certain types of criminal proceedings, Mr. Bernstein’s willful refusal to substantially perform his duties or other willful behavior.

Good Reason

Good reason generally includes Mr. Bernstein’s termination after the diminution of his position, authority, duties or responsibilities, any material breach by AB of the Bernstein Employment Agreement or any material compensation agreement and other similar events.

Golden Parachute Payments

In the event any payments to Mr. Bernstein constitute “golden parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, payments shall be reduced to the maximum amount that does not result in the imposition of such excise tax, but only if such reduction results in Mr. Bernstein receiving a higher net-after tax amount than he would receive absent the reduction.

Restrictive Covenants

Mr. Bernstein is subject to a confidentiality provision, in addition to covenants with respect to non-competition during his employment and six months thereafter and non-solicitation of customers and employees for 12 months following his termination of employment.

Notice of Annual Meeting of Stockholders and 2026 Proxy Statement	81

Executive Compensation

Chief Executive Officer Pay Ratio Information
In 2025, the compensation of Mr. Pearson was approximately 154 times the median pay of all employees, resulting in a Chief Executive Officer pay ratio of 154:1.
Holdings identified a median employee in 2026 by examining 2025 total compensation for all individuals who were employed by Holdings and its subsidiaries as of December 31, 2025, using methods consistent with SEC rules for that purpose. All employees were included in this process, whether employed on a full-time or part-time basis. Total compensation included base salary (plus overtime, as applicable), commissions (as applicable), cash bonuses and the grant date fair value of equity-based awards.
The median employee’s compensation for 2025 ($117,020) was compared to Mr. Pearson’s compensation for 2025 ($18,001,113) using the same methodology used for the Summary Compensation Table below.
As illustrated in the table below, our 2025 CEO Pay Ratio is 154:1:

	Mark Pearson	Median Employee
Base salary ($)	1,249,862	98,624
Cash bonus ($)	3,431,320	10,000
Stock awards ($)	12,600,049	0
Change in pension value ($)	602,959	3,467
All other compensation ($)	116,923	4,929
Total ($)	18,001,113	117,020

2025 CEO Pay Ratio		154:1

82	Notice of Annual Meeting of Stockholders and 2026 Proxy Statement

Executive Compensation

Pay versus Performance
Holdings is providing the following disclosure in accordance with the SEC’s pay versus performance disclosure rules (the “PVP Rules”). However, we generally do not make compensation decisions based on “compensation actually paid” within the meaning of the PVP Rules, nor do we use the performance metrics that are required to be disclosed under the PVP Rules in our incentive compensation programs. In particular, we use
Non-GAAP
Operating Earnings, rather than net income, to determine compensation, because the nature of the products we offer result in net income volatility (as further described in the 2025 Form
10-K),
and because we view the
Non-GAAP
Operating Earnings measure as more aligned with the underlying profitability drivers of our business than net income. Please refer to page 29 for a discussion of our incentive compensation programs, the performance objectives we utilize, and how we align pay and performance.

Fiscal Year (a)	Summary Compensation Table Total for PEO (b)	Compensation Actually Paid to PEO (c)	Average Summary Compensation Table Total for Non-PEO NEOs (d)	Average Compensation Actually Paid to Non-PEO NEOs (e)	Value of Initial Fixed $100 Investment Based on:		Net Income (h) 10	Company Selected Measure: Non-GAAP Operating Earnings (i)	Supplemental Measure: Relative 3-Year TSR Rank (h)
					Company TSR (f)	Peer Group TSR (S&P 400 Financials) (g)
2025	$18,001,113	$19,346,522	$8,167,131	$9,673,241	$223	$184	($1,380)	$1,741	68.4%
2024	$17,428,043	$40,163,722	$7,424,855	$12,374,559	$213	$183	$1,307	$2,007	67.1%
2023	$15,833,102	$19,204,586	$6,541,035	$6,958,269	$149	$136	$1,302	$1,694	36.1%
2022	$15,321,649	$7,211,420	$6,145,312	$4,215,506	$125	$126	$2,153	$1,726	59.7%
2021	$14,185,032	$28,457,088	$5,929,763	$10,114,513	$140	$131	$1,755	$2,555	91.3%

1.	For purposes of this disclosure, “PEO” refers to Principal (or Chief) Executive Officer.

2.
To calculate Compensation Actually Paid (CAP) for each year, the “
Summary Compensation Table
” (SCT) total compensation amount for such year was adjusted by (1) deducting certain amounts from the SCT total, as shown in tables A and B below, (2) adding the equity component of CAP amounts, as shown in tables C and D below, and (3) adding the pension component of CAP amounts (i.e., service costs and prior service costs for the applicable year), which, for the PEO, were $258,956 for 2025, $270,911 for 2024, $274,579 for 2023, $465,238 for 2022, $477,973 for 2021, and $422,757 for 2020, and for
non-PEO
NEOs, averaged $87,985 for 2025, $79,538 for 2024, $77,191 for 2023, $130,323 for 2022, $133,038 for 2021, and $101,308 for 2020.

3.
Mark Pearson was the PEO in 2021, 2022, 2023, 2024 and 2025. 2022, 2023, 2024 and 2025
non-PEO
NEOs include Robin Raju, Jeff Hurd, Nick Lane and Seth Bernstein. 2021
non-PEO
NEOs include Anders Malmstrom (departed March 31, 2021), Robin Raju (promoted April 1, 2021), Jeff Hurd, Nick Lane and Seth Bernstein.

PEO SCT Total to CAP Reconciliation - Deductions - Table A

Year	Salary (included in SCT Total and CAP)	Bonus and Non- Bonus Equity Incentive Compensation (included in SCT Total and CAP)	All Other Compensation (included in SCT Total and CAP)	SCT Total (as shown in column (b) above)	Deductions from SCT Total
					Pension (deduct change in pension values reported in column (6) of the SCT from SCT Total)	Equity (deduct stock and option award values reported in columns (3) and (4) of the SCT from SCT Total)
2025	$1,249,862	$3,431,320	$116,923	$18,001,113	$602,959	$12,600,049
2024	$1,249,862	$4,470,160	$107,960	$17,428,043	$0	$11,600,060
2023	$1,249,820	$3,494,280	$120,480	$15,833,102	$368,485	$10,600,037
2022	$1,249,820	$2,518,400	$953,417	$15,321,649	$0	$10,600,012
2021	$1,249,820	$4,525,000	$410,201	$14,185,032	$0	$8,000,011

10
Net Income and
Non-GAAP
Operating Earnings have been restated for years ending 2021 and 2022 in accordance with the implementation of the Long Duration Targeted Improvement accounting standard, which was effective January 2023.

Notice of Annual Meeting of Stockholders and 2026 Proxy Statement	83

Executive Compensation

Average
Non-PEO
SCT Total to CAP Reconciliation - Deductions - Table b

Year	Salary (included in SCT Total and CAP)	Bonus and Non- Bonus Equity Incentive Compensation (included in SCT Total and CAP)	All Other Compensation (included in SCT Total and CAP)	SCT Total (as shown in column (b) above)	Deductions from SCT Total
					Pension (deduct change in pension values reported in column (6) of the SCT from SCT Total)	Equity (deduct stock and option award values reported in columns (3) and (4) of the SCT from SCT Total)
2025	$768,027	$3,046,063	$48,423	$8,167,131	$267,769	$4,018,849
2024	$786,027	$3,095,750	$61,779	$7,424,855	$0	$3,481,300
2023	$786,017	$2,351,831	$56,065	$6,541,035	$223,324	$3,123,799
2022	$783,140	$2,026,250	$392,127	$6,145,312	$0	$2,943,796
2021	$647,494	$2,300,500	$152,496	$5,929,763	$114,244	$2,715,030
PEO Equity Component of CAP - Table C

	Equity Type	Fair Value of Current Year Equity Awards at 12/31 (a)	Change in Value of Prior Years’ Awards Unvested at 12/31 (b)	Change in Value of Prior Years’ Awards That Vested in FY (c)	Cash Dividends (d)	Equity Value Included in CAP (e) = (a)+(b)+(c)+(d)
	PS	$6,878,765	($587,344)	$2,125,846	$0	$8,417,267
2025	RSUs	$4,596,937	$203,433	$1,071,824	$0	$5,872,194
	Options	$0	$0	$0	$0	$0
	Total	$11,475,702	($383,911)	$3,197,670	$0	$14,289,461
2024	PS	$11,432,623	$13,826,821	$78,720	$0	$25,338,165
	RSUs	$6,632,394	$1,974,500	$119,770	$0	$8,726,664
	Options	$0	$0	$0	$0	$0
	Total	$18,065,018	$15,801,321	$198,490	$0	$34,064,829
2023	PS	$6,786,836	$918,141	$571,576	$0	$8,276,553
	RSUs	$4,435,159	$710,515	$306,053	$0	$5,451,727
	Options	$0	$0	$337,147	$0	$337,147
	Total	$11,221,995	$1,628,657	$1,214,775	$0	$14,065,427
2022	PS	$3,775,111	($5,129,025)	$321,980	$0	($1,031,934)
	RSUs	$3,610,424	($362,670)	$34,581	$0	$3,282,335
	Options	$0	($436,307)	$210,451	$0	($225,856)
	Total	$7,385,535	($5,928,002)	$567,013	$0	$2,024,545
2021	PS	$4,986,758	$5,944,129	$800,598	$0	$11,731,484
	RSUs	$3,850,878	$690,935	$1,260,838	$0	$5,802,651
	Options	$0	$2,788,739	$1,471,219	$0	$4,259,958
	Total	$8,837,636	$9,423,803	$3,532,655	$0	$21,794,093

84	Notice of Annual Meeting of Stockholders and 2026 Proxy Statement

Executive Compensation

Non-PEO
NEOs Equity Component of CAP - Table D

	Equity Type	Fair Value of Current Year Equity Awards at 12/31 (a)	Change in Value of Prior Years’ Awards Unvested at 12/31 (b)	Change in Value of Prior Years’ Awards That Vested in FY (c)	Cash Dividends (d)	Equity Value Included in CAP (e) = (a)+(b)+(c)+(d)
2025	PS	$1,296,664	($110,464)	$361,028	$0	$1,547,228
	RSUs	$2,405,089	$1,400,545	$341,830	$436,431	$4,583,894
	Options	$0	$0	$0	$0	$0
	Total	$3,701,752	$1,290,081	$702,859	$436,431	$6,131,122
2024	PS	$2,180,611	$2,491,518	$14,022	$0	$4,686,151
	RSUs	$2,565,342	$568,071	$217,287	$314,613	$3,665,313
	Options	$0	$0	$0	$0	$0
	Total	$4,745,953	$3,059,589	$231,309	$314,613	$8,351,464
2023	PS	$1,333,384	$158,915	$97,386	$0	$1,589,686
	RSUs	$1,928,620	$7,663	($130,400)	$234,176	$2,040,060
	Options	$0	$0	$57,420	$0	$57,420
	Total	$3,262,004	$166,579	$24,407	$234,176	$3,687,166
2022	PS	$641,068	($894,609)	$74,663	$0	($178,877)
	RSUs	$1,625,231	($654,319)	($269,610)	$390,706	$1,092,008
	Options	$0	($74,309)	$44,846	$0	($29,463)
	Total	$2,266,299	($1,623,236)	($150,102)	$390,706	$883,667
2021	PS	$1,035,356	$1,299,026	$147,242	$0	$2,481,624
	RSUs	$1,801,440	$734,134	$685,615	$299,513	$3,520,702
	Options	$0	$579,483	$299,175	$0	$878,658
	Total	$2,836,796	$2,612,643	$1,132,032	$299,513	$6,880,984

4.
Mark Pearson was the PEO in 2021, 2022, 2023, 2024 and 2025. 2022, 2023, 2024 and 2025
non-PEO
NEOs include Robin Raju, Jeff Hurd, Nick Lane and Seth Bernstein. 2021
non-PEO
NEOs include Anders Malmstrom (departed March 31, 2021), Robin Raju (promoted April 1, 2021), Jeff Hurd, Nick Lane and Seth Bernstein.

Required Tabular Disclosure of Most Important Measures to Determine FY2025 CAP

•
The five items listed below represent the most important metrics we used to determine CAP for FY2025 as further described in our Compensation Discussion and Analysis (CD&A) within the sections titled “Annual Incentive Compensation” and “Long-Term Incentive Compensation.”

Most Important Performance Measures
Relative Total Stockholder Return
Earnings Per Share Growth Non-GAAP Operating Earnings
Value of New Business Cash Flow

Notice of Annual Meeting of Stockholders and 2026 Proxy Statement	85

Executive Compensation

Comparative Disclosure
The amount of compensation actually paid to Mr. Pearson, and the average amount of compensation actually paid to Holdings’
non-PEO
NEOs as a group, has aligned with Holdings’ performance in respect of TSR, and generally with Holdings’ company selected measures,
Non-GAAP
Operating Earnings and relative TSR rank. As shown in the table above, Holdings’ TSR has outperformed peer group TSR in four of the five years reported. The alignment between compensation actually paid, TSR, and Holdings’ company selected measures generally correlates to Holdings’ strong and continued emphasis on pay-for-performance
in setting NEO compensation. As further described in our CD&A, in particular within the sections titled “Annual Incentive Compensation” and “Long-Term Incentive Compensation,” a substantial amount of NEO compensation consists of variable short- and long-term incentive awards, the value of which are linked to the success of the Company and achievement of key TSR and earnings metrics. Holdings does not consider net income to be a meaningful indicator of company performance, and as such, does not use net income as a metric to determine compensation levels or incentivize NEOs. The compensation actually paid to Mr. Pearson, and the average amount of compensation actually paid to Holdings’
non-PEO
NEOs as a group is not always generally aligned with Holdings’ net income performance.

86	Notice of Annual Meeting of Stockholders and 2026 Proxy Statement

Board and Corporate Governance Practices

BOARD AND CORPORATE GOVERNANCE PRACTICES

We believe that effective corporate governance policies and practices help us deliver sustainable, long-term value to our stockholders.

The Nominating and Corporate Governance Committee and Board oversee the annual director renomination process. The Nominating and Corporate Governance Committee has adopted the following processes to ensure the ongoing robustness of the Board’s composition, its refresh and the performance of the Board:

•

An annual assessment of the Board Skills and Experience matrix to ensure it continues to align with EQH strategy, the competitive landscape, the composition of the management team and the external financial, competitive, social, regulatory and technological environment.

•	An annual assessment of the composition of the full Board to ensure that it maintains a balanced tenure profile.

•	An annual assessment of the composition of the Board committees to ensure director skills are matched to committee mandates and that the workload of individual directors is well-balanced.

•	An annual assessment of the performance of the full Board and its committees to ensure that the Board is effectively carrying out its mandate.

•	An annual assessment of the performance of each individual Board member, with this review led by the Board Chair with periodic third-party assistance.

These policies and practices are contained in our governance documents, including our Certificate of Incorporation, By-laws, Corporate Governance Guidelines and Committee charters. This section describes the key features of our Board practices and corporate governance program.

Stockholder Engagement

Since establishing an investor and proxy advisory firm outreach and engagement program, we have continued to discuss business background about the Company, the composition of our Board, our corporate governance structure and practices, our executive compensation programs and ESG initiatives and reporting with top stockholders representing a significant number of the outstanding shares and proxy advisory firms. During engagement discussions in 2025 and in prior years, we highlighted progress on maturing our governance profile since our IPO and received a high level of support for our corporate governance strategy with its focus on building a Board with experienced and qualified members and independent leadership. Investors also expressed support of our compensation programs, which was reflected in the 94.3% say-on-pay approval percentage we received at our 2025 annual meeting of stockholders.

Please see the “ESG at Equitable Holdings” section for further details concerning the Company’s ESG strategy. We look forward to continuing the dialogue we have established with our stakeholders through regular outreach and engagement.

Communications with the Board

Shareholders and other interested parties may contact any member (or all members) of the Board, any committee or any chair of any such committee by mail. Correspondence may be sent by mail at the following address:

Equitable Holdings, Inc. c/o Secretary

1345 Avenue of the Americas New York, New York 10105 or

corporatesecretary@equitable.com

The Company’s Secretary will review written communications addressed to the Board, any of its Committees, or any Board member or group of members to determine whether the contents represent a message or matter for our directors’ review. In addition, the Secretary will promptly forward to the chairperson of the Audit Committee and the Office of the Chief Legal Officer any communication alleging legal, ethical or compliance issues by management or any other matter deemed by the Secretary to be potentially material to the Corporation.

Notice of Annual Meeting of Stockholders and 2026 Proxy Statement	87

Board and Corporate Governance Practices

Shareholders are encouraged to visit the “Corporate Governance / Governance Documents” page of the Company’s website at ir.equitableholdings.com/to see the Corporate Governance Guidelines, Code of Business Conduct and Ethics and additional information about the Company’s Board and its committees and corporate governance policies.

The charters for each of the Audit Committee, the Nominating and Corporate Governance Committee, the Compensation and Talent Committee, and the Finance and Risk Committee can be found at the same website address. In addition, the Company intends to satisfy any disclosure requirements regarding any amendment to, or waiver from, a provision of the Code of Business Conduct and Ethics for Chief Executive and Senior Financial Officers by posting such information on our corporate website.

Director Nominations

Nominations for election as a director at our annual meetings of stockholders may be made by our Board in the notice of meeting or any supplement thereto, or by a stockholder or stockholders in compliance with the advance notice provisions set forth in the By-laws. Our Nominating and Corporate Governance Committee recommends director nominees and may identify potential nominees through a variety of means, including referrals from current directors, executive officers and stockholders or recommendations from professional search firms. The Committee has retained a leading professional search firm to support identification and recruiting of director candidates, including for the most recent addition to our Board in 2025.

In recommending candidates for nomination by the Board, the Nominating and Corporate Governance Committee takes into consideration the candidate’s skills and qualifications, NYSE listing requirements, the ability of candidates to support the diversity of our Board as a whole, other board commitments and any other criteria the Board may establish from time to time. The Nominating and Corporate Governance Committee will consider candidates recommended by stockholders. Proxies cannot be voted for a greater number of persons than the nominees named. If any nominee selected by Holdings becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Holdings. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

Board Leadership Structure

Our Board is led by our Independent Chair, Ms. Lamm-Tennant who was appointed Chair in October 2021. Chair Lamm-Tennant is the first female Independent Chair of Equitable Holdings. As stated in our Corporate Governance Guidelines, the Board’s policy is to choose whether to separate the offices of Chair of the Board and CEO on a case-by-case basis. The Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chair and CEO in any way that is in the best interests of Holdings at a given point in time. The Board believes this governance structure currently promotes a balance between the Board’s independent authority to oversee our business and the CEO and the management team’s management of the business on a day-to-day basis. If the Board chooses to combine the offices of Chair and CEO in the future, a lead director will be appointed annually by the Independent directors. The Board expects to periodically review its leadership structure to ensure that it continues to meet our needs.

Director Independence

Our Board considers annually whether each of its members is Independent for purposes of NYSE listing standards which provide that a director is “independent” if our Board determines that the director does not have any direct or indirect material relationship with the Company.

Our Board has affirmatively determined, after considering all of the relevant facts and circumstances, that Chair Lamm-Tennant and current Directors Dachille, Hondal, Isaacs-Lowe, Kaye, MacKay, Stansfield and Stonehill are each Independent as defined under applicable NYSE and SEC listing standards, rules and regulations. These determinations were based, in part, on detailed information provided by each director regarding their business and professional relationships, and those of their family members, with the Company and those entities with which we have significant business or financial interactions.

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In making its independence determinations, our Nominating and Corporate Governance Committee and our Board considered both the “bright line” independence criteria set forth in NYSE rules, as well as other relationships which, although not expressly inconsistent with independence under NYSE, may nevertheless have been determined to constitute a “material direct or indirect relationship” that would prevent a director from being Independent. These included relationships and transactions in the following categories, which our Nominating and Corporate Governance Committee and our Board have deemed immaterial to the director’s independence due to the nature of the relationship or transaction or the amount involved:

•	holdings of equity or debt securities of companies with which certain directors are affiliated and which were ordinary course and immaterial in amount; and

•	membership on the board of an affiliate or subsidiary.

Director Outside Affiliations

Under our Corporate Governance Guidelines, no director may sit on more than four (including Holdings) public company boards (for the avoidance of doubt, a public company is a company with publicly traded equity and any controlled subsidiaries are not counted separately). Directors who are employed on a full-time basis by a public company are allowed to serve on no more than three public company boards. Directors are required to advise the Chair of the Board and the Chair of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on another public company board. With the consent of the Board, a director may temporarily exceed the limit on the number of public company boards on which the director serves if the director has stated their intention to leave an outside public board within a reasonable time. The Nominating and Corporate Governance Committee reviews existing director outside affiliations and time commitments annually and takes public company board leadership positions into account for purposes of overboarding determinations. Currently, all directors are in compliance with the outside affiliation requirements laid out in the Corporate Governance Guidelines and were in compliance throughout 2025.

Executive Sessions

Executive sessions, which are meetings of the non-management members of the Board, are scheduled to be held during each regular meeting of the Board. In addition, at least once a year, the Independent directors meet in a private session that excludes management and any non-independent directors. At each of these meetings, the Independent Chair presides. The committees of the Board, as described more fully below, also meet periodically in executive session.

Succession Planning and Talent Management

The Board is active in its oversight of succession planning and talent management. Both the Compensation and Talent Committee and the Board review at least annually succession plans and talent management reports, including a review of short– and long–term succession plans for critical roles and diversity, recruiting and development programs. In addition, the Committee reviews the talent pipeline for specific key roles. Our directors meet regularly with senior leaders in the context of Board and Committee business, giving them an opportunity to assess the qualifications of these individuals. Recent succession and talent management plans have also focused on the execution of management’s diversity and inclusion strategy.

Risk Oversight

The Board oversees management of significant risks facing the Company. The Board’s leadership structure, with an Independent Board Chair, independent committees, including an independent Finance and Risk Committee, supports effective risk oversight. The Board administers its risk oversight responsibilities by receiving, in addition to regular business, strategic and other reports from management and advisors, reports on enterprise risk management and specific risk topics from the Chief Risk Officer and has allocated oversight of certain risks to committees of the Board (as described below and in the “Information About Our Board Committees” and further detailed in the “ESG at Equitable Holdings” sections).

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In addition to regular attendance at the Board meetings, the Chief Risk Officer is also invited to meetings of committees to address specific risk topics. The Chief Risk Officer reports at least quarterly to the Finance and Risk Committee on the Company’s risk appetite framework and provides a comprehensive overview of the Company’s risks and key risk indicators. In connection with its duty to review and discuss with management the Company’s risk assessment and risk management, the Audit Committee meets regularly with the Chief Risk Officer in regular and executive sessions.

The Board has designated the Audit Committee as the Board’s principal forum for oversight of the Company’s financial controls risk exposures as well as cybersecurity risk. In addition to regular reports from its Audit Committee, the Board receives at least annual updates on the cybersecurity program (the “Program”) and threats directly from the Equitable Chief Information Security Office (the “CISO”). The CISO also meets on an individual basis at least quarterly, or more frequently as needed, with members of executive management with cybersecurity oversight responsibility, and has the authority to escalate disagreements with management regarding cybersecurity risks and management of such risks directly to the Board. The Program leverages industry-leading frameworks, including the National Institute of Standards and Technology Framework Cyber Security Framework (“NIST CSF”). The NIST CSF provides standards, guidelines and best practices on managing cybersecurity risk, as well as the organization, improvement and assessment of the Program. The Audit Committee receives reports on risks related to cybersecurity at least quarterly from the CISO. The Audit Committee also receives reports on cybersecurity risks from the Company’s internal audit function and periodically receives reports from an external cybersecurity advisor. The Board also fulfills its cyber oversight duty through the Company’s subsidiary structure. The Audit Committees of Equitable Financial and AB receive regular reports from their respective chief security officers on cyber risk matters with ultimate reporting to the Holdings Board.

The Compensation and Talent Committee facilitates the Board’s oversight of management succession planning and, as detailed in “Succession Planning and Talent Management,” the Board receives reports directly from management on risks related to succession planning for the Chief Executive Officer, executive officers and certain key roles. The Chief Risk Officer reports to the Compensation and Talent Committee annually in connection with its oversight of certain compensation programs to ensure they contribute to prudent decision-making and avoid an incentive to take excessive risk.

The Company’s internal risk governance structure supports effective risk management. The Chief Risk Officer oversees an independent enterprise risk management function that administers and enforces an enterprise risk appetite framework and reports directly to the Chief Executive Officer. The Chief Risk Officer serves on various management committees along with senior leaders from functions independent of the businesses, such as the Chief Legal Officer and Chief Operating Officer.

Information About Our Board Committees

The Board has designated five standing Board committees to assist the Board in carrying out its duties: Audit, Compensation and Talent, Executive, Finance and Risk, and Nominating and Corporate Governance. Each of the Audit, Compensation and Talent, Finance and Risk, and Nominating and Corporate Governance Committees has a Board-approved, written charter, which describes that Committee’s role and responsibilities. Current, printable copies of the charters of the Audit, Compensation, and Nominating and Corporate Governance Committees are posted on our website at https://ir.equitableholdings.com. The Committee Chairs approve the meeting agendas for their respective committees.

Each committee regularly reports on the matters discussed during its meetings to the full Board and presents recommendations on actions requiring Board approval. On an annual basis, each Committee conducts an evaluation of its performance and reviews the adequacy of and may propose changes to its charter for Board approval. The process for annual evaluation is considered and determined each year by the Nominating and Corporate Governance Committee and generally includes a review of significant Board and Committee matters over the past year, discussions held in executive sessions regarding Board and Committee effectiveness and performance and development of any action plan for future implementation. From time to time, the Nominating and Corporate Governance Committee may engage an external third-party resource to facilitate the annual evaluation. Each Committee has full authority to retain, at the Company’s expense, independent advisors or consultants.

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Board and Corporate Governance Practices

The table below provides additional information about our committees, including their composition, number of meetings held in 2025 and their primary roles and responsibilities, including their roles in the oversight of risk management.

Audit Committee

Members:

Daniel G. Kaye (Chair)

Arlene Isaacs-Lowe

Craig MacKay

All current Audit Committee members are Independent. In addition, the Board has determined that each current Audit Committee member is “financially literate” under NYSE rules and regulations and is an “audit committee financial expert” under SEC rules and regulations.

Number of Meetings in 2025: 9

Key Roles and Responsibilities:

•

Assist the Board in overseeing the financial reporting process and the quality and integrity of our financial statements;

•

Assist the Board in overseeing the qualifications and independence and performance of our independent auditor;

•

Assist the Board in overseeing our accounting, financial and external reporting policies and practices;

•

Assist the Board in overseeing the performance of our internal audit function;

•

Assist the Board in overseeing our compliance with legal and regulatory requirements, including without limitation, any requirements promulgated by the PCAOB and the FASB;

•

Prepare the report of the Audit Committee required to be included in our annual proxy statement; and

•

Exercise an oversight function, as contemplated by the Implementation Guide of the National Association of Insurance Commissioners for the Annual Financial Reporting Model Regulation, over the statutory financial reporting of certain wholly-owned insurance company subsidiaries and any captive reinsurance company subsidiaries of the Company subject to the Model Audit Rule.

Role in Risk Oversight

The Audit Committee’s role in risk oversight includes oversight of the integrity of the Company’s financial statements, internal controls, legal and regulatory compliance, cybersecurity, artificial intelligence and data privacy threats.

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Compensation and Talent Committee

Members:

Bertram L. Scott (Chair through February 11, 2026)

George Stansfield (Chair, effective February 12, 2026)

Francis A. Hondal

Arlene Isaacs-Lowe

All current Compensation and Talent Committee members are Independent and are “non-employee directors” for purposes of Section 16 of the Exchange Act.

Number of Meetings in 2025: 5

Key Roles and Responsibilities:

•

Discharge the Board’s responsibilities relating to compensation of our executive officers;

•

Prepare any report on executive compensation required by the rules and regulations of the SEC for inclusion in our annual proxy statement;

•

Review reports regarding enterprise talent and development programs, diversity and inclusion, and attrition and hiring as it deems appropriate;

•

Recommend to the Board the appointment of senior and executive officers; and

•

Take such other actions relating to the compensation and benefits structure of the Company as the committee deems necessary or appropriate.

Role in Risk Oversight

The Compensation and Talent Committee oversees risks related to human capital management, design and operation of executive compensation plans and non-employee director compensation and supports Board oversight of management succession planning and talent management.

Executive Committee

Members:

Joan Lamm-Tennant (Chair)

Mark Pearson

Charles G.T. Stonehill

Number of Meetings in 2025: 2

Key Roles and Responsibilities:

Exercise the authority of the Board in oversight of the Company between meetings of the Board with specified exceptions.

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Finance and Risk Committee

Members:

Charles G.T. Stonehill (Chair)

Douglas Dachille

Francis A. Hondal (since February 12, 2026)

Craig MacKay

George Stansfield

All current Finance and Risk Committee members are Independent.

Number of Meetings in 2025: 5

Key Roles and Responsibilities:

Monitor, review and assist the Board in overseeing:

•

financial and capital markets related matters;

•

strategies that bear on the long-term financial sustainability of the Company;

•

the governance of significant risk throughout the Company; and

•

the establishment and ongoing monitoring of our risk profile, risk capacity and risk appetite.

Role in Risk Oversight

The Finance and Risk Committee oversees, among other matters, risks related to liquidity, capital management, and the Company’s enterprise risk management program. See “Board and Corporate Governance Practices – Risk Oversight” and “ESG at Equitable Holdings” for additional information regarding the Board’s risk oversight framework.

Nominating and Corporate Governance Committee

Members:

Daniel G. Kaye (Chair)

Arlene Isaacs-Lowe

Bertram L. Scott (until 2026 Annual Meeting)

George Stansfield

All current Nominating and Corporate Governance Committee members are Independent.

Number of Meetings in 2025: 4

Key Roles and Responsibilities

•

Identify individuals qualified and suitable to become Board members and recommend to the Board the director nominees for each annual meeting of stockholders;

•

Develop and recommend to the Board a set of corporate governance principles applicable to Holdings;

•

Otherwise take a leadership role in shaping the corporate governance of Holdings; and

•

Oversees the Company’s strategy regarding environmental stewardship, sustainability, corporate social responsibility matters and political giving.

Role in Risk Oversight

The Nominating and Corporate Governance Committee oversees risks related to Board governance, succession planning for the Board and its committees, the Company’s corporate governance framework and environmental stewardship, sustainability and corporate social responsibility.

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ESG at Equitable Holdings

The Equitable Holdings Board oversees ESG strategy directly, through its committees, and through certain subsidiary boards and committees. The Nominating and Corporate Governance Committee is the designated focus committee responsible for oversight of the Company’s ESG strategy. In 2025, the Board and its committees met regularly to discuss related opportunities and risks.

The following is an overview of governance of ESG related matters:

Audit Committee: Legal, regulatory and compliance; internal controls and operational risks including cybersecurity, generative artificial intelligence and data privacy

Compensation and Talent Committee: Human capital management including workplace wellness, engagement and inclusion

Finance and Risk Committee: Enterprise risk management including physical and transition risks of climate change

Investment Committee:11 Investment risk within the General Account portfolio including our ESG investment philosophy and guiding principles, ESG integration and Impact Investing activities

Nominating and Corporate Governance Committee: Overall ESG strategy including Board diversity, experience and independence and governance profile

To learn more about Holdings’ efforts, please visit https://equitableholdings.com/about-us/Data-disclosures. The Equitable ESG Report and the AllianceBernstein Global Stewardship Statement and Report, or any other information from the Holdings, Equitable and AllianceBernstein websites, is not a part of or incorporated by reference into this Proxy Statement.

[11]	Reference is to the Investment Committees of Equitable Financial and Equitable America.

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Board and Corporate Governance Practices

Board Meetings and Director Attendance

Our Board held five meetings during the year ended December 31, 2025. In 2025, each director attended at least 96% of the meetings of the Board and the Board committees on which he or she served. Directors are expected to attend our annual meeting, and all of our directors then serving on the Board attended our 2025 annual meeting.

Directors Compensation

The following table provides information on compensation that was paid to our directors in 2025 by the Company, other than Mr. Pearson whose compensation is fully reflected in the “Summary Compensation Table” above.

During 2025, Messrs. Kaye and Stonehill and Ms. Lamm-Tennant served on the AB Board in addition to the Holdings Board. We believe their presence on the AB Board was important due to their deep knowledge of the Company and their relevant experience and expertise. Such service on the AB Board required a significant time commitment since AB’s business involves significantly different business, legal and other considerations than our retirement and protection businesses at Holdings, and AB is a publicly traded company with its own governance, disclosure and investor considerations, separate from those at Holdings. Given the time and effort required, we believe it is appropriate to compensate these directors for their services as directors of AB in addition to their services as directors of Holdings. Their AB compensation is consistent with that paid to other independent directors of the AB Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (2) (3)	Total ($)
Dachille, Douglas	120,139	175,045	295,184
Hondal, Francis	125,000	175,045	300,045
Isaacs-Lowe, Arlene	125,000	175,045	300,045
Kaye, Daniel	286,750	345,045	631,795
Lamm-Tennant, Joan	372,750	450,031	822,781
MacKay, Craig	125,000	175,045	300,045
Scott, Bertram	150,000	175,045	325,045
Stansfield, George	125,000	175,045	300,045
Stonehill, Charles (1)	320,250	345,045	665,295

(1)	Director Stonehill’s “Fees Earned or Paid in Cash” figure includes $20,000 received in connection with his role as Chair of the Investment Committees of Equitable Financial and Equitable America.

(2)

The amounts reported in this column represent the aggregate grant date fair value of Holdings common stock and Restricted AB Holding Units granted to directors in 2025 in accordance with FASB ASC Topic 718, and the assumptions made in calculating them can be found in Note 15 of the Notes to Holdings’ Consolidated Financial Statements. The grant date fair value of each award is as follows:

	Holdings Common Stock ($)	Restricted AB Holding Units ($)
Mr. Dachille	175,045	—
Ms. Hondal	175,045	—
Ms. Isaacs-Lowe	175,045	—
Mr. Kaye	175,045	170,000
Ms. Lamm-Tennant	280,031	170,000
Mr. MacKay	175,045	—
Mr. Scott	175,045	—
Mr. Stansfield	175,045	—
Mr. Stonehill	175,045	170,000

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(3)	As of December 31, 2025, the directors had outstanding awards as follows:

Restricted AB Holding Units (#)
Mr. Dachille	—
Ms. Hondal	—
Ms. Isaacs-Lowe	—
Mr. Kaye	44,130
Ms. Lamm-Tennant	20,478
Mr. MacKay	—
Mr. Scott	—
Mr. Stansfield	—
Mr. Stonehill	25,176

Cash Retainers and Meeting Fees

•

Holdings non-employee directors receive an annual cash retainer of $125,000, and the Independent Chair receives an additional cash retainer of $100,000. Committee Chairs receive the following additional cash retainers:

•	Audit Committee – $35,000

•	Compensation and Talent Committee – $25,000

•	Nominating and Corporate Governance Committee – $20,000

•	Finance and Risk Committee – $20,000

AB non-employee directors receive an annual cash retainer of $97,750 and annual cash retainers relating to committee service as follows:

•	an annual retainer of $50,000 for acting as Independent Chair of the AB Board of Directors;

•	an annual retainer of $37,500 for acting as Chair of the AB Audit Committee;

•	an annual retainer of $20,000 for acting as Chair of the AB Compensation and Workplace Practices Committee;

•	an annual retainer of $13,500 for acting as Chair of the AB Governance Committee;

•	an annual retainer of $12,500 for serving as a member of the AB Audit Committee;

•	an annual retainer of $9,000 for serving as a member of the AB Compensation and Workplace Practices Committee; and

•	an annual retainer of $3,000 for serving as a member of the AB Governance Committee.

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Equity Awards

Holdings’ Common Stock

Non-employee directors of Holdings receive an annual equity retainer consisting of shares of Holdings’ common stock with a value of $175,000. The Independent Chair receives an additional $105,000 equity retainer.

Restricted AB Holding Units

AB non-employee directors receive an annual equity retainer consisting of restricted AB Holding Units with a value of $170,000. These awards vest ratably on each of the first three anniversaries of the grant date. The restricted AB Holding Units are not forfeitable, except if the director is terminated for cause.

Benefits

Charitable Award Program for Directors

Under a prior charitable award program, the non-employee directors other than Messrs. Dachille and MacKay and Mses. Isaacs-Lowe, Lamm-Tennant and Hondal may designate up to five charitable organizations and/or education institutions to receive an aggregate donation of $500,000 after their deaths. Although the Company may purchase life insurance policies insuring the lives of the directors to financially support the program, it has not elected to do so.

Matching Gifts

Non-employee directors of Holdings may participate in the Equitable Foundation’s Matching Gifts program. Under this program, the Equitable Foundation matches donations made by participants to public charities of $50 or more, up to $2,000 per year.

Business Travel Accident Insurance

All Holdings directors are covered for accidental loss of life while traveling to, or returning from:

•	Board or committee meetings;

•	trips taken at our request; and

•	trips for which the director is compensated.

Each director is covered up to four times annual compensation, subject to certain maximums.

Director Education

All directors are encouraged to attend director education programs as they deem appropriate to stay abreast of developments in corporate governance and best practices relevant to their contribution to the Board generally, as well as to their responsibilities in their specific committee assignments and other roles. Holdings generally reimburses non-employee directors for the cost to attend director education programs offered by third parties, including related reasonable travel and lodging expenses, up to a maximum amount of $5,000 per director each calendar year.

Director Stock Ownership Guidelines

Our non-employee directors are required to hold five times the value of their annual cash retainer (excluding retainers related to committee service) in Holdings common stock. The directors are required to retain 50% of any Holdings common stock received as compensation until the ownership requirement is achieved.

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Board and Corporate Governance Practices

Corporate Governance Guidelines

The Board has adopted the Corporate Governance Guidelines as a general framework to assist it in carrying out its responsibility for the business and affairs of the Company and in furtherance of its continuing effort to enhance its corporate governance. The Corporate Governance Guidelines are available without charge on the investor portion of our website at https://ir.equitableholdings.com.

Codes of Conduct

We have a Code of Business Conduct and Ethics that applies to all of our officers, employees and directors, and a Financial Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, senior corporate officers with financial, accounting and reporting responsibilities, including the Chief Accounting Officer, and any other employee performing similar tasks or functions for the Company. The Code of Business Conduct and Ethics and the Financial Code of Ethics each address matters such as conflicts of interest, confidentiality, fair dealing and compliance with laws and regulations. The Code of Business Conduct and Ethics and the Financial Code of Ethics are available without charge on the investor relations portion of our website at https://ir.equitableholdings.com.

We will promptly disclose any substantive changes in or waiver of, together with reasons for any waiver of, either of these codes granted to our directors or officers, including our Chief Executive Officer, Chief Financial Officer, senior corporate officers with financial, accounting and reporting responsibilities, including the Chief Accounting Officer, and any other employee performing similar tasks or functions for the Company, by posting such information on our website at https://ir.equitableholdings.com.

Corporate Governance of AB

AB’s activities are managed and controlled by the General Partner. The board of directors of the General Partner acts as the board of directors of each of AB Holding and ABLP. Neither ABLP Unitholders nor AB Holding Unitholders have any rights to manage or control AB Holding or ABLP or to elect directors of the General Partner. The General Partner is an indirect, wholly-owned subsidiary of Holdings.

The General Partner does not receive any compensation from ABLP and AB Holding for services rendered to them as their general partner. The General Partner holds a 1% general partnership interest in ABLP and 100,000 units of general partnership interest in AB Holding. Each general partnership unit in AB Holding is entitled to receive distributions equal to those received by each AB Holding Unit.

The General Partner is entitled to reimbursement for any expenses it incurs in carrying out its activities as general partner of ABLP and AB Holding, including compensation paid by the General Partner to its directors and officers (to the extent such persons are not compensated directly by AB).

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Certain Relationships and Related Person Transactions

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transaction Approval Policy

Our Board has approved the Equitable Holdings, Inc. Related Person Transaction Policy (the “Related Person Transaction Policy”) which sets forth procedures with respect to the review and approval of related person transactions. Under the policy, any potential related person transaction is required to be reported to our legal department, which will then determine whether it should be submitted to our Audit Committee for consideration. The Audit Committee must then review and decide whether to approve the transaction.

For the purposes of the Related Person Transaction Policy, a “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect interest.

A “Related Person,” as defined in the Related Person Transaction Policy, means:

•	any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

•	any person who is known to be the beneficial owner of more than 5% of our Shares;

•	any immediate family member of any of the foregoing persons; and

•

any firm, corporation or other entity in which any of the foregoing persons is a general partner or, for other ownership interests, a limited partner or other owner in which such person has a beneficial ownership interest of 10% or more.

Any transaction involving AB is not subject to the Related Person Transaction Policy so long as AB maintains separate policies or procedures for the review of related party transactions.

Generally, the partnership agreements for each of AB Holding and ABLP expressly permit its affiliates to provide services to AB Holding and ABLP if the terms of the transaction are approved by the General Partner in good faith as being comparable to (or more favorable to each such partnership than) those that would prevail in a transaction with an unaffiliated party. This requirement is conclusively presumed to be satisfied as to any transaction or arrangement that (i) in the reasonable and good faith judgment of the General Partner, meets that unaffiliated party standard, or (ii) has been approved by a majority of those directors of the General Partner who are not also directors, officers or employees of an affiliate of the General Partner.

In practice, ABLP’s management pricing committees review investment advisory agreements with affiliates, which is the manner in which the General Partner reaches a judgment regarding the appropriateness of the fees. Other transactions with affiliates are submitted to ABLP’s audit committee for review and approval.

From time to time, we may engage in ordinary course transactions with an entity or affiliate of an entity that is the beneficial owner of more than 5% of our outstanding common stock. All of our transactions with these greater than 5% holders and their affiliates were arm’s-length transactions entered into in the ordinary course of business, with management and other fees based on the prevailing rates for non-related persons. For example, in May 2020 we announced that BlackRock selected Equitable as one of two insurers to help deliver LifePath Paycheck™, an investment solution being developed by BlackRock.

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Director Indemnification Agreements

In connection with the IPO, we entered into indemnification agreements with certain of our directors. The indemnification agreements provide the directors with contractual rights to indemnification and expense rights.

Information About Our Executive Officers

Our executive leadership team members, headed by our Chief Executive Officer and President, Mark Pearson (whose biographical information appears with our other director nominees’ information), are as follows:

Seth Bernstein, Head of Asset Management

Mr. Bernstein, age 64, has been the President and Chief Executive Officer of AllianceBernstein Corporation since 2017 and is Head of Asset Management and a member of the Company’s Management Committee. Mr. Bernstein is also a director of AllianceBernstein Corporation. From 2014 to 2017, Mr. Bernstein was Managing Director and Global Head of Managed Solutions and Strategy at JPMorgan Asset Management. In this role, he was responsible for the management of all discretionary assets within the Private Banking client segment. From 2012 to 2014, Mr. Bernstein was Managing Director and Global Head of Asset Management Solutions for JPMorgan Chase & Co. Among other roles, Mr. Bernstein was Managing Director and Global Head of Fixed Income & Currency from 2002 to 2012. Previously, Mr. Bernstein served as Chief Financial Officer at JPMorgan Chase’s investment management and private banking division.

Kurt W. Meyers, Chief Legal Officer and Secretary

Mr. Meyers, age 54, leads the Company’s Legal and Compliance functions and is responsible for ensuring outstanding corporate governance across the Company and its two principal franchises, Equitable and AllianceBernstein. Mr. Meyers is also a member of the Management Committee. Prior to being appointed to such positions in October 2025, Mr. Meyers served as the Company’s Head of Life Insurance, where he led a strategic transformation of the business. Prior to this, he was the Company’s Deputy General Counsel, leading several law department practice groups and serving in enterprise leadership roles. Prior to joining Equitable in 2019, Mr. Meyers held a distinguished legal career with more than two decades of experience. He was a partner at McGuireWoods LLP from 2016-2019, where he focused on civil, regulatory and criminal matters. He also worked for the U.S. Department of Justice in the Western District of North Carolina from 2005-2016 and served as the Criminal Chief, overseeing 50 federal prosecutors and staff and all federal criminal investigations, litigation and trials. He began his career as a Litigation Associate at WilmerHale. Mr. Meyers has a bachelor’s degree from Franklin & Marshall College, a master’s degree with a specialty in ethics from the University of Arizona and is a cum laude graduate of Harvard Law School. He is a Fellow of the prestigious International Academy of Trial Lawyers.

Jeffrey J. Hurd, Chief Operating Officer

Mr. Hurd, age 59, has strategic oversight for the Company’s Human Resources, Information Technology, Operations, Communications, Corporate Real Estate and Security departments and is a member of the Company’s Management Committee. Mr. Hurd also has responsibility for the Company’s Innovation and Design Office, which is implementing the Company’s agile transformation. Prior to joining the Company in January 2018, Mr. Hurd held various senior leadership positions at American International Group, Inc. (“AIG”), where he most recently served as Executive Vice President and Chief Operating Officer. Mr. Hurd joined AIG in 1998 and served in various leadership positions there, including Chief Human Resources Officer, Chief Administrative Officer, Deputy General Counsel and Head of Asset Management Restructuring.

Nick Lane, President of Equitable

Mr. Lane, age 53, leads the Company’s Retirement, Wealth Management and Protection Solutions businesses, along with its Marketing functions, and serves as a member of the Company’s Management Committee. Mr. Lane also serves as President of Equitable. Mr. Lane has held various leadership roles with AXA and Equitable since joining Equitable (then a subsidiary of AXA) in 2005 as Senior Vice President of the Strategic Initiatives Group. He has served as

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Certain Relationships and Related Person Transactions

President and CEO of AXA Japan, Senior Executive Director at Equitable with responsibilities across commercial divisions, and Head of AXA Global Strategy overseeing AXA’s five-year strategic plan across 60 countries. Prior to joining Equitable, Mr. Lane was a consultant for McKinsey & Company and a Captain in the United States Marine Corps. Mr. Lane also currently serves on the Board of Directors of AllianceBernstein Corporation.

Robin M. Raju, Chief Financial Officer

Mr. Raju, age 44, is responsible for all Treasury, Investment Management (General Account and Separate Accounts), Investor Relations, Corporate Development/M&A, Actuarial, Accounting/Controlling, Corporate Tax, Financial Planning & Analysis, Expense Management and Distribution Finance areas. He also serves as a member of the Company’s Management Committee. Prior to becoming Chief Financial Officer in April 2021, Mr. Raju was Head of Individual Retirement, driving the strategy for that business area, including distribution, product, inforce portfolio, M&A, capital, hedging and strategic relationships. Prior to that, he was Treasurer of Holdings and Business Chief Financial Officer for the Company’s Life, Retirement and Wealth Management businesses, where he played a key role in managing the capital and financials that underpin the Company’s business segments. He also led Holdings’ preparation for its successful IPO in 2018. Since joining the Company in 2004, Mr. Raju has held positions in the Office of the CEO, Equitable Funds Management Group, and with Equitable Advisors. He also spent three years at AXA Global Life and Savings at AXA S.A. headquarters in Paris. Mr. Raju also serves on the Board of Directors of AllianceBernstein Corporation.

Security Ownership of Certain Beneficial Owners and Management

Unless otherwise set forth in the footnotes to the table, the following table sets forth information as of August 1, 2026, with respect to the ownership of our common stock by:

•	each person known to own beneficially more than five percent of our common stock;

•	each of our current directors;

•	each of our current named executive officers; and

•	all of our current executive officers and directors as a group.

The amounts and percentages of shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Percentage computations are based on 273,035,157 shares of our shares outstanding as of August 1, 2026.

Unless otherwise set forth in the footnotes to the table, the address for each listed stockholder is c/o 1345 Avenue of the Americas, New York, New York 10105.

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Holdings Common Stock

Directors and NEOs	Number of Shares Owned	Percent of Class
Douglas Dachille	7,793	*
Francis A. Hondal	30,331	*
Arlene Isaacs-Lowe	20,763	*
Daniel G. Kaye	60,086	*
Joan Lamm-Tennant	54,788	*
Craig MacKay	21,199	*
Mark Pearson(1)	1,319,304	*
Robin M. Raju(2)	310,773	*
Bertram L. Scott	27,931	*
George Stansfield	43,277	*
Charles G. T. Stonehill	41,857	*
Seth Bernstein(3)	98,148	*
Jeffrey J. Hurd(4)	343,019	*
Kurt Meyers(5)	86,222	*
Nick Lane(6)	258,095	*
All current directors and executive officers as a group (15 persons)(7)	2,723,536	<1.0%

*	Number of shares listed represents less than [1%].

(1)	Includes 540,728 shares of unvested EQH Performance Shares.

(2)	Includes 126,658 shares of unvested EQH Performance Shares.

(3)	Includes 42,753 shares of unvested EQH Performance Shares.

(4)	Includes 163,043 shares Mr. Hurd can acquire within 60 days under option plans and 110,195 shares of unvested EQH Performance Shares.

(5)	Includes 23,853 shares of unvested EQH Performance Shares.

(6)	Includes 125,557 shares of unvested EQH Performance Shares.

(7)	Includes 163,043 shares the directors and executive officers as a group can acquire within 60 days under option plans and 969,476 shares of unvested EQH Performance Shares.

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Following are the only persons known to us to be the beneficial owners of more than five percent of any class of our voting securities based on information provided in the most recently publicly available Schedule 13G filings as of August 1, 2026.

Name of Beneficial Owner	Number of Shares Owned	Percent of Class

Blackrock Inc.(1)	32,843,336	11.9%

Canada Pension Plan Investment Board(2)	19,284,053	7.0%

Norges Bank(3)	18,595,728	6.7%

T. Rowe Price Associates, Inc.(4)	16,789,618	6.1%

Vanguard Capital Management(5)	15,216,306	5.5%

(1)

Based on a Schedule 13G/A filed with the SEC on January 24, 2024, by BlackRock Inc., reporting beneficial ownership as of December 31, 2023, with sole voting power with respect to 30,381,808 of the shares of EQH Common Stock, sole dispositive power with respect to 32,843,336 of the shares of EQH Common Stock and no shared voting power and no shared dispositive power with respect to any of the shares of EQH Common Stock. The principal business address of Blackrock Inc. is 50 Hudson Yards, New York, NY 10001.

(2)

Based on a Schedule 13G/A filed with the SEC on or about February 17, 2026, by Canada Pension Plan Investment Board, reporting beneficial ownership as of December 31, 2025, with sole voting power with respect to 19,284,053 shares of EQH Common Stock, sole dispositive power with respect to 19,284,053 shares of EQH Common Stock and no shared voting power and no shared dispositive power with respect to any of the shares of EQH Common Stock. The principal business address of Canada Pension Plan Investment Board is One Queen Street East, Suite 2500, Toronto, Ontario M5C 2W5.

(3)

Based on Schedule 13G filed with the SEC on or about May 11, 2026, by Norges Bank, reporting beneficial ownership as of March 31, 2026, with sole voting power with respect to 18,263,444 shares of EQH Common Stock, sole dispositive power with respect to 18,263,444 shares of EQH Common Stock and no shared voting power with respect to any shares of EQH Common Stock. The principal business address of Norges Bank is Bankplassen 2, P.O. Box 1179 Sentrum, Oslo, NO-0107, Oslo, Norway.

(4)

Based on a Schedule 13G/A filed with the SEC on or about August 14, 2025, by T. Rowe Price Associates, Inc., reporting beneficial ownership as of June 30, 2025, with sole voting power with respect to 15,626,720 shares of EQH Common Stock, sole dispositive power with respect to 16,761,971 shares of EQH Common Stock and no shared voting power and no shared dispositive power with respect to any of the shares of EQH Common Stock. The principal business address of T. Rowe Price Associates, Inc. is 1307 Point Street Baltimore, MD 21231.

(5)

Based on a Schedule 13G filed with the SEC on or about April 29, 2026, by Vanguard Capital Management, reporting beneficial ownership as of March 31, 2026, with sole voting power with respect to 15,216,306 shares of EQH Common Stock, sole dispositive power with respect to 15,216,306 shares of EQH Common Stock and no shared voting power and no shared dispositive power with respect to any of the shares of EQH Common Stock. The principal business address of Vanguard Capital Management is 100 Vanguard Blvd., Malvern, PA, 19355.

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The following table sets forth information as of August 1, 2026, regarding the ownership of AB Holding Units and AB Units by each of our current directors and current executive officers and by all of our current directors and executive officers as a group.

AB Holding Units and AB Units	AllianceBernstein Holding L.P.		AllianceBernstein L.P.

Name of Beneficial Owner	Number of Units Owned(1)	Percent of Class	Number of Units Owned(1)	Percent of Class
Douglas Dachille	—	—	—	—
Francis Hondal	—	—	—	—
Arlene Isaacs-Lowe	—	—	—	—
Daniel G. Kaye	48,527	*	—	—
Joan Lamm-Tennant	24,875	*	—	—
Craig MacKay	—	—	—	—
Mark Pearson	—	—	—	—
Robin M. Raju	—	—	—	—
Bertram L. Scott	10	*	—	—
George Stansfield	4,000	*	—	—
Charles G. T. Stonehill	29,573	*	—	—
Seth Bernstein(2)	809,354	*	—	—
Jeffrey J. Hurd	—	—	—	—
Nick Lane	—	—	—	—
All current directors and executive officers as a group (15 persons)	916,339	1%	—	—

*	Number of AB Holding Units listed represents less than 1% of the units outstanding.

(1)	Excludes units beneficially owned by Holdings and its subsidiaries.

(2)	Includes 597,308 AB Holding Units that have not yet vested or with respect to which Mr. Bernstein has deferred delivery.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership of our common stock with the SEC. Based on the information available to us, we believe that all applicable Section 16(a) filing requirements were met on a timely basis, other than:

•

On May 23, 2025, due to an administrative oversight, a late Form 3 filing was made on behalf of Douglas A. Dachille to report an initial holding of 0 shares of our common stock effective January 15, 2025.

•

Shares Francis Hondal acquired from 12 dividend reinvestments (including during 2025) inadvertently administered by Ms. Hondal’s broker dealer were reported late on a Form 4 filed on May 21, 2026. Late disclosure of these shares resulted from Ms. Hondal’s initial understanding that the automatic reinvestment plan was not active.

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The Annual Meeting, Voting and Other Information

THE ANNUAL MEETING, VOTING AND OTHER INFORMATION

Overview

Our Board is soliciting proxies in connection with our Annual Meeting. Under the rules of the SEC, when the Board asks you for your proxy, it must provide you with a proxy statement and certain other materials (including an annual report to stockholders), containing certain required information. These materials were first made available, sent or given to stockholders on or about August 10, 2026.

The “Proxy Materials” include:

•	this Proxy Statement;

•	a notice of our 2026 Annual Meeting of Stockholders (which is attached to this Proxy Statement); and

•	our 2025 Annual Report to Stockholders.

If you received printed versions of these materials by mail (rather than through electronic delivery), these materials also include a proxy card or voting instruction form. If you received or accessed these materials via the Internet, your proxy card or voting instruction form are available to be filled out and executed electronically.

Attending the Annual Meeting

Date and Time

Wednesday, September 23, 2026, at 12:00 p.m., Eastern Time

Location

Via the Internet at www.virtualshareholdermeeting.com/EQH2026

Who May Attend?

Only holders of Shares as of the Record Date, August 7, 2026, or their authorized representatives or proxies, may attend the Annual Meeting.

Admission

In order to access the Annual Meeting, you will be asked to provide your 16-digit control number. Instructions on how to attend and participate via the Internet will be posted at www.virtualshareholdermeeting.com. Information contained on this website is not incorporated by reference into this Proxy Statement or any other report we file with the SEC.

You will be able to vote electronically and submit questions during the meeting at www.virtualshareholdermeeting.com/EQH2026.

Questions

You may submit a question during the meeting via the virtual stockholder meeting website, www.virtualshareholdermeeting.com/EQH2026 (the “VSM Website”). During the meeting, a designated text box will be available on the VSM Website for you to submit your question. The Company will post the Rules of Procedure prior to the meeting on its investor relations website, https://ir.equitableholdings.com; the Rules of Procedure will also be available on the VSM Website during the meeting.

Technical Difficulties and Support

If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), our Chair will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the

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meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify stockholders of the decision via www.virtualshareholdermeeting.com/EQH2026.

If you encounter technical difficulties accessing our meeting or asking questions during the meeting, technical support information will be available on the login page of www.virtualshareholdermeeting.com/EQH2026.

Directors’ Attendance at the Annual Meeting

Directors are expected to attend all annual meetings of stockholders, and all of our directors then serving on the Board attended our 2025 annual meeting.

Shares Outstanding and Holders of Record Entitled to Vote at the Annual Meeting

There were 272,765,787 shares outstanding as of the close of business on the Record Date of August 7, 2026. All holders of record of shares outstanding at the close of business on the Record Date are entitled to vote at the Annual Meeting. Each Share outstanding as of the Record Date is entitled to one vote on each matter to be voted upon at the Annual Meeting.

Your Vote is Important

The Board requests that you submit a proxy to vote your Shares as soon as possible. Your voting instructions are confidential and will not be disclosed to persons other than those recording the vote, except if you make a written comment on the proxy card, otherwise communicate your vote to management or authorize such disclosure. You will also be able to vote electronically during the meeting at www.virtualshareholdermeeting.com/EQH2026.

Quorum Requirement

The holders of a majority of the voting power of all outstanding Shares at the Record Date must be present in person through the Internet or represented by proxy to constitute a quorum to conduct the Annual Meeting. Shares for which valid proxies are delivered or that are held by a stockholder that attends the Annual Meeting in person through the Internet will be considered part of the quorum. Once a Share is represented for any purpose at the Annual Meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjourned meeting. Shares for which abstentions and “broker non-votes” (explained below) occur are counted as present and entitled to vote for purposes of determining whether a quorum is present.

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Voting Your Shares

Holders of Record

If your Shares are registered in your name with our transfer agent, Computershare, you are a “holder of record” of those Shares. A holder of record may cause the holder’s Shares to be voted in any of the following ways:

Internet

Prior to the Annual Meeting

Please log on to www.proxyvote.com and submit a proxy to vote your Shares by 11:59 p.m., Eastern Time, on September 22, 2026.

During the Annual Meeting

Please log on to www.virtualshareholdermeeting.com/EQH2026 and submit a proxy to vote your Shares during the Annual Meeting beginning at 12:00 p.m., Eastern Time, on September 23, 2026.

Telephone Please call the number on your proxy card until 11:59 p.m., Eastern Time, on September 22, 2026.

Mail

If you received printed copies of the proxy materials, please complete, sign and return your proxy card by mail to Vote Processing c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717 so that it is received prior to the Annual Meeting.

These instructions appear on your Notice or proxy card. If you submit a proxy on the Internet or by telephone, please have your Notice or proxy card available for reference when you do so. If you submit a proxy via the Internet or by telephone, please do not mail in your proxy card.

For holders of record, proxies submitted by mail, on the Internet or by telephone will be voted by the individuals named on the proxy card in the manner you indicate. If you execute, date and deliver a proxy card but do not specify how your Shares are to be voted, the proxies will vote as recommended by the Board on all matters on the agenda for the Annual Meeting (see “Proposals for Your Vote”) and will use their discretion with respect to any other matters properly presented for a vote at our Annual Meeting or any postponement or adjournment thereof.

Holders in Street Name

If your Shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a holder of Shares in “street name”. The organization holding your account will have provided you with proxy materials. As the beneficial owner, you have the right to direct the organization how to vote the Shares held in your account. You will also be able to vote your Shares at the Annual Meeting by logging into the Virtual Annual Meeting website, www.virtualshareholdermeeting.com/EQH2026, using the 16-digit control number provided with your proxy materials.

If you are a holder of Shares in street name and you do not submit voting instructions to your broker, bank or other intermediary, the intermediary generally may vote your Shares in its discretion only on routine matters. Intermediaries do not have discretion to vote their clients’ Shares on non-routine matters in the absence of voting instructions from the beneficial stockholder. At the Annual Meeting, only Proposal 2 (ratification of appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2026) is considered routine and may be voted upon by the intermediary if you do not submit voting instructions. All other proposals on the agenda for the Annual Meeting are non-routine matters, and intermediaries may not use their discretion to vote on these proposals in the

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absence of voting instructions from you. These “broker non-votes” will not affect the outcome of the vote with respect to Proposals 1 and 3. There will be no broker non-votes associated with Proposal 2, as the ratification of our independent registered public accounting firm is a routine matter. As a result, if your Shares are held in street name and you do not give your bank or broker instructions on how to vote on Proposal 2, your shares will be voted by the broker in its discretion.

Changing Your Vote or Revoking Your Proxy

If you are a holder of record and wish to revoke your proxy instructions, you must either (1) subsequently submit a proxy via the Internet or by telephone, which will be available until 11:59 p.m., Eastern Time, September 22, 2026; (2) sign, date and deliver a later-dated proxy card so that it is received before the Annual Meeting; (3) submit a written revocation; (4) send a notice of revocation via the Internet at www.proxyvote.com; or (5) attend the meeting via the Internet at www.virtualshareholdermeeting.com/EQH2026 and vote your Shares. If you hold your Shares in street name, you must follow the instructions of your broker, bank or other intermediary to revoke your voting instructions.

Vote Required for Each Proposal

Proposal 1 – Election of Directors

Board Recommendation: FOR each of the Company’s nominees.

Vote Required: The number of votes cast for a nominee’s election must exceed the number of votes cast against such nominee’s election. Nominees who do not receive an affirmative vote of at least a majority of votes cast are required to tender their resignation for consideration by the Company’s Board of Directors.

Effect of Abstentions: No effect.

Effect of Broker Non-Votes: No effect.

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

Board Recommendation: FOR

Vote Required: Affirmative vote of the majority in voting power of the Shares present in person through the Internet or represented by proxy at the Annual Meeting and entitled to vote on the subject matter.

Effect of Abstentions: Same effect as a vote AGAINST the proposal.

Effect of Broker Non-Votes: There will be no broker non-votes associated with this proposal, as the ratification of our independent registered public accounting firm is a routine matter. As a result, if your Shares are held in “street name” and you do not give your bank or broker instructions on how to vote, your Shares will be voted by the broker in its discretion.

Proposal 3 – Advisory Vote on Executive Compensation

Board Recommendation: FOR

Vote Required: Affirmative vote of the majority in voting power of the Shares present in person through the Internet or represented by proxy at the Annual Meeting and entitled to vote on the subject matter.

Effect of Abstentions: Same effect as a vote AGAINST the proposal.

Effect of Broker Non-Votes: No effect.

Matters to be Presented

We are not aware of any matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the meeting, unless otherwise provided, the proxies will use their own judgment to vote your Shares. If the meeting is adjourned or postponed, the proxies can vote your Shares at the adjournment or postponement as well.

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Delivery of Proxy Materials

Notice and Access

We are using “notice and access” procedures to distribute our proxy materials to our stockholders. This method reduces the amount of paper used in producing proxy materials and lowers the costs associated with mailing the proxy materials to stockholders. We are mailing a Notice of Internet Availability of Proxy Materials (“Notice”) to stockholders. The Notice includes instructions on how to access the materials over the Internet and how to request a paper or e-mail copy. The Notice further provides instructions on how stockholders may elect to receive proxy materials in the future in printed form or by electronic mail. To select a method of delivery while voting is open, holders of record may follow the instructions when voting online at www.proxyvote.com. At any time, you may also choose your method of delivery of the proxy materials by visiting www.proxyvote.com. If you own Shares indirectly through a broker, bank or other intermediary, please contact the intermediary for additional information regarding delivery options.

Holders of record will have the Notice or proxy materials delivered directly to your mailing address or electronically if you have previously consented to that delivery method.

Holders of Shares in street name will have the proxy materials or the Notice forwarded to you by the intermediary that holds the Shares.

Eliminating Duplicative Proxy Materials

To reduce the expenses of delivering duplicate proxy materials to stockholders, we are relying upon SEC rules that permit us to deliver only one set of proxy materials to multiple stockholders who share an address (known as “householding”), unless we receive contrary instructions from any stockholder at that address. All stockholders sharing an address will receive in a single envelope a single Proxy Statement and Annual Report, along with individual proxy cards or individual Notices for each stockholder. If you are a stockholder who shares an address and last name with one or more other stockholders and would like to revoke your householding consent and receive a separate copy of the Proxy Statement and Annual Report or you are a stockholder eligible for householding and would like to participate in householding, please contact Broadridge Householding Department at 51 Mercedes Way, Edgewood, NY 11717 or 1-866-540-7095. You will be removed from the householding program within 30 days of receipt of the revocation of your consent. Additional copies of our proxy materials are available upon request by contacting Investor Relations at our principal executive offices or by emailing your request to ir@equitable.com.

Proxy Solicitation Costs

Our Board is responsible for the solicitation of proxies for the Annual Meeting. We have also retained Morrow Sodali LLC, 333 Ludlow Street, 5th Floor, South Tower, Stamford CT, 06902 to aid in the solicitation of brokers, banks, institutional and other stockholders for a fee of approximately $13,000, plus reimbursement of expenses. Broadridge Financial Solutions, Inc. will also assist us in the distribution of proxy materials and provide voting and tabulation services for the Annual Meeting. All costs of the solicitation of proxies will be borne by us. We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or nominees for forwarding proxy materials to street name holders. In addition, our directors, officers and employees may solicit proxies by telephone or other means of communication personally. Our directors, officers and employees will receive no additional compensation for these services other than their regular compensation.

Vote Tabulation

Votes will be tabulated by Broadridge Financial Solutions, Inc.

Inspector of Election

The Board has appointed a representative of Broadridge Financial Solutions, Inc. as Inspector of Election for the Annual Meeting.

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Results of the Vote

We expect to announce preliminary voting results at the Annual Meeting and publish preliminary or final voting results in a Form 8-K within four business days following the meeting. If only preliminary voting results are available for reporting in the Form 8-K, we will amend the Form 8-K to report final voting results within four business days after the final voting results are known.

Other Information

Proposals for the 2027 Annual Meeting of Stockholders

We will hold the 2027 Annual Meeting only if the Proposed Transaction has not already been completed by the date for which the 2027 Annual Meeting is scheduled.

Proposals for inclusion in our proxy statement

A stockholder who wishes to present a proposal for inclusion in our proxy statement for the 2027 Annual Meeting of Stockholders pursuant to Exchange Act Rule 14a-8 must submit such proposal to the Secretary at our principal executive offices. Proposals must be received no later than the close of business on December 7, 2026, or such other date that we announce in accordance with SEC rules and our By-laws. Proposals must comply with all requirements of Exchange Act Rule 14a-8. Submitting a proposal does not guarantee its inclusion, which is governed by SEC rules and other applicable requirements.

Other stockholder proposals and director nominations

Under the notice provision of our By-laws, for director nominations or other business to be properly brought before an annual meeting by a stockholder where such nominees or business is not to be included in our proxy statement, the stockholder must deliver notice in writing to our Secretary, at our principal executive offices, not later than the close of business on February 19, 2027, nor earlier than the close of business on January 20, 2027. The notice must contain the notice and informational requirements described under Section 1.11 of our By-laws and applicable SEC rules, including, as appropriate, those set forth in Rule 14a-19 of the Exchange Act. The Chair of the meeting may refuse to acknowledge or introduce any stockholder nomination or business if it was not timely submitted or does not comply with our By-laws.

Incorporation by Reference

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing of the Company under the Securities Act or the Exchange Act, the sections of this Proxy Statement entitled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) and “Compensation and Talent Committee Report” shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

Annual Report on Form 10-K

We will provide to stockholders without charge, upon written request, a hard copy of our Form 10-K, including financial statements and financial statement schedules, but without exhibits. We will also furnish to requesting stockholders any exhibit to the Form 10-K upon the payment of reasonable expenses incurred by us in furnishing such exhibit. Requests should be directed to Investor Relations at our principal executive offices or by emailing your request to ir@equitable.com. The Form 10-K, along with all of our other SEC filings, may also be accessed at https://ir.equitableholdings.com or at the website of the SEC at www.sec.gov.

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Forward-Looking Statements

FORWARD-LOOKING STATEMENTS

This Proxy Statement may contain information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “forecasts,” “intends,” “targets,” “plans,” “estimates,” “anticipates,” “goals,” “guidance,” “formidable,” “preliminary,” “objective,” “continue,” “drive,” “improve,” “superior,” “robust,” “positioned,” “resilient,” “vision,” “potential,” “immediate,” and similar expressions or the negative of those expressions or verbs. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Equitable Holdings, Inc. (“Equitable”) and its consolidated subsidiaries. We,” “us”, the “Company” and “our” refer to Equitable and its consolidated subsidiaries, unless the context refers only to Equitable as a corporate entity.

These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others: (i) the ability to repurchase shares (if Holdings decides to do so) within the expected timing or at all; (ii) the ability to complete the Proposed Transaction on the timeframe or in the terms currently anticipated or at all, including due to a failure to obtain requisite stockholder, stock exchange, regulatory, governmental or other approvals; (iii) risks related to difficulties, inabilities or delays in integrating the parties’ businesses; (iv) the ability to realize the anticipated benefits of the Proposed Transaction, including estimated run-rate expense synergies and projected cost savings at the times, and to the extent anticipated, as well as expected, operating earnings and cash flow generation; (v) the occurrence of any event, change or other circumstance that could give rise to the right of either or both parties to terminate the Merger Agreement; (vi) the potential impact of the announcement or consummation of the Proposed Transaction on Holdings or Corebridge’s stock price and on their respective business, contractual and operational relationships (including with regulatory bodies, employees, suppliers, clients and competitors); (vii) risks related to business disruptions from the Proposed Transaction that may harm the business or current plans and operations of either or both parties, including diversion of management time from ongoing business operations; (viii) the risk that the Proposed Transaction and the announcement thereof could have an adverse effect on the ability of either or both parties to hire and retain key personnel; (ix) the parties’ ability to raise debt on favorable terms or at all; (x) the outcome of any legal proceedings that may be instituted against Holdings, Corebridge, their new parent company or their respective directors; (xi) restrictions on the conduct of Holdings and Corebridge’s respective businesses prior to the closing of the Proposed Transaction and on each of their ability to pursue alternatives to the Proposed Transaction; (xii) the possibility that the Proposed Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, or unforeseen or unknown liabilities; (xiii) the potential impact of a downgrade in Holdings or Corebridge’s insurer financial strength ratings or credit ratings or of the new parent company of Holdings and Corebridge following completion of the Proposed Transaction; (xiv) conditions in the financial markets and economy, including the impact of geopolitical conflicts, changes in tariffs and trade barriers, the impact on Holdings of a shutdown of the U.S. government, and related economic conditions, equity market declines and volatility, interest rate fluctuations, impacts on our goodwill and changes in liquidity and access to and cost of capital; (xv) operational factors, including reliance on the payment of dividends to Holdings by its subsidiaries, protection of confidential customer information or proprietary business information, operational failures by us or our service providers, potential strategic transactions, changes in accounting standards, and catastrophic events, such as the outbreak of pandemic diseases; (xvi) credit, counterparties and investments, including counterparty default on derivative contracts, failure of financial institutions, defaults by third parties and affiliates and economic downturns, defaults and other events adversely affecting our investments; (xvii) our reinsurance and hedging programs; (xviii) our products, structure and product distribution, including variable annuity guaranteed benefits features within certain of our products, variations in statutory capital requirements, financial strength and claims-paying ratings, state insurance laws limiting the ability of our insurance subsidiaries to pay dividends and key product distribution relationships; (xix) estimates, assumptions and valuations, including risk management policies and procedures, potential inadequacy of reserves and experience differing from pricing expectations, amortization of deferred acquisition costs and financial models; (xx) our Asset Management segment,

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Forward-Looking Statements

including fluctuations in assets under management and the industry-wide shift from actively-managed investment services to passive services; (xxi) recruitment and retention of key employees and experienced and productive financial professionals; (xxii) subjectivity of the determination of the amount of allowances and impairments taken on our investments; (xxiii) legal and regulatory risks, including federal and state legislation affecting financial institutions, insurance regulation and tax reform; (xxiv) risks related to our common stock; and (xxv) general risks, including strong industry competition, information systems failing or being compromised and protecting our intellectual property.

Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2025 (the “2025 Form 10-K”), filed with the SEC on February 25, 2026, any Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed by the Company with the SEC after the date of the 2025 Form 10-K under the captions “Note Regarding Forward-Looking Statements and Information” or “Risk Factors,” and other filings the Company makes with the SEC. The Company does not undertake any obligation to publicly correct or update any forward-looking statement if the Company later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures the Company makes on related subjects in reports to the SEC.

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Appendix A

APPENDIX A:

NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures

In addition to our results presented in accordance with U.S. GAAP, we report Non-GAAP Operating Earnings and Non-GAAP operating common EPS, each of which is a measure that is not determined in accordance with U.S. GAAP. Management principally uses these Non-GAAP financial measures in evaluating performance because they present a clearer picture of our operating performance and they allow management to allocate resources. Similarly, management believes that the use of these Non-GAAP financial measures, together with relevant U.S. GAAP measures, provide investors with a better understanding of our results of operations and the underlying profitability drivers and trends of our business. These Non-GAAP financial measures are intended to remove from our results of operations the impact of market changes (where there is a mismatch in the valuation of assets and liabilities) as well as certain other expenses which are not part of our underlying profitability drivers or likely to re-occur in the foreseeable future, as such items fluctuate from period-to-period in a manner inconsistent with these drivers. These measures should be considered supplementary to our results that are presented in accordance with U.S. GAAP and should not be viewed as a substitute for the U.S. GAAP measures. Other companies may use similarly titled Non-GAAP financial measures that are calculated differently from the way we calculate such measures. Consequently, our Non-GAAP financial measures may not be comparable to similar measures used by other companies.

We also discuss certain operating measures, including AUM/A and certain other operating measures, which management believes provide useful information about our businesses and the operational factors underlying our financial performance.

Non-GAAP Operating Earnings

Non-GAAP Operating Earnings is an after-tax Non-GAAP financial measure used to evaluate our financial performance on a consolidated basis that is determined by making certain adjustments to our consolidated after-tax net income attributable to Holdings. The most significant of such adjustments relates to our derivative positions, which protect economic value and statutory capital, and the variable annuity product Market Risk Benefits (“MRBs”). This is a large source of volatility in net income.

Non-GAAP Operating Earnings equals our consolidated after-tax net income attributable to Holdings adjusted to eliminate the impact of the following items:

•

Items related to variable annuity product features, which include: (i) changes in the fair value of MRB and purchased MRB, including the related attributed fees and claims, offset by derivatives and other securities used to hedge the MRB which result in residual net income volatility as the change in fair value of certain securities is reflected in other comprehensive income and due to our statutory capital hedge program; and (ii) market adjustments to deposit asset or liability accounts arising from reinsurance agreements which do not expose the reinsurer to a reasonable possibility of a significant loss from insurance risk;

•	Investment (gains) losses, which includes credit loss impairments of securities/investments, sales or disposals of securities/investments, realized capital gains/losses and valuation allowances;

•

Net actuarial (gains) losses, which includes actuarial gains and losses as a result of differences between actual and expected experience on pension plan assets or projected benefit obligation during a given period related to pension, other postretirement benefit obligations, and the one-time impact of the settlement of the defined benefit obligation;

•

Other adjustments, which primarily include restructuring costs related to severance and separation, lease write-offs related to non-recurring restructuring activities, net derivative gains (losses) on certain Non-GMxB derivatives, net investment income from certain items including consolidated VIE investments, seed capital mark-to-market adjustments, unrealized gain/losses and realized capital gains/losses from sales or disposals of select securities,

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Appendix A

certain legal accruals; a bespoke deal to repurchase UL policies from one entity that had invested in numerous policies purchased in the life settlement market, which disposed of the risk of additional COI litigation by that entity related to those UL policies, impact of the annual actuarial assumption updates attributable to LFPB when the majority of the impact relates to the non-core business; and

•

Income tax expense (benefit) related to the above items and non-recurring tax items, which includes the effect of uncertain tax positions for a given audit period and changes to the deferred tax valuation allowance.

In the third quarter of 2025, the Company updated its net investment income (“NII”) segment reporting to better align with our GAAP segments, as well as the reporting of our spread lending programs’ income and expenses. Previously, direct and allocated segment NII were recorded based on assets tied to statutory asset tagging and net statutory liabilities for allocation. To better align with our GAAP segments, the Company changed the recording methodology for direct NII. It is now based on the book yields of assets tied to specific segments, considering general account values plus reserves, net of embedded derivatives. Indirect NII, which was previously allocated based on net statutory liabilities, is now allocated based on general account values and reserves, net of embedded derivatives. Additionally, revenues and expenses from our spread lending programs are now primarily recorded within the Retirement segment. Previously, spread lending revenues and expenses were recorded in Corporate and Other, with the excess of revenues over expenses allocated to the insurance segments based on net statutory liabilities. Prior periods have been revised to reflect these changes.

Because Non-GAAP Operating Earnings excludes the foregoing items that can be distortive or unpredictable, management believes that this measure enhances the understanding of the Company’s underlying drivers of profitability and trends in our business, thereby allowing management to make decisions that will positively impact our business.

We use the prevailing corporate federal income tax rate of 21% while taking into account any non-recurring differences for events recognized differently in our financial statements and federal income tax returns as well as partnership income taxed at lower rates when reconciling Net income (loss) attributable to Holdings to Non-GAAP Operating Earnings.

The table below presents a reconciliation of net income (loss) attributable to Holdings to Non-GAAP Operating Earnings:

	Year Ended December 31,
(in millions)	2025	2024

Net income attributable to Holdings	$(1,380)	$1,280
Adjustments related to:
Variable annuity product features(1)	2,381	637
Investment losses(2)	1,339	133
Net actuarial losses related to pension and other postretirement benefit obligations	50	60
Other adjustments(3)(4)(5)	(75)	93
Income tax expense (benefit) related to above adjustment	(776)	(194)
Non-recurring tax (benefit) expense items	202	(5)
Non-GAAP Operating Earnings	$1,741	$2,004

(1)

As a result of the novation of certain Legacy VA policies completed during the first quarter of 2025, the Company recorded a loss of $499 million in pre-tax net income and an increase of $263 million in pre-tax AOCI, for a total impact loss of $236 million for the year ended December 31, 2025.

(2)	Includes $1.1 billion as a result of assets transferred related to the reinsurance transaction with RGA for the year ended December 31, 2025.

(3)

Includes a gain of $304 million on Non-VA derivatives for the year ended December 31, 2025. Also includes $6 million of expense related to a disputed billing practice of an AB third-party service provider for the year ended December 31, 2025, and certain gross legal expenses related to the COI litigation of $106 million for the year ended December 31, 2024.

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Appendix A

(4)	For the year ended December 31, 2024, includes $82 million of the gain on sale on AB’s Bernstein Research Service attributable to Holdings.

(5)

For the year ended December 31, 2024, includes $78 million contingent payment gain recognized related to a fair value remeasurement of the contingent payment liability associated with AB’s acquisition of CarVal in 2022.

Non-GAAP EPS

Non-GAAP EPS or Non-GAAP Operating Earnings Per Share is calculated by dividing Non-GAAP Operating Earnings less preferred stock dividends by diluted common shares outstanding.

	Year Ended December 31,
(per share amounts)	2025	2024

Net income (loss) attributable to Holdings	$(4.63)	$3.94
Less: Preferred stock dividend	0.20	0.25
Net Income (loss) available to common stockholders	(4.83)	3.69
Adjustments related to:
Variable annuity product features(1)	7.99	1.96
Investment (gains) losses(2)	4.49	0.41
Net actuarial (gains) losses related to pension and other postretirement benefit obligations	0.17	0.19
Other adjustments(3)(4)(5)	(0.26)	0.29
Income tax expense (benefit) related to above adjustments	(2.60)	(0.60)
Non-recurring tax items	0.68	(0.02)
Non-GAAP Operating Earnings	$5.64	$5.92

(1)	As a result of the novation of certain Legacy VA policies completed during the first quarter of 2025, the Company recorded a loss of $1.67 for the year ended December 31, 2025.

(2)	Includes $3.84 as a result of assets transferred related to the reinsurance transaction with RGA for the year ended December 31, 2025.

(3)

Includes a gain of $1.02 on Non-VA derivatives for the year ended December 31, 2025. Also includes $0.02 of expense related to a disputed billing practice of an AB third-party service provider for the year ended December 31, 2025, and certain gross legal expenses related to the COI litigation of $0.33 for the year ended December 31, 2024.

(4)	For the year ended December 31, 2024, includes $0.25 of the gain on sale on AB’s Bernstein Research Service attributable to Holdings.

(5)

For the year ended December 31, 2024, includes $0.24 contingent payment gain recognized in connection with a fair value remeasurement of the contingent payment liability associated with AB’s acquisition of CarVal in 2022.

Book Value per common share, excluding AOCI

We use the term “book value” to refer to total equity attributable to Holdings’ common stockholders. Book Value per common share, excluding AOCI, is our total equity attributable to Holdings, excluding AOCI and preferred stock, divided by ending common shares outstanding.

	December 31, 2025	December 31, 2024
Book value per common share	$(4.03)	$0.19
Per share impact of AOCI	22.17	28.11
Book Value per common share, excluding AOCI	$18.14	$28.30

Other Operating Measures

We also use certain operating measures which management believes provide useful information about our businesses and the operational factors underlying our financial performance.

Account Value (“AV”)

Account value generally equals the aggregate policy account value of our retirement products.

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Appendix A

Assets Under Management (“AUM”)

AUM means investment assets that are managed by one of our subsidiaries and includes: (i) assets managed by AB, (ii) the assets in our General Account investment portfolio and (iii) the separate account assets of our Retirement and Life businesses. Total AUM reflects exclusions between segments to avoid double counting.

Assets Under Administration (“AUA”)

AUA means advisory and brokerage investment assets included in the Company’s Wealth Management segment.

Segment net flows

Net change in segment customer account balances in a period including, but not limited to, gross premiums, surrenders, withdrawals and benefits. It excludes investment performance, interest credited to customer accounts and policy charges.

116	Notice of Annual Meeting of Stockholders and 2026 Proxy Statement

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EQUITABLE HOLDINGS, INC. 1345 AVENUE OF THE AMERICAS NEW YORK, NY 10105 ATTN: STELLA LEE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on September 22, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/EQH2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on September 22, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: T02925-P56650 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY EQUITABLE HOLDINGS, INC. The Board of Directors recommends you vote FOR each of the nominees for election in Proposal 1: 1. Election of nine directors for a one-year term ending at the 2027 Annual Meeting of Stockholders: Nominees: For Against Abstain 1a. Douglas Dachille The Board of Directors recommends you vote FOR For Against Abstain Proposals 2 and 3. 1b. Francis A. Hondal 2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2026. 1c. Arlene Isaacs-Lowe 1d. Daniel G. Kaye 3. Advisory vote to approve the compensation paid to our named executive officers. 1e. Joan Lamm-Tennant NOTE: Any such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof will be voted on by the proxies in their discretion. 1f. Craig MacKay 1g. Mark Pearson 1h. George Stansfield 1i. Charles G.T. Stonehill Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Proxy Statement are available at www.proxyvote.com. T02926-P56650 EQUITABLE HOLDINGS, INC. Annual Meeting of Stockholders September 23, 2026 12:00 PM ET This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Kurt W. Meyers and Ralph Petruzzo or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of EQUITABLE HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held live via the Internet at 12:00 PM, ET on September 23, 2026, and any adjournment or postponement thereof. You can virtually attend the meeting online by visiting www.virtualshareholdermeeting.com/EQH2026. This proxy, when properly executed, will be voted as directed by the stockholders. If no such direction is made, this proxy will be voted “For” election to the Board of Directors of the nominees listed under Proposal 1, and “For” Proposals 2, and 3, and in the discretion of the proxies with respect to any other matters that may properly come before this annual meeting and all adjournment(s) and postponement(s) thereof. Continued and to be signed on reverse side